Subject to Completion

Asset Backed Securities Corporation has filed a registration statement (including a prospectus) on Form S-3 Registration No. 333-131465) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Asset Backed Securities Corporation has filed with the SEC for more complete information about Asset Backed Securities Corporation and this offering. You may obtain the documents we have filed with the SEC for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Asset Backed Securities Corporation, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-221-1037.

Free Writing Prospectus

$935,462,000
(Approximate)

DLJ Mortgage Capital, Inc.

Sponsor and Seller

Asset Backed Securities Corporation

Depositor

Option One Mortgage Corporation

Servicer

Asset Backed Securities Corporation

Home Equity Loan Trust, Series OOMC 2006-HE3

Issuing Entity

Asset Backed Pass-Through Certificates, Series OOMC 2006-HE3

The Trust

The trust will consist primarily of a pool of subprime, fully amortizing and balloon, interest-only, fixed-rate and adjustable-rate mortgage loans secured by first and second liens on residential properties.

Offered Certificates

The trust will issue the following classes of offered certificates:

·

5 classes of Class A Certificates and

·

9 classes of Offered Mezzanine Certificates.

The certificates will represent interests in the trust fund only and will not represent the interest in or obligations of any other entity.  The offered certificates are listed, together with their initial class principal amounts and interest rates, in the table under “The Certificates” on pages 8 and 9 of this free writing prospectus.  Principal and interest, as applicable, on the offered certificates will be paid monthly.  The first distribution date is May 25, 2006.

Credit Enhancement

Credit enhancement for all of these certificates will be provided by excess interest, overcollateralization, subordination and a swap agreement.

You should consider carefully the risk factors beginning on page 16 in this free writing prospectus.

Credit Suisse Securities (USA) LLC, as underwriter, will buy the Class A and Offered Mezzanine Certificates from the depositor at a price equal to approximately  99.85% of the aggregate certificate principal balance of the offered certificates, before deducting expenses estimated to be approximately $675,000.  The underwriter will sell the offered certificates from time to time in negotiated transactions at varying prices to be determined at the time of sale.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking société anonyme Luxembourg and the Euroclear System on or about April 17, 2006.

Credit Suisse

March 27, 2006

Important Notice about information presented in this free writing prospectus and the accompanying prospectus

You should rely only on the information contained in this document.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this free writing prospectus or the accompanying prospectus, attached hereto as Appendix 1 to this free writing prospectus, is accurate as of any date other than the date on the front of this document.

Asset Backed Securities Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-131465.  Before you invest, you should read the prospectus in that registration statement and other documents Asset Backed Securities Corporation has filed with the SEC for more complete information about Asset Backed Securities Corporation and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, Asset Backed Securities Corporation, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates until we have accepted your offer to purchase Offered Certificates.  We will not accept any offer by you to purchase Offered Certificates, and you will not have any contractual commitment to purchase any of the Offered Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Offered Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

·

the accompanying prospectus, attached hereto as Appendix 1 to this free writing prospectus, which provides general information, some of which may not apply to this series of certificates; and

·

this free writing prospectus, which describes the specific terms of this series of certificates.

This free writing prospectus and the prospectus, attached hereto as Appendix 1, include cross-references to captions in these materials where you can find further related discussions.  The following table of contents provides pages on which these captions are located.  You can find an index of defined terms beginning on page 151 of this free writing prospectus.

This document constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)

in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Belgium

The information contained in this preliminary prospectus supplement may not be disclosed to the public in Belgium.  The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of €50,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors as defined in Article 2.1(e)(i) to (iii) of Directive 2003/71/EC or as referred to in Article 3, 2° of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account.

This preliminary prospectus supplement has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor the Bank-, Financie- en Assurantiewezen) and accordingly may not be used in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

Hong Kong Warning

The contents of this document have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.  This preliminary prospectus supplement has not been authorized by the Securities and Futures Commission and therefore the securities may not be offered or sold in Hong Kong by means of this preliminary prospectus supplement or any other document other than:  (a) to “professional investors” as such term is defined in the Securities and Futures Ordinance, Cap.  571 of the laws of Hong Kong (“SFO”); or (b) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO.  Offers of the securities will not be and may not be made to any person in Hong Kong other than a person to whom this preliminary prospectus supplement has been issued by or on behalf of the issuer and who meets the criteria described in (a) or (b) above.  No person to whom this preliminary prospectus supplement is given may issue, circulate or distribute it in Hong Kong or make or give a copy of this preliminary prospectus supplement to any person.

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

PAGE
SUMMARY	6
RISK FACTORS	17
THE MORTGAGE POOL	26
THE SPONSOR AND THE SELLER	72
STATIC POOL INFORMATION	72
THE DEPOSITOR	72
THE ISSUING ENTITY	73
THE ORIGINATOR	73
THE SERVICER	77
THE LOAN PERFORMANCE ADVISOR	83
THE SWAP COUNTERPARTY	83
DESCRIPTION OF THE CERTIFICATES	85
THE POOLING AGREEMENT	119
FEES AND EXPENSES OF THE TRUST	129
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	130
FEDERAL INCOME TAX CONSEQUENCES	159
ERISA CONSIDERATIONS	162
LEGAL INVESTMENT CONSIDERATIONS	163
LEGAL MATTERS	164
RATINGS	164
LEGAL PROCEEDINGS	165
AFFILIATIONS AND RELATED TRANSACTIONS	165
INDEX OF DEFINED TERMS	166
ANNEX I	1
ANNEX II	II-1

SUMMARY

·

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offering of the certificates, read carefully this entire document and the prospectus, attached hereto as Appendix 1 to this free writing prospectus.

·

This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the prospectus attached hereto. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

Issuer	Asset Backed Securities Corporation Home Equity Loan Trust, Series OOMC 2006-HE3

Securities	Asset Backed Pass-Through Certificates, Series OOMC 2006-HE3

Depositor	Asset Backed Securities Corporation

Issuing Entity

Asset Backed Securities Corporation Home Equity Loan Trust, Series OOMC 2006-HE3, a common law trust formed under the laws of the state of New York, referred to in this free writing prospectus as the trust.

Sponsor and Seller	DLJ Mortgage Capital, Inc.

Servicer	Option One Mortgage Corporation

Originator	Option One Mortgage Corporation.

Trustee	U.S. Bank National Association.

Custodian	Wells Fargo Bank, N.A.

Swap Counterparty	Credit Suisse International.

Loan Performance Advisor	MortgageRamp, Inc.

Mortgage Pool

On the closing date the trust will acquire approximately 4,871 fixed-rate and adjustable-rate mortgage loans (which are referred to in this free writing prospectus as the mortgage loans) with an aggregate principal balance of approximately $965,389,463 as of the cut-off date, secured by first and second liens on residential properties.

Cut-off Date.	April 1, 2006.

Closing Date.	On or about April 17, 2006.

Distribution Date.	Beginning on May 25, 2006, and thereafter on the 25th day of each month, or if the 25th day is not a business day, on the next business day.

Determination Date	The 15th day of the calendar month in which a distribution date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

Servicer Remittance Date	The 21st day of each month or, if such 21st day is not a business day, the business day immediately following such date.

Assumed Final Distribution Date	March 25, 2036. The actual final distribution date could be substantially earlier.

Form of offered certificates	Book-entry.

Minimum denominations	With respect to all classes of offered certificates $25,000 and integral multiples of $1 in excess thereof.

The Certificates

Class	Initial Principal Balance(1)	Pass-Through Rate	Initial Rating (S&P/Moody’s/ Fitch) (2)	Assumed Final Distribution Date(3)	Expected Final Distribution Date(4)	Designation

Offered Certificates:
A1	$192,683,000	Floating(5)	AAA/Aaa/AAA	March 25, 2036	July 25, 2012	Senior
A2	$187,698,000	Floating(5)	AAA/Aaa/AAA	March 25, 2036	July 25, 2012	Senior
A3	$191,805,000	Floating(5)	AAA/Aaa/AAA	March 25, 2036	February 25, 2008	Senior
A4	$165,310,000	Floating(5)	AAA/Aaa/AAA	March 25, 2036	July 25, 2012	Senior
A5	$25,644,000	Floating(5)	AAA/Aaa/AAA	March 25, 2036	July 25, 2012	Senior
M1	$70,472,000	Floating(5)	AA/Aa2/AA	March 25, 2036	April 25, 2012	Mezzanine
M2	$19,309,000	Floating(5)	AA-/Aa3/AA	March 25, 2036	July 25, 2012	Mezzanine
M3	$16,412,000	Floating(5)	AA-/A1/AA-	March 25, 2036	July 25, 2012	Mezzanine
M4	$15,446,000	Floating(5)	A+/A2/A+	March 25, 2036	July 25, 2012	Mezzanine
M5	$13,998,000	Floating(5)	A/A3/A	March 25, 2036	July 25, 2012	Mezzanine
M6	$13,515,000	Floating(5)	BBB+/Baa1/BBB+	March 25, 2036	July 25, 2012	Mezzanine
M7	$11,585,000	Floating(5)	BBB/Baa2/BBB	March 25, 2036	July 25, 2012	Mezzanine
M8	$6,758,000	Floating(5)	BBB-/Baa3/BBB-	March 25, 2036	July 25, 2012	Mezzanine
M9	$4,827,000	Floating(5)	BBB-/Ba1/BBB-	March 25, 2036	July 25, 2012	Mezzanine
Total Offered Certificates:	$935,462,000

Non-Offered Certificates:
M10	$9,654,000	Floating(5)	BB+/Ba2/BB+	March 25, 2036	July 25, 2012	Mezzanine
M11	$7,724,000	Floating(5)	BB/NR/BB	March 25, 2036	January 25, 2012	Mezzanine
X	N/A(6)	N/A	Not Rated	March 25, 2036	March 25, 2036	Subordinate
P	$100	N/A(7)	Not Rated	March 25, 2036	March 25, 2036	Prepayment Premium Only
R	N/A(8)	N/A	Not Rated	March 25, 2036	March 25, 2036	Residual
Total Non-Offered Certificates:	$17,378,100

Total Certificates:	$952,840,100

(1)

The certificates are subject to a variance of no more than 5% prior to their issuance.

(2)

See “Ratings” in this free writing prospectus.

(3)

The Assumed Final Distribution Date will be calculated as described in this free writing prospectus under “Description of Certificates— Assumed Final Distribution Date.”

(4)

The Expected Final Distribution Date will be calculated as described in this free writing prospectus under “Description of Certificates— Expected Final Distribution Date.”

(5)

The pass-through rate on this class of certificates may change from distribution date to distribution date based on LIBOR (the London Interbank Offered Rate, as described in “Description of Certificates—Calculation of the Certificate Index”), is subject to a cap and will increase on the first distribution date after the Class X Certificateholder is first permitted to direct the servicer to exercise the optional termination of the trust.  See “Payments on the Offered Certificates—Interest Payments” and “Description of the Certificates—Pass-Through Rates” in this free writing prospectus.

(6)

These certificates will not have a certificate principal balance.

(7)

The Class P Certificates will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

(8)

The Class R Certificates will not have a certificate principal balance and are the class of certificates representing the residual interests in the trust.

Transaction Participants

On the closing date, the mortgage loans that support the certificates will be sold by DLJ Mortgage Capital, Inc., the sponsor and seller of the securitization transaction, to Asset Backed Securities Corporation, the depositor.  On the closing date, the depositor will sell the mortgage loans and related assets to the trust.  In exchange for the mortgage loans and related assets, the trust will issue the certificates pursuant to the order of the depositor.

The sponsor purchased the mortgage loans directly from the originator who either originated the mortgage loans or purchased the mortgage loans through correspondent or broker channels.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

·

Offered Certificates

Class A Certificates and Offered Mezzanine Certificates.

·

Class A Certificates

Class A1 Certificates, Class A2 Certificates, Class A3 Certificates, Class A4 and Class A5 Certificates.

·

Senior Certificates

Class A Certificates.

·

Mezzanine Certificates

Class M1 Certificates, Class M2 Certificates, Class M3 Certificates, Class M4 Certificates, Class M5 Certificates, Class M6 Certificates, Class M7 Certificates, Class M8 Certificates, Class M9 Certificates, Class M10 Certificates and Class M11 Certificates.

·

Offered Mezzanine Certificates

Mezzanine Certificates, other than the Class M10 Certificates and the Class M11 Certificates.

·

LIBOR Certificates

Class A Certificates and Mezzanine Certificates.

·

Subordinate Certificates

Mezzanine Certificates, Class X Certificates and Class R Certificates.

·

Residual Certificates

Class R Certificates.

·

Book-Entry Certificates

Class A Certificates and Mezzanine Certificates.

·

Physical Certificates

Class X Certificates, Class P Certificates and Class R Certificates.

Mortgage Loans

On the closing date the trust will acquire a mortgage pool that generally consists of first and second lien, fully amortizing and balloon, interest-only, fixed-rate and adjustable-rate mortgage loans, referred to in this free writing prospectus as the mortgage loans.

The mortgage loans will be divided into three subgroups:  subgroup 1, which will consist of 1,435 mortgage loans that have original principal balances that conform to Fannie Mae or Freddie Mac guidelines and an aggregate cut-off date principal balance of $243,748,407; subgroup 2, which will consist of 1,269 mortgage loans that have original principal balances that conform to Fannie Mae or Freddie Mac guidelines and an aggregate cut-off date principal balance of $237,442,825; and subgroup 3, which will consist of 2,167 mortgage loans that have original principal balances that may or may not conform to Fannie Mae or Freddie Mac guidelines and an aggregate cut-off date principal balance of $484,198,232.

The mortgage loans in the aggregate have the following characteristics (with all figures being approximate):

Total Number of Mortgage Loans	4,871
Aggregate Cut-off Date Principal Balance of the Mortgage Loans	$965,389,463
Mortgage Loans with Prepayment Premiums (by principal balance):	71.55%
Range of Original Term to Stated Maturity:	180 months to 360 months
Weighted Average Remaining Term to Stated Maturity:	356 months
Range of Original Principal Balances:	$15,000 to $1,875,000
Average Original Principal Balance:	$198,520
Range of Outstanding Principal Balances:	$14,880 to $1,870,130
Average Outstanding Principal Balance:	$198,191
Current Range of Loan Rates:	5.000% to 13.800%
Current Weighted Average Loan Rate:	8.097%
Current Weighted Average Net Loan Rate:	7.797%
Weighted Average Gross Margin of the Adjustable-Rate Mortgage Loans:	6.287%
Weighted Average Maximum Loan Rate of the Adjustable-Rate Mortgage Loans:	13.971%
Weighted Average Initial Periodic Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	2.990%
Weighted Average Time Until Next Adjustment Date of the Adjustable-Rate Mortgage Loans:	23 months
First Lien Mortgage Loans:	95.73%
Geographic Concentrations in Excess of 5%:
California	27.00%
Florida	10.60%
New York	9.59%
Massachusetts	7.69%
Fixed-rate Mortgage Loans:	18.84%

In the event of a material breach of a representation and warranty made by the seller or the originator with respect to a mortgage loan, or in the event that a required loan document is not included in the mortgage file for a mortgage loan, the seller or the originator, as applicable, will be required to either cure the breach in all material respects, substitute a new mortgage loan for the affected mortgage loan or repurchase the mortgage loan from the trust.

See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans” in this free writing prospectus.

Payments on the Offered Certificates

Interest Payments

The initial pass-through rates for the LIBOR Certificates will be calculated at the per annum rate of one-month LIBOR plus the related margin indicated below, subject to the limitations described in this free writing prospectus.

In addition, if the Class X certificateholder (if such certificateholder is not an affiliate of the depositor or the seller) fails to exercise the option to terminate the trust on the earliest permitted date as described below under “—Optional Termination,” the pass-through rates on the LIBOR Certificates will then increase to the per annum rate of one-month LIBOR plus the related “post-call” margin indicated below, subject to the limitations described in this free writing prospectus.

Class of Certificates	Initial Margin	Post-Call Margin
Class A1	_____%	_____%
Class A2	_____%	_____%
Class A3	_____%	_____%
Class A4	_____%	_____%
Class A5	_____%	_____%
Class M1	_____%	_____%
Class M2	_____%	_____%
Class M3	_____%	_____%
Class M4	_____%	_____%
Class M5	_____%	_____%
Class M6	_____%	_____%
Class M7	_____%	_____%
Class M8	_____%	_____%
Class M9	_____%	_____%
Class M10	_____%	_____%
Class M11	_____%	_____%

We refer you to “Description of the Certificates —Pass-Through Rates” in this free writing prospectus for additional information.

Interest payable on the certificates accrues during an accrual period.  The accrual period for the LIBOR Certificates for any distribution date is the period from the previous distribution date or, in the case of the first accrual period, from the closing date, to the day prior to the current distribution date.  Interest will be calculated for the LIBOR Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

On each distribution date, the certificateholders will be entitled to (i) interest at the applicable pass-through rate on the outstanding certificate principal balance immediately prior to that distribution date and (ii) any interest due on a prior distribution date that was not paid plus interest on such amount of unpaid interest.

Swap Agreement

The trustee, on behalf of the supplemental interest trust, will enter into a swap agreement with the swap counterparty as described in this free writing prospectus on the closing date.  Under the swap agreement, on the swap payment date beginning in May 2006 and until the swap payment date in April 2011 , (i) the supplemental interest trust will be obligated to make a payment to the swap counterparty at a rate equal to 5.21% per annum and (ii) the swap counterparty will be obligated to make payments to the supplemental interest trust, for the benefit of the holders of the LIBOR Certificates, at a rate equal to one-month LIBOR (as determined in accordance with the swap agreement), in each case on the product of the swap notional amount, the factor for the related period and the applicable day count fraction.  Payments under the swap agreement will be made on a net basis.

We refer you to “Description of the Certificates— The Swap Agreement” in this free writing prospectus for additional information.

Principal Payments

Principal will be distributed to holders of the LIBOR Certificates on each distribution date in the amounts described in this free writing prospectus under “Description of the Certificates—Allocation of Available Funds.”

The amount of principal distributable on the LIBOR Certificates on any distribution date will be determined by:

·

funds actually received or advanced on the mortgage loans that are available to make principal distributions on the certificates; and

·

the amount of excess interest available to pay principal on the LIBOR Certificates as described below.

·

amounts available under the swap agreement to cover certain realized losses on the mortgage loans.

Payments of principal on the Class A1 Certificates will generally come from the payments of principal on the subgroup 1 mortgage loans.  Payments of principal on the Class A2 Certificates will generally come from the payments of principal on the subgroup 2 mortgage loans.  Payments of principal on the Class A3 Certificates, Class A4 Certificates and Class A5 Certificates will generally come from the payments of principal on the subgroup 3 mortgage loans.  Payments of principal on the Mezzanine Certificates will come from payments of principal on all the mortgage loans.

The manner of distributing principal among the classes of LIBOR Certificates will differ, as described in this free writing prospectus, depending generally upon whether a distribution date occurs before the distribution date in May 2009 or on or after that date, and depending upon the loss and delinquency performance of the mortgage loans.

We refer you to “Description of the Certificates” in this free writing prospectus for additional information.

Advances

The servicer will make cash advances to cover delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances are recoverable from future payments on those mortgage loans.  In the event that a balloon loan is not paid in full on its maturity date, the servicer will be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless the servicer determines that the advance would not be recoverable.  In no event will the servicer be obligated to advance the balloon payment due on any balloon loan.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

We refer you to “The Pooling Agreement—Advances” in this free writing prospectus for additional information.

Optional Termination

The Class X Certificateholder (if such Certificateholder is not an affiliate of the depositor or seller) at its option, may direct the servicer to purchase on behalf of the Class X Certificateholder all of the mortgage loans, together with any real estate properties in respect of such mortgage loans acquired by the trust, and retire the certificates on any distribution date when the current principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

If the Class X Certificateholder does not exercise its option to direct the servicer to purchase the mortgage loans on such distribution date as described above, the servicer will be entitled to exercise the option, as described in the pooling and servicing agreement.  If no entity exercises this option on the first such distribution date, the margins of the LIBOR Certificates will be increased as described in this free writing prospectus.

We refer you to “The Pooling Agreement—Optional Termination” and “Description of the Certificates—Pass-Through Rates” in this free writing prospectus for additional information.

Credit Enhancement

1.

Subordination

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of the Mezzanine Certificates with a lower payment priority will be subordinated to the rights of holders of the Mezzanine Certificates with a higher payment priority, in each case, to the extent described in this free writing prospectus.

Subordination is intended to enhance the likelihood of regular distributions of interest and principal on the more senior certificates and to afford those certificates protection against realized losses on the mortgage loans.

We refer you to “Description of the Certificates—Credit Enhancement” in this free writing prospectus for additional information.

2.

Overcollateralization

As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate principal balance of the LIBOR Certificates and the Class P Certificates in an amount equal to approximately 1.30% of the aggregate principal balance of the mortgage loans as of the cut-off date.  This feature is referred to as overcollateralization.  The mortgage loans owned by the trust bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the LIBOR Certificates and to pay the fees and expenses of the trust.  This excess interest will be applied, if necessary, to pay principal on the LIBOR Certificates in order to maintain the required level of overcollateralization.  The required level of overcollateralization may decrease over time.  We cannot assure that sufficient excess interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

We refer you to “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus for additional information.

3.

Excess Interest

The mortgage loans owned by the trust bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the LIBOR Certificates and to pay the fees and expenses of the trust.  The excess interest from the mortgage loans each month will be available to maintain overcollateralization at required levels and to absorb realized losses on the mortgage loans as described in the pooling and servicing agreement.

We refer you to “Description of the Certificates—Allocation of Available Funds” and “—Overcollateralization Provisions” in this free writing prospectus for additional information.

4.

Allocation of Losses

If on any distribution date there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus, then realized losses on the mortgage loans will be allocated to the Mezzanine Certificates.  If realized losses on the mortgage loans are allocated to the Mezzanine Certificates, they will be allocated first to the class of Mezzanine Certificates with the highest numerical designation until the certificate principal balance thereof has been reduced to zero and then to the class of Mezzanine Certificates with the next highest numerical designation.  The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class A1, Class A2, Class A3, Class A4, Class A5 or Class P Certificates; however, investors in Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates should realize that under certain loss scenarios there will not be enough principal and interest on the mortgage loans on a distribution date to pay the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates all interest and principal amounts to which those certificates are then entitled.

Any realized losses allocated to a class of Mezzanine Certificates will generally cause a permanent reduction to its certificate principal balance.  However, the amount of any realized losses allocated to any or all of the Mezzanine Certificates may be reimbursed to the holders of these certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

We refer you to “Description of the Certificates —Allocation of Losses; Subordination” in this free writing prospectus for additional information.

5.

Swap Agreement

In certain circumstances, payments made to the supplemental interest trust under the swap agreement may be available to cover certain realized losses on the mortgage loans.

We refer you to “Description of the Certificates— Swap Agreement” in this free writing prospectus for additional information.

Fees and Expenses

Before distributions are made on the certificates, the servicer will be paid a monthly fee calculated at a per annum rate equal to 0.30% through February 2007, 0.40% from March 2007 through October 2008 and 0.65% thereafter on the total principal balance of the mortgage loans (subject to reduction as described in this free writing prospectus), collected from interest collections on the mortgage loans, plus all servicing-related fees collected from mortgagors.  The loan performance advisor will receive as compensation a monthly fee calculated at 0.0150% per annum on the total principal balance of the mortgage loans.

See “Fees and Expenses of the Trust Fund” in this free writing prospectus.

Tax Status

For federal income tax purposes, a specified portion of the trust will be treated as multiple real estate mortgage investment conduits (REMICs).  The LIBOR Certificates will represent ownership of regular interests in the master REMIC, along with certain contractual rights and obligations.  The REMIC regular interests will generally be treated as representing ownership of debt for federal income tax purposes.  Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the certificateholders’ usual methods of accounting.  The LIBOR Certificates may be treated as having an ownership interest in the Net WAC Reserve Fund, the swap agreement and the supplemental interest trust.  For federal income tax purposes, the Class R Certificates will represent ownership of residual interests in the REMICs.

We refer you to “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the prospectus for additional information.

ERISA Considerations

Generally, all of the certificates offered by this free writing prospectus may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.  However, offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this free writing prospectus under “ERISA Considerations.”

We refer you to “ERISA Considerations” in this free writing prospectus and “ERISA Considerations” in the prospectus for additional information.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment Considerations” in this free writing prospectus and “Legal Investment” in the prospectus for additional information.

Ratings

When issued, the offered certificates will receive ratings that are not lower than those listed in the table beginning on page 8 of this free writing prospectus.  The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions from the underlying mortgage loans to which they are entitled.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans.  For example, the rate of prepayments, if different from the rate originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this free writing prospectus.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus, attached hereto as Appendix 1.

The underwriting standards of the originator are not as stringent as those of Fannie Mae and Freddie Mac, which may result in losses

The originator’s underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of that property as collateral for the mortgage loan and the applicant’s credit standing and ability to repay.  The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property.  While the primary consideration in underwriting a mortgage loan is the value and adequacy of the mortgaged property as collateral, the originator also considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.  The originator’s underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator’s loan-to-value ratio determination.

The mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.

As a result of these underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner.  We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

The balloon loans in the mortgage pool have a greater degree of risk of default

Approximately 24.59% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) will not fully amortize over their terms to maturity and, thus, will require principal payments at their stated maturity, which may be substantially greater than the monthly payments otherwise due on such mortgage loans (i.e., balloon payments).  Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend on the mortgagor’s ability either to timely refinance the mortgage loan or to timely sell the mortgaged property.  The ability of a mortgagor to refinance the mortgage loan or sell the related mortgaged property will be affected by a number of factors, including:

·

the level of available mortgage interest rates at the time of refinancing or sale;

·

the mortgagor’s equity in the related mortgaged property;

·

prevailing general economic conditions; and

·

the availability of credit for residential properties generally.

Unpredictability of prepayments may adversely affect your yield

Borrowers may prepay their mortgage loans in whole or in part at any time.  We cannot predict the rate at which borrowers will repay their mortgage loans.  A prepayment of a mortgage loan will result in accelerated payments of principal on the certificates.

·

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

·

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

·

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans may decrease.

·

Approximately 69.74% of the subgroup 1 mortgage loans, approximately 70.37% of the subgroup 2 mortgage loans and approximately 73.04% of the subgroup 3 mortgage loans (in each case, by aggregate principal balance of the related subgroup as of the cut-off date) require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from inception to 36 months from the date of origination of that mortgage loan.  A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

·

The originator or the seller, as applicable, may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured.  In addition, the servicer or the holder of the Class X Certificates, as applicable, has the option to purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this free writing prospectus and the pooling and servicing agreement.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

·

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

·

The overcollateralization provisions may result in an accelerated rate of principal distributions to holders of the more senior classes of offered certificates.

See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Credit enhancement for the offered certificates may be inadequate

The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular payments of interest and principal, as applicable.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Excess interest generated by the mortgage loans may be insufficient to maintain overcollateralization

We expect the mortgage loans to generate more interest than is needed to pay interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust.  Any excess interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used, if necessary, to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the mortgage loans will generate.

·

Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

·

Every time a mortgage loan is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

·

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required distributions on the certificates.

·

Approximately 82.45% of the subgroup 1 mortgage loans, approximately 84.00% of the subgroup 2 mortgage loans and approximately 79.12% of the subgroup 3 mortgage loans (in each case, by aggregate principal balance of the mortgage loans of the related subgroup as of the cut-off date) are adjustable-rate mortgage loans.  The first adjustment of the loan rates for approximately 75.14%, 1.52%, 5.72% and 0.07% of the subgroup 1 mortgage loans, approximately 78.31%, 2.09%, 3.48% and 0.02% of the subgroup 2 mortgage loans and approximately 71.92%, 2.16%, 5.01% and 0.03% of the subgroup 3 mortgage loans (in each case, by aggregate principal balance of the mortgage loans of the related subgroup as of the cut-off date) will not occur for two years, three years, five years or fifteen years, respectively, after the date of origination.  As a result, the pass-through rates on the LIBOR Certificates may increase relative to the interest rates on the mortgage loans, or may remain constant as the interest rates on the mortgage loans decline.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR Certificates.

·

Until the swap payment date in April 2011, if one-month LIBOR (as determined in accordance with the swap agreement) does not exceed 5.21% per annum, the trust swap payment may exceed the counterparty payment, and such excess will be distributed to the swap counterparty under the swap agreement and will not be available for distribution to the certificateholders and will reduce the amount of excess interest available, if any.

Mortgage loan rates may adversely affect the yield on the LIBOR Certificates

The LIBOR Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit.  The limit on the pass-through rates on such LIBOR Certificates, in general, is based on the weighted average of the interest rates on the related mortgage loans net of certain fees and expenses of the trust, as adjusted for net trust swap payments.  The loan rates on the mortgage loans are either fixed-rate or adjust based on a six-month LIBOR index after an initial fixed-rate period.  All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their interest rates.  As a result, the LIBOR Certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

A variety of factors could limit the pass-through rates on the LIBOR Certificates and may adversely affect the yields to maturity on such LIBOR Certificates.  Some of these factors are described below.

·

The pass-through rates for the LIBOR Certificates adjust monthly while the loan rates on the mortgage loans either do not adjust or adjust less frequently.  Consequently, the rate cap on the LIBOR Certificates may limit increases in the pass-through rates for extended periods in a rising interest rate environment.

·

Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that the six-month LIBOR rate applicable to the adjustable-rate mortgage loans may decline while the one-month LIBOR rate applicable to the LIBOR Certificates is stable or rising, increasing the likelihood that the pass-through rate applicable to one or more classes of LIBOR Certificates is the cap rate. It is also possible that the six-month LIBOR rate applicable to the adjustable-rate mortgage loans and the one-month LIBOR rate applicable to the LIBOR Certificates may decline or increase during the same period, but one-month LIBOR may decline more slowly or increase more rapidly.

If the pass-through rates on the LIBOR Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these classes of certificates on such distribution date or on future distribution dates to the extent that there is sufficient cashflow available under the swap agreement and if there are available funds remaining after distributions on the LIBOR Certificates, net trust payments to the swap counterparty, if any, and the payment of certain fees and expenses of the trust.  No assurances can be given that such additional funds will be available.

Certificateholders are subject to the Credit Risk of the Swap Counterparty

Payments required to be made to the supplemental interest trust by the swap counterparty under the swap agreement are subject to the credit risk of the swap counterparty.  Although there is a mechanism in place to facilitate the replacement of the swap counterparty upon the default or credit impairment of the swap counterparty, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement swap agreement.

The Mezzanine Certificates involve additional risks

The weighted average lives of, and the yields to maturity on, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates will be progressively more sensitive in that order to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of those certificates may be lower than the yield anticipated by such investor.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of Mezzanine Certificates then outstanding with the lowest payment priority for interest distributions.  As a result of these reductions, less interest will accrue on that class of Mezzanine Certificates than would otherwise be the case.  Once a realized loss is allocated to a Mezzanine Certificate, no amounts will generally be distributable with respect to the written down amount, except as described herein.  However, the amount of any realized losses allocated to the Mezzanine Certificates may be paid to the holders of the Mezzanine Certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “—The Swap Agreement” in this free writing prospectus.  Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least May 2009 or a later date as provided in this free writing prospectus or during any period in which delinquencies or losses on the mortgage loans exceed certain levels.  As a result, the weighted average lives of those certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of such certificates, the holders of those certificates have a greater risk of suffering a loss on their investments.

Yields on the Mezzanine Certificates are sensitive to prepayments and losses

The multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because distributions of principal will be made to such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.  The yield to maturity on those certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent the losses are not covered by excess interest, net counterparty payments made by the swap counterparty under the swap agreement, overcollateralization or a class of Mezzanine Certificates with a lower payment priority.  Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates are subsequently reimbursed for such losses.

Prepayment interest shortfalls and relief act shortfalls may reduce your yield

When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for payment on the next distribution date.  The servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments on the mortgage loans, but only up to the amount of the servicer’s servicing fee for the related calendar month.

In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or comparable state or local laws (together, the “Relief Act”) may occur (the “Relief Act Interest Shortfalls”).  The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan.  These borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis.  In addition, the Relief Act imposes certain limitations that would impair the servicer’s ability to foreclose on an affected mortgage loan during the borrower’s period of active service and, under some circumstances, during an additional period thereafter.

In response to the terrorist attacks in the United States on September 11, 2001 and the current situation in Iraq, the United States has initiated military operations and has placed a substantial number of military reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  These operations will increase the likelihood that Relief Act Interest Shortfalls may occur.

On any distribution date, any Relief Act Interest Shortfalls and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the excess interest, and thereafter, to the interest otherwise due with respect to the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for the distribution date.  If Relief Act Interest Shortfalls or prepayment interest shortfalls are allocated to the offered certificates, the amount of interest paid on those certificates will be reduced, adversely affecting the yield on these certificates.

Cash flow considerations and risks could cause payment delays and losses

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law.  In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment.  In addition, reimbursement of advances made on a mortgage loan and liquidation expenses such as legal fees, real estate taxes, hazard insurance, inspection fees and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to you.

In the event that:

·

a mortgaged property fails to provide adequate security for the mortgage loan,

·

any overcollateralization and excess interest is insufficient to cover such shortfalls, and

·

the subordination of certain classes are insufficient to cover such shortfalls,

you may incur a loss on your investment in the certificates.

High loan-to-value ratios increase risk of loss

Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios.  Approximately 40.28% of the mortgage loans, based on the aggregate scheduled principal balance of the mortgage loans as of the cut-off date, had loan-to-value ratios at origination in excess of 80.00%, but not more than 100.00%.  Additionally, the originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the actual value of such mortgaged properties.  None of the mortgage loans in the mortgage pool were covered by a primary mortgage insurance policy at origination.

There are risks relating to mortgage loans secured by second liens

Approximately 1.94% of the subgroup 1 mortgage loans, approximately 0.75% of the subgroup 2 mortgage loans and approximately 7.17% of the subgroup 3 mortgage loans (in each case, by aggregate principal balance of the mortgage loans in the related subgroup as of the cut-off date) are secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property.  The weighted average combined loan-to-value ratio of the subgroup 1, subgroup 2 and subgroup 3 mortgage loans secured by a second lien is approximately 96.23%, 99.86% and 97.15%, respectively.  The proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding principal balance of such subordinate mortgage loans only to the extent that the claims of the senior mortgage loans have been satisfied in full, including any foreclosure costs.  In certain circumstances where the servicer determines that it would be uneconomical to foreclose on the mortgaged property, the servicer may modify or waive any term of the mortgage loan, including accepting a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charge-off the entire outstanding principal balance of the related mortgage loan.  The foregoing consideration will be particularly applicable to subordinate mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical.  You should consider the risk that to the extent losses on second lien mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

Interest only mortgage loans have a greater degree of risk of default

Approximately 9.27% of the subgroup 1 mortgage loans, approximately 16.22% of the subgroup 2 mortgage loans and approximately 22.38% of the subgroup 3 mortgage loans (in each case, by aggregate principal balance of the mortgage loans of the related subgroup as of the cut-off date), do not provide for any payments of principal for up to five years after origination.  These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that commences amortizing on its first payment date.

A decrease in the value of mortgaged property may increase the risk of loss

There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related mortgage loan, together with any senior financing, to equal or exceed the value of that mortgaged property.  Some factors that could adversely affect the value of mortgaged properties are:

·

an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

·

a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; or

·

natural disasters that are not necessarily covered by insurance, including earthquakes, mudslides, hurricanes, wildfires, floods and eruptions.

If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Geographic concentration may increase the risk of loss

The following chart lists the states with the highest concentrations of mortgage loans in excess of 5% of the mortgage pool, based on the aggregate principal balance of the mortgage loans in the mortgage pool as of the cut-off date:

California	27.00%
Florida	10.60%
New York	9.59%
Massachusetts	7.69%

Properties in California and Florida may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

·

Economic conditions in the states listed above which may or may not affect real property values may affect the ability of borrowers to repay their loans on time.

·

Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

·

Any increase in the market value of properties located in the states listed above would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayments of the mortgage loans.

Hurricanes, which have struck the southeast portion of the United States during the months of August, September and October 2005, may have adversely affected any mortgaged properties located in that area. The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty.

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

Violation of various federal, state and local laws may result in losses on the mortgage loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators.  In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

·

the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

·

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act in the extension of credit; and

·

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these local, state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement.  In particular, the originator’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust and other assignees of the mortgage loans to monetary penalties, and result in the obligors’ rescinding of the mortgage loans against the trust.

The seller will represent in the pooling and servicing agreement that any and all requirements of any federal, state or local law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan have been complied with.  In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus.

Given that the mortgage lending and servicing business involves compliance with numerous local, state and federal lending laws, lenders and servicers, including the originator from which the seller purchased the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business.  It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto.  If any finding were to have a material adverse effect on the financial condition or results of the originator or on the validity of the mortgage loans, losses on the certificates could result.

The seller and the originator may not be able to repurchase defective mortgage loans

The seller and the originator, have each made various representations and warranties related to the mortgage loans. Those representations are summarized in “The Pooling Agreement—Assignment of the Mortgage Loans” in this free writing prospectus.

If the seller or the originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller or the originator would be required to repurchase or substitute the defective mortgage loan. It is possible that the seller or the originator may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons.  The inability of the seller or the originator to repurchase or substitute defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

The certificates are obligations of the trust only

The certificates will not represent an interest in or obligation of the depositor, the servicer, the originator, the seller, the trustee, the underwriter, the loan performance advisor, the counterparty to the swap agreement or any of their respective affiliates. Neither the offered certificates nor the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the originator, the seller, the trustee, the underwriter, the loan performance advisor, the counterparty to the swap agreement or any of their respective affiliates.  Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to any entity in the event that those proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

Lack of liquidity

The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so.  There is no assurance that a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The offered certificates are not suitable investments for all investors

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The lack of physical certificates may cause delays in payments and cause difficulty in pledging or selling the offered certificates

The offered certificates will not be issued in physical form.  Certificateholders will be able to transfer certificates only through DTC, participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the lack of a physical certificate.  In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trustee will not send distributions directly to them.  Instead, the trustee will send all distributions to DTC, which will then credit those distributions to the participating organizations.  Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

Collections on the mortgage loans may be delayed or reduced if the servicer becomes insolvent

In the event of a bankruptcy or insolvency of Option One Mortgage Corporation, as servicer, the bankruptcy trustee or receiver may have the power to prevent the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Option One Mortgage Corporation, as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE MORTGAGE POOL

Certain information with respect to the mortgage loans is set forth in this free writing prospectus.  Prior to the closing date, mortgage loans may be substituted therefor.  Certain of the mortgage loans may prepay in full, or may be determined not to meet the eligibility requirements for the final pool of the mortgage loans acquired by the trust on the closing date.  The Depositor believes that the information set forth in this free writing prospectus is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans may vary.

General

Asset Backed Securities Corporation Home Equity Loan Trust, Series OOMC 2006-HE3 (the “Trust”) will generally consist of a pool (the “Mortgage Pool”) of closed-end, first and second lien, fully amortizing and balloon, interest-only, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”).  The Mortgage Loans will be divided into three subgroups:  subgroup 1 which will consist of Mortgage Loans with original principal balances that conform to the guidelines of Fannie Mae or Freddie Mac (“Subgroup 1”), subgroup 2 which will consist of Mortgage Loans with original principal balances that conform to the guidelines of Fannie Mae or Freddie Mac (“Subgroup 2”) and subgroup 3, which will consist of Mortgage Loans with original principal balances that may or may not conform to the guidelines of Fannie Mae or Freddie Mac (“Subgroup 3”).  The Mortgage Loans have original terms to maturity of not greater than 30 years and an aggregate principal balance as of April 1, 2006 (the “Cut-off Date”) of approximately $965,389,463.

All mortgage loan statistics set forth in this free writing prospectus are based on Cut-off Date Principal Balances, interest rates, terms to stated maturity, mortgage loan counts and similar statistics as of the close of business on the Cut-off Date of the mortgage loans expected to be deposited into the Trust on April 17, 2006 (the “Closing Date”).  The “Principal Balance” of a Mortgage Loan as of any date is equal to the principal balance of the Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments received or advanced in respect of principal made on the Mortgage Loan.  All weighted averages specified in this free writing prospectus are based on the Principal Balances of the Mortgage Loans as of the Cut-off Date, as adjusted for the scheduled principal payments due on or before that date, whether or not received, but only giving effect to prepayments received on or prior to March 8, 2006 (the “Cut-off Date Principal Balance”).  References to percentages of the Mortgage Loans mean percentages based on the Cut-off Date Pool Principal Balance, unless otherwise specified.  The “Cut-off Date Pool Principal Balance” is equal to the aggregate Cut-off Date Principal Balance of the Mortgage Loans, plus or minus a permitted variance of five percent.  The “Pool Balance” is equal to the aggregate Principal Balances of the Mortgage Loans as of any date of determination.  Percentages in the Mortgage Pool tables that follow may not add to 100.00% due to rounding.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein which, among other things, may provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property (as defined herein).

Substantially all of the Mortgage Loans in the Mortgage Pool have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a “Due Date”).

The Mortgage Loans were originated or acquired by Option One Mortgage Corporation (“Option One” and in such capacity, the “Originator”) in the ordinary course of business.

The Mortgage Loans were previously acquired by the Seller directly from the Originator pursuant to one or more mortgage loan purchase and interim servicing agreements among Option One, such affiliates and the Seller (collectively, the “Mortgage Loan Purchase Agreement”).  The Seller will assign the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement to the Depositor pursuant to one or more assignment and assumption agreements.  Pursuant to a pooling and servicing agreement, dated as of April 1, 2006, among the Seller, the Depositor, the Servicer, the Loan Performance Advisor and the Trustee (the “Pooling Agreement”), the Depositor will cause the Mortgage Loans to be assigned to the Trust for the benefit of the certificateholders.  Under a reconstitution agreement, dated as of the Closing Date, among the Originator, the Seller and the Depositor (the “Reconstitution Agreement”), the Originator will make, as of the Closing Date, certain representations and warranties to the Trust relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and the Reconstitution Agreement and certain characteristics of the Mortgage Loans sold by it.  In addition, the Seller will represent and warrant in the Reconstitution Agreement that as of the Closing Date, no Mortgage Loan has been delinquent for more than 30 days in the 12 months prior to the Closing Date.  Subject to certain limitations set forth in the Reconstitution Agreement, Option One will be obligated to repurchase, or substitute a similar mortgage loan for, any related Mortgage Loan as to which (i) there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such related Mortgage Loan and (ii) the related mortgagor fails to make its April 2006 scheduled monthly payment within 45 days of its due date.  Subject to certain limitations set forth in the Pooling Agreement, the Seller will be obligated to repurchase, or substitute a similar loan for, any Mortgage Loan as to which there exists an uncured breach of certain representations and warranties made by the Seller in the Pooling Agreement, as described in “The Pooling Agreement—Assignment of Mortgage Loans” in this free writing prospectus.  The Seller is selling the Mortgage Loans to the Depositor without recourse and will have no obligation with respect to the certificates in its capacity as Seller other than the repurchase or substitution obligations described in this free writing prospectus.  The Depositor is also selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as Depositor.  Option One will have no obligation with respect to the certificates other than its repurchase or substitution obligations, as described in this free writing prospectus.

Mortgage Pool Statistics

The Mortgage Loans consist of adjustable-rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of approximately $783,521,306 and fixed-rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of approximately $181,868,158.

Approximately 71.55% of the Mortgage Loans provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments.  Each such Mortgage Loan provides for the payment of a prepayment premium on certain partial prepayments and prepayments in full made during a stated period, which may be from inception to 36 months from the date of origination of that Mortgage Loan.  The amount of the prepayment premium is provided in the related mortgage note and is generally equal to up to six months’ interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12-month period but varies by state.  The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates.  Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment premium.  Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.  The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

The Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments (each, a “Mortgage”) creating first and/or second liens on residential properties consisting of attached or detached, one- to four-family dwelling units, individual condominium units and manufactured housing (each, a “Mortgaged Property”).

Approximately 95.73% of the Mortgage Loans are secured by first liens on the related Mortgaged Property.  Approximately 4.27% of the Mortgage Loans are secured by a mortgage that is subordinate to a senior mortgage loan on the related Mortgaged Property.

The adjustable-rate Mortgage Loans provide for semi-annual adjustment to the loan rate (the “Loan Rate”) thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”).  The first Adjustment Date for approximately 75.14%, 1.52%, 5.72% and 0.07% of the Subgroup 1 Mortgage Loans, approximately 78.31%, 2.09%, 3.48% and 0.02% of the Subgroup 2 Mortgage Loans and approximately 71.92%, 2.16%, 5.01% and 0.03% of the Subgroup 3 Mortgage Loans will not occur until two years, three years, five years or fifteen years, respectively, after the date of origination, in each case by aggregate Principal Balance of the related subgroup as of the Cut-off Date.  On each Adjustment Date for each adjustable-rate Mortgage Loan, the Loan Rate thereon generally will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of six-month LIBOR and a fixed percentage amount (the “Gross Margin”).  The Loan Rate on each adjustable-rate Mortgage Loan will not increase or decrease on the first related Adjustment Date by more than a stated percentage specified in the related mortgage note (the “Initial Periodic Rate Cap”) and will not increase or decrease by more than a stated percentage specified in the related mortgage note on any Adjustment Date thereafter (the “Periodic Rate Cap”).  The adjustable-rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.990% per annum and a weighted average Periodic Rate Cap of approximately 1.001% per annum.  The Loan Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the “Maximum Loan Rate”) or decrease to less than a specified minimum Loan Rate over the life of such Mortgage Loan (the “Minimum Loan Rate”).  Except for the Interest Only Mortgage Loans described below, effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and to pay interest at the Loan Rate as so adjusted.  Due to the application of the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate on each such adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this free writing prospectus.  None of the Mortgage Loans permit the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate.  See “—The Index” in this free writing prospectus.

Approximately 9.27% of the Subgroup 1 Mortgage Loans, approximately 16.22% of the Subgroup 2 Mortgage Loans and approximately 22.38% of the Subgroup 3 Mortgage Loans, in each case by aggregate Principal Balance of the related subgroup as of the Cut-off Date, do not provide for any payments of principal for up to five years after origination (the “Interest Only Mortgage Loans”).  Generally, after the interest-only period for any Interest Only Mortgage Loan, the monthly payment due after each Adjustment Date will be adjusted to an amount that will fully amortize the outstanding Principal Balance over the related remaining term.

The weighted average remaining term to stated maturity of the Mortgage Loans is approximately 356 months as of the Cut-off Date.  None of the Mortgage Loans had a first Due Date prior to January 1, 2005 or after March 1, 2006 or will have a remaining term to stated maturity of less than 175 months or greater than 358 months as of the Cut-off Date.  The latest maturity date of any Mortgage Loan is February 1, 2036.

Approximately 40.28% of the Mortgage Loans had a loan-to-value ratio (“LTV”) at origination in excess of 80.00%.  No Mortgage Loan had an LTV at origination in excess of 100.00%, and the weighted average LTV of the first lien Mortgage Loans at origination, based on the Cut-off Date Principal Balance, was approximately 79.69%.  The weighted average combined LTV of the second lien Mortgage Loans at origination, based on the Cut-off Date Principal Balance, was approximately 97.17%.  None of the Mortgage Loans in the Mortgage Pool will be covered by a primary mortgage insurance policy.

The LTV of a first lien mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is (a) in the case of a purchase money mortgage loan, the lesser of the sales price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b) in the case of a refinancing mortgage loan, the appraised value of the mortgaged property at the time of such refinance.  The LTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage of (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan over (ii)(a) in the case of a purchase money mortgage loan, the lesser of the sales price of the related Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan or (b) in the case of a refinancing mortgage loan, the appraised value of the Mortgaged Property at the time of such refinance.

As of the Cut-off Date, no Mortgage Loan has been 30 days or more delinquent since origination.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date at origination.  If residential real estate values overall or in a particular geographic area decline, the LTVs might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans.

The Mortgage Pool

Original Principal Balances of the Mortgage Loans*

Original Principal Balance ($)	Number of Mortgage Loans	Original Principal Balance	% of Aggregate Original Principal Balance of Mortgage Loans
1 - 25,000	421	$ 7,805,355.50	0.81%
25,001 - 50,000	310	11,229,525.49	1.16
50,001 - 75,000	351	22,156,596.57	2.29
75,001 - 100,000	444	38,877,572.18	4.02
100,001 - 125,000	500	56,420,530.20	5.83
125,001 - 150,000	426	58,459,540.80	6.05
150,001 - 175,000	330	53,336,173.45	5.52
175,001 - 200,000	308	57,923,235.80	5.99
200,001 - 250,000	403	90,608,375.70	9.37
250,001 - 300,000	301	82,681,944.50	8.55
300,001 - 400,000	545	188,499,909.75	19.49
400,001 - 500,000	272	122,020,249.55	12.62
500,001 - 600,000	132	72,512,052.00	7.50
600,001 - 700,000	52	33,877,987.00	3.50
700,001 or greater	76	70,580,013.00	7.30
Total:	4,871	$966,989,061.49	100.00%

____________________

*

The average Principal Balance of the Mortgage Loans at origination was approximately $198,520.

Cut-off Date Principal Balances of the Mortgage Loans*

Cut-off Date Principal Balance ($)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
1 - 25,000	421	$ 7,787,805.36	0.81%
25,001 - 50,000	315	11,461,638.77	1.19
50,001 - 75,000	351	22,243,228.54	2.30
75,001 - 100,000	442	38,737,828.06	4.01
100,001 - 125,000	502	56,649,658.40	5.87
125,001 - 150,000	426	58,471,204.21	6.06
150,001 - 175,000	326	52,669,064.27	5.46
175,001 - 200,000	308	57,845,944.09	5.99
200,001 - 250,000	403	90,503,634.30	9.37
250,001 - 300,000	303	83,168,776.44	8.62
300,001 - 400,000	543	187,698,609.41	19.44
400,001 - 500,000	271	121,425,464.93	12.58
500,001 - 600,000	132	72,403,411.93	7.50
600,001 - 700,000	52	33,829,260.11	3.50
700,001 or greater	76	70,493,934.49	7.30
Total:	4,871	$965,389,463.31	100.00%

____________________

*

The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $198,191.

FICO Scores for the Mortgage Loans*

FICO Score	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Not Available	25	$ 2,527,734.75	0.26%
500	6	861,560.60	0.09
501 - 525	279	51,480,043.00	5.33
526 - 550	313	60,282,496.45	6.24
551 - 575	419	81,730,089.81	8.47
576 - 600	891	153,292,330.72	15.88
601 - 625	992	172,595,845.36	17.88
626 - 650	797	159,391,808.92	16.51
651 - 675	503	110,914,058.12	11.49
676 - 700	300	78,652,702.59	8.15
701 - 725	165	42,623,601.54	4.42
726 - 750	98	24,506,880.88	2.54
751 - 775	51	14,484,152.69	1.50
776 - 800	31	11,662,157.88	1.21
801 - 825	1	384,000.00	0.04
Total:	4,871	$965,389,463.31	100.00%

____________________

*

The non-zero weighted average FICO score of the Mortgagors of the Mortgage Loans as of the Cut-off Date was approximately 623.

Original Terms to Stated Maturity of the Mortgage Loans*

Original Term (months)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
121 – 180	27	$ 2,035,723.84	0.21%
181 - 240	24	1,967,532.15	0.20
301 - 360	4,820	961,386,207.32	99.59
Total:	4,871	$965,389,463.31	100.00%

____________________

*

The weighted average original term of the Mortgage Loans was approximately 359 months.

Remaining Terms to Stated Maturity of the Mortgage Loans*

Remaining Term (months)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
180 or less	27	$ 2,035,723.84	0.21%
181 - 348	25	2,280,302.73	0.24
349 - 360	4,819	961,073,436.74	99.55
Total:	4,871	$965,389,463.31	100.00%

____________________

*

The weighted average remaining term of the Mortgage Loans was approximately 356 months.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Single Family	3,913	$733,872,211.77	76.02%
PUD*	431	101,438,853.28	10.51
2 Unit	185	52,921,754.22	5.48
Condo - 1-4 Stories	191	36,854,819.46	3.82
3-4 Units	76	27,788,818.02	2.88
2-4 Family	23	5,008,731.94	0.52
Manufactured Housing	34	4,732,523.12	0.49
Condo - 5 Stories & up	12	1,966,005.57	0.20
Condo Conversion	6	805,745.93	0.08
Total:	4,871	$965,389,463.31	100.00%

____________________

*

PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Mortgage Loans*

Occupancy Status	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Primary Residence	4,505	$890,343,875.23	92.23%
Investment Property	297	58,702,936.00	6.08
Second Home	69	16,342,652.08	1.69
Total:	4,871	$965,389,463.31	100.00%

____________________

*

Occupancy as represented by the Mortgagor at the time of origination.

Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Refinance Cash Out	2,373	$575,612,403.40	59.62%
Purchase	2,168	328,071,607.31	33.98
Refinance Rate and Term	330	61,705,452.60	6.39
Total:	4,871	$965,389,463.31	100.00%

Original Loan-to-Value Ratios of the Mortgage Loans*

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
50.00 or less	128	$ 24,810,894.17	2.57%
50.01 - 60.00	192	44,977,334.48	4.66
60.01 - 70.00	438	107,493,504.63	11.13
70.01 - 80.00	1,742	399,213,565.27	41.35
80.01 - 90.00	849	220,147,846.71	22.80
90.01 - 100.00	1,522	168,746,318.05	17.48
Total:	4,871	$965,389,463.31	100.00%

____________________

*

The weighted average original loan-to-value ratio of the first lien Mortgage Loans as of the Cut-off Date was approximately 79.69%.  The weighted average combined loan-to-value ratio of the second lien Mortgage Loans as of the Cut-off Date was approximately 97.16%.

Geographic Distribution of the Mortgaged Properties

Location	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Alabama	40	$ 2,559,885.95	0.27%
Alaska	2	466,688.88	0.05
Arizona	75	12,357,518.36	1.28
Arkansas	15	1,918,979.68	0.20
California	753	260,617,266.78	27.00
Colorado	72	11,458,487.63	1.19
Connecticut	73	14,739,899.59	1.53
Delaware	17	2,910,563.67	0.30
District of Columbia	9	2,400,117.91	0.25
Florida	534	102,331,392.49	10.60
Georgia	135	16,493,530.71	1.71
Hawaii	18	5,556,159.19	0.58
Idaho	30	3,316,862.09	0.34
Illinois	149	24,269,405.57	2.51
Indiana	54	6,517,864.36	0.68
Iowa	17	2,087,068.92	0.22
Kansas	17	1,174,933.43	0.12
Kentucky	49	4,054,808.51	0.42
Louisiana	25	2,468,959.28	0.26
Maine	44	5,979,628.91	0.62
Maryland	113	25,467,525.67	2.64
Massachusetts	279	74,207,197.53	7.69
Michigan	202	20,529,607.56	2.13
Minnesota	27	4,528,888.31	0.47
Mississippi	9	774,333.95	0.08
Missouri	55	5,507,228.84	0.57
Montana	16	1,918,643.18	0.20
Nebraska	4	430,745.79	0.04
Nevada	58	13,350,801.86	1.38
New Hampshire	29	4,930,595.19	0.51
New Jersey	159	44,201,417.74	4.58
New York	290	92,571,179.54	9.59
North Carolina	123	13,670,287.12	1.42
North Dakota	1	57,490.50	0.01
Ohio	137	12,626,706.26	1.31
Oklahoma	51	5,132,775.12	0.53
Oregon	26	4,486,227.61	0.46
Pennsylvania	173	23,746,745.21	2.46
Rhode Island	40	8,388,049.97	0.87
South Carolina	69	9,062,918.94	0.94
South Dakota	3	350,298.74	0.04
Tennessee	87	8,286,952.68	0.86
Texas	401	39,635,006.25	4.11
Utah	18	1,709,133.19	0.18
Vermont	30	4,493,510.71	0.47
Virginia	185	36,173,825.89	3.75
Washington	76	15,988,283.09	1.66
Wisconsin	74	8,743,852.66	0.91
Wyoming	8	739,212.30	0.08
Total:	4,871	$965,389,463.31	100.00%

____________________

(1)

The greatest ZIP Code geographic concentration of Mortgage Loans, by Cut-off Date Principal Balance, was approximately 0.29% in the 11236 ZIP Code.

Documentation Level of the Mortgage Loans*

Documentation Level	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Full Documentation	3,235	$529,115,335.82	54.81%
Stated Documentation	1,573	418,970,544.28	43.40
No Documentation	43	11,635,576.07	1.21
Lite Documentation	20	5,668,007.14	0.59
Total:	4,871	$965,389,463.31	100.00%

____________________

*

For a description of each documentation level, see “The Originator—Option One Mortgage Corporation” in this free writing prospectus.

Current Loan Rates of the Mortgage Loans*

Current Loan Rate (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
5.000 or less	1	$ 164,000.39	0.02%
5.001 - 5.500	39	18,463,195.58	1.91
5.501 - 6.000	50	16,539,342.73	1.71
6.001 - 6.500	167	62,205,780.15	6.44
6.501 - 7.000	387	138,150,794.89	14.31
7.001 - 7.500	417	129,690,412.32	13.43
7.501 - 8.000	599	163,726,778.73	16.96
8.001 - 8.500	515	115,418,887.94	11.96
8.501 - 9.000	621	114,884,073.03	11.90
9.001 - 9.500	397	65,066,138.96	6.74
9.501 - 10.000	353	49,057,941.29	5.08
10.001 - 10.500	248	31,426,345.86	3.26
10.501 - 11.000	275	21,275,493.49	2.20
11.001 - 11.500	214	14,669,110.19	1.52
11.501 - 12.000	301	14,479,474.44	1.50
12.001 - 12.500	208	7,466,760.14	0.77
12.501 - 13.000	75	2,533,060.72	0.26
13.001 - 13.500	3	144,888.09	0.02
13.501 - 14.000	1	26,984.37	0.00
Total:	4,871	$965,389,463.31	100.00%

____________________

*

The weighted average Loan Rate of the Mortgage Loans as of the Cut-off Date was approximately 8.097% per annum.

Maximum Loan Rates of the Mortgage Loans*

Maximum Loan Rate (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,541	$181,868,157.70	18.84%
8.501 - 9.000	3	1,109,703.16	0.11
9.001 - 9.500	6	2,095,753.56	0.22
9.501 - 10.000	11	3,325,240.15	0.34
10.001 - 10.500	12	3,896,238.57	0.40
10.501 - 11.000	23	6,936,019.03	0.72
11.001 - 11.500	14	3,739,259.97	0.39
11.501 - 12.000	58	18,027,354.57	1.87
12.001 - 12.500	117	40,159,584.82	4.16
12.501 - 13.000	305	109,859,428.42	11.38
13.001 - 13.500	340	106,498,036.36	11.03
13.501 - 14.000	500	137,901,889.79	14.28
14.001 - 14.500	437	99,644,026.30	10.32
14.501 - 15.000	524	102,245,428.50	10.59
15.001 - 15.500	308	54,747,997.44	5.67
15.501 - 16.000	275	43,352,226.58	4.49
16.001 - 16.500	151	24,062,054.71	2.49
16.501 - 17.000	105	11,918,642.14	1.23
17.001 - 17.500	76	8,127,859.99	0.84
17.501 - 18.000	47	4,278,260.88	0.44
18.001 - 18.500	18	1,596,300.67	0.17
Total:	4,871	$965,389,463.31	100.00%

____________________

*

The weighted average Maximum Loan Rate of the Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 13.971% per annum.

Gross Margins of the Mortgage Loans*

Gross Margins (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,541	$181,868,157.70	18.84%
2.501 - 3.000	3	280,710.59	0.03
3.501 - 4.000	4	1,420,139.30	0.15
4.001 - 4.500	12	3,807,014.36	0.39
4.501 - 5.000	109	34,849,669.93	3.61
5.001 - 5.500	329	113,803,947.04	11.79
5.501 - 6.000	630	173,933,485.99	18.02
6.001 - 6.500	666	161,890,796.62	16.77
6.501 - 7.000	637	133,927,064.24	13.87
7.001 - 7.500	499	87,997,315.39	9.12
7.501 - 8.000	396	64,275,683.22	6.66
8.001 - 8.500	37	6,601,312.36	0.68
8.501 - 9.000	6	685,948.93	0.07
9.001 - 9.500	1	16,444.90	0.00
10.001 or greater	1	31,772.74	0.00
Total:	4,871	$965,389,463.31	100.00%

____________________

*

The weighted average Gross Margin of the Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 6.287% per annum.

Next Adjustment Date for the Mortgage Loans

Rate Change Date	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,541	$181,868,157.70	18.84%
June 2006	1	132,780.82	0.01
July 2006	1	90,773.70	0.01
December 2006	1	312,770.58	0.03
September 2007	5	1,272,567.47	0.13
October 2007	27	5,209,951.30	0.54
November 2007	68	19,804,705.58	2.05
December 2007	596	151,844,287.48	15.73
January 2008	2,362	534,338,176.00	55.35
February 2008	14	4,532,430.08	0.47
October 2008	2	322,743.82	0.03
November 2008	3	646,479.89	0.07
December 2008	13	4,517,797.95	0.47
January 2009	61	13,659,228.59	1.41
November 2010	4	994,452.28	0.10
December 2010	47	15,588,217.46	1.61
January 2011	114	29,753,372.28	3.08
February 2011	1	133,164.30	0.01
June 2020	2	31,619.12	0.00
July 2020	1	19,631.06	0.00
August 2020	1	15,538.76	0.00
November 2020	1	16,165.63	0.00
December 2020	3	199,745.23	0.02
January 2021	2	84,706.23	0.01
Total:	4,871	$965,389,463.31	100.00%

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Fixed - 15 Year	25	$ 1,859,054.65	0.19%
Fixed - 20 Year	24	1,967,532.15	0.20
Fixed - 30 Year	1,361	133,883,310.16	13.87
Fixed 30 Year - 5 Yr IO	25	12,461,007.43	1.29
15/15 ARM(1)	9	204,906.03	0.02
15/15 ARM - 5 Yr IO(2)	1	162,500.00	0.02
2/13 ARM (3)	2	176,669.19	0.02
2/28 ARM(4)	2,031	394,396,641.52	40.85
2/28 ARM - 5 Yr IO(5)	384	135,423,295.14	14.03
2/28 ARM - 40 Yr Amortization(6)	656	187,318,282.64	19.40
3/27 ARM(7)	56	11,477,848.72	1.19
3/27 ARM - 5 Yr IO(8)	7	3,922,517.99	0.41
3/27 ARM - 40 Yr Amortization(9)	16	3,745,883.54	0.39
5/25 ARM (10)	71	14,459,706.58	1.50
5/25 ARM - 5 Yr IO(11)	45	17,504,901.75	1.81
5/25 ARM - 40 Yr Amortization(12)	50	14,504,597.99	1.50
6 Month ARM - 40 Yr Amortization(13)	1	132,780.82	0.01
30 Yr ARM	1	90,773.70	0.01
Fixed - Balloon 40/30(14)	106	31,697,253.31	3.28
Total:	4,871	$965,389,463.31	100.00%

____________________

(1)

15/15 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for fifteen years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2)

15/15 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first fifteen years and then adjusts semi-annually based upon the six-month LIBOR index.

(3)

2/13 ARM refers to a 15 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(4)

2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(5)

2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(6)

2/28 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(7)

3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(8)

3/27 - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(9)

3/27 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(10)

5/25 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for five years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(11)

5/25 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

(12)

5/25 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

(13)

6 month ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first six months and then adjusts semi-annually based upon the six-month LIBOR index.

(14)

Fixed – Balloon 40/30 refers to a 30 year Mortgage Loan with an amortization term equal to 480 months.

Original Term to Expiration of Prepayment Penalty

Original Number of Months to Expiration	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,718	$274,641,870.30	28.45%
7 - 12	282	97,957,624.45	10.15
13 - 24	2,233	449,451,594.16	46.56
25 - 36	638	143,338,374.40	14.85
Total:	4,871	$965,389,463.31	100.00%

Credit Grade of the Mortgage Loans*

Credit Grade	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
AA+	3,787	$750,148,971.81	77.70%
AA	562	114,419,763.70	11.85
A	252	53,719,509.32	5.56
B	182	32,496,062.69	3.37
C	64	11,035,822.53	1.14
CC	24	3,569,333.26	0.37
Total:	4,871	$965,389,463.31	100.00%

____________________

*

For a description of each credit grade, see “The Originator—Option One Mortgage Corporation” in this free writing prospectus.

Lien Position of the Mortgage Loans

Lien Position	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
First Lien	3,886	$924,151,396.34	95.73%
Second Lien	985	41,238,066.97	4.27
Total:	4,871	$965,389,463.31	100.00%

Subgroup 1 Mortgage Loans

Original Principal Balances of the Subgroup 1 Mortgage Loans*

Original Principal Balance ($)	Number of Subgroup 1 Mortgage Loans	Original Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Original Principal Balance of Subgroup 1 Mortgage Loans
1 - 25,000	71	$ 1,316,098.30	0.54%
25,001 - 50,000	54	1,959,121.00	0.80
50,001 - 75,000	99	6,235,449.00	2.55
75,001 - 100,000	159	13,940,452.76	5.71
100,001 - 125,000	217	24,565,885.00	10.06
125,001 - 150,000	194	26,684,778.00	10.93
150,001 - 175,000	100	16,235,305.75	6.65
175,001 - 200,000	87	16,334,568.00	6.69
200,001 - 250,000	131	29,359,956.00	12.02
250,001 - 300,000	99	27,220,661.00	11.15
300,001 - 400,000	191	65,799,972.00	26.95
400,001 - 500,000	29	12,405,670.00	5.08
500,001 - 600,000	4	2,118,400.00	0.87
Total:	1,435	$244,176,316.81	100.00%

____________________

*

The average Principal Balance of the Subgroup 1 Mortgage Loans at origination was approximately $170,158.

Cut-off Date Principal Balances of the Subgroup 1 Mortgage Loans*

Cut-off Date Principal Balance ($)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
1 - 25,000	71	$ 1,313,782.27	0.54%
25,001 - 50,000	55	2,006,604.62	0.82
50,001 - 75,000	101	6,400,806.74	2.63
75,001 - 100,000	157	13,790,365.33	5.66
100,001 - 125,000	217	24,550,524.79	10.07
125,001 - 150,000	196	26,956,933.50	11.06
150,001 - 175,000	97	15,756,236.37	6.46
175,001 - 200,000	87	16,303,721.46	6.69
200,001 - 250,000	131	29,304,933.24	12.02
250,001 - 300,000	100	27,470,043.02	11.27
300,001 - 400,000	190	65,391,953.36	26.83
400,001 - 500,000	29	12,387,348.21	5.08
500,001 - 600,000	4	2,115,153.96	0.87
Total:	1,435	$243,748,406.87	100.00%

____________________

*

The average Cut-off Date Principal Balance of the Subgroup 1 Mortgage Loans was approximately $169,860.

FICO Scores for the Subgroup 1 Mortgage Loans*

FICO Score	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Not Available	10	$ 1,260,611.98	0.52%
500	5	751,461.32	0.31
501 - 525	91	14,516,275.46	5.96
526 - 550	109	19,382,841.15	7.95
551 - 575	166	31,649,216.48	12.98
576 - 600	264	39,704,892.59	16.29
601 - 625	283	41,324,388.71	16.95
626 - 650	238	41,613,486.97	17.07
651 - 675	136	24,443,287.10	10.03
676 - 700	71	15,005,483.50	6.16
701 - 725	30	7,064,300.89	2.90
726 - 750	18	3,868,906.66	1.59
751 - 775	8	1,619,975.94	0.66
776 - 800	6	1,543,278.12	0.63
Total:	1,435	$243,748,406.87	100.00%

____________________

*

The non-zero weighted average FICO score of the Mortgagors of the Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 611.

Original Terms to Stated Maturity of the Subgroup 1 Mortgage Loans*

Original Term (months)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
121 – 180	7	$ 579,515.95	0.24%
181 - 240	4	470,139.25	0.19
301 - 360	1,424	242,698,751.67	99.57
Total:	1,435	$243,748,406.87	100.00%

____________________

*

The weighted average original term of the Subgroup 1 Mortgage Loans was approximately 359 months.

Remaining Terms to Stated Maturity of the Subgroup 1 Mortgage Loans*

Remaining Term (months)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
180 or less	7	$ 579,515.95	0.24%
181 - 348	4	470,139.25	0.19
349 - 360	1,424	242,698,751.67	99.57
Total:	1,435	$243,748,406.87	100.00%

____________________

*

The weighted average remaining term of the Subgroup 1 Mortgage Loans was approximately 356 months.

Property Types of the Subgroup 1 Mortgage Loans

Property Type	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Single Family	1,183	$189,702,775.33	77.83%
PUD*	107	20,844,002.02	8.55
2 Unit	54	13,904,558.90	5.70
Condo - 1-4 Stories	53	8,732,763.16	3.58
3-4 Units	24	7,810,544.88	3.20
2-4 Family	8	1,845,745.38	0.76
Condo - 5 Stories & up	5	850,077.04	0.35
Condo Conversion	1	57,940.16	0.02
Total:	1,435	$243,748,406.87	100.00%

____________________

*

PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Subgroup 1 Mortgage Loans*

Occupancy Status	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Primary Residence	1,296	$220,306,560.66	90.38%
Investment Property	116	19,003,210.86	7.80
Second Home	23	4,438,635.35	1.82
Total:	1,435	$243,748,406.87	100.00%

____________________

*

Occupancy as represented by the Mortgagor at the time of origination.

Purpose of the Subgroup 1 Mortgage Loans

Purpose	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Refinance Cash Out	867	$179,763,966.33	73.75%
Purchase	457	44,200,904.52	18.13
Refinance Rate and Term	111	19,783,536.02	8.12
Total:	1,435	$243,748,406.87	100.00%

Original Loan-to-Value Ratios of the Subgroup 1 Mortgage Loans*

Original Loan-to-Value Ratio (%)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
50.00 or less	41	$ 6,589,967.30	2.70%
50.01 - 60.00	67	13,632,287.18	5.59
60.01 - 70.00	166	33,158,442.37	13.60
70.01 - 80.00	562	95,220,644.84	39.07
80.01 - 90.00	263	55,443,407.65	22.75
90.01 - 100.00	336	39,703,657.53	16.29
Total:	1,435	$243,748,406.87	100.00%

____________________

*

The weighted average original loan-to-value ratio of the first lien Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 79.04%.  The weighted average combined loan-to-value ratio of the second lien Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 96.23%.

Geographic Distribution of the Subgroup 1 Mortgaged Properties

Location	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Alabama	7	$ 562,935.61	0.23%
Arizona	28	4,551,492.54	1.87
Arkansas	7	875,022.09	0.36
California	175	47,396,598.96	19.44
Colorado	21	3,931,236.13	1.61
Connecticut	30	5,696,883.86	2.34
Delaware	4	869,682.63	0.36
District of Columbia	3	522,366.00	0.21
Florida	159	27,573,729.56	11.31
Georgia	44	4,467,563.63	1.83
Hawaii	4	1,276,509.34	0.52
Idaho	14	1,934,719.92	0.79
Illinois	51	7,720,064.03	3.17
Indiana	22	2,443,141.39	1.00
Iowa	6	574,962.79	0.24
Kansas	4	300,148.81	0.12
Kentucky	12	1,036,750.39	0.43
Louisiana	9	812,671.91	0.33
Maine	17	2,271,264.35	0.93
Maryland	34	6,980,997.27	2.86
Massachusetts	85	20,889,884.74	8.57
Michigan	64	6,004,297.33	2.46
Minnesota	9	1,498,071.32	0.61
Mississippi	2	211,215.96	0.09
Missouri	13	932,011.50	0.38
Montana	3	310,659.73	0.13
Nebraska	1	97,402.26	0.04
Nevada	16	4,129,848.44	1.69
New Hampshire	9	1,264,013.02	0.52
New Jersey	39	9,502,061.83	3.90
New York	79	20,520,319.62	8.42
North Carolina	31	3,169,829.39	1.30
North Dakota	1	57,490.50	0.02
Ohio	48	4,726,469.03	1.94
Oklahoma	13	1,219,149.02	0.50
Oregon	5	879,201.92	0.36
Pennsylvania	58	8,094,544.01	3.32
Rhode Island	12	2,363,825.72	0.97
South Carolina	23	2,684,938.99	1.10
South Dakota	1	105,269.08	0.04
Tennessee	25	2,609,214.59	1.07
Texas	138	14,175,103.00	5.82
Utah	7	696,152.05	0.29
Vermont	10	1,389,328.27	0.57
Virginia	45	7,864,041.79	3.23
Washington	20	3,513,426.11	1.44
Wisconsin	26	2,924,915.38	1.20
Wyoming	1	116,981.06	0.05
Total:	1,435	$243,748,406.87	100.00%

____________________

(1)

The greatest ZIP Code geographic concentration of Subgroup 1 Mortgage Loans, by Subgroup 1 Cut-off Date Principal Balance, was approximately 0.58% in the 02121 ZIP Code.

Documentation Level of the Subgroup 1 Mortgage Loans*

Documentation Level	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Full Documentation	999	$151,506,728.63	62.16%
Stated Documentation	433	91,671,961.37	37.61
Lite Documentation	3	569,716.87	0.23
Total:	1,435	$243,748,406.87	100.00%

____________________

*

For a description of each documentation level, see “The Originator—Option One Mortgage Corporation” in this free writing prospectus.

Current Loan Rates of the Subgroup 1 Mortgage Loans*

Current Loan Rate (%)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
5.000 or less	1	$ 164,000.39	0.07%
5.001 - 5.500	7	2,169,003.61	0.89
5.501 - 6.000	16	4,377,600.33	1.80
6.001 - 6.500	56	17,146,358.80	7.03
6.501 - 7.000	114	29,109,925.48	11.94
7.001 - 7.500	112	25,941,992.84	10.64
7.501 - 8.000	199	41,610,541.21	17.07
8.001 - 8.500	164	30,332,712.24	12.44
8.501 - 9.000	223	35,407,059.80	14.53
9.001 - 9.500	147	20,788,619.28	8.53
9.501 - 10.000	109	15,159,207.45	6.22
10.001 - 10.500	57	7,642,132.10	3.14
10.501 - 11.000	51	3,940,591.40	1.62
11.001 - 11.500	56	3,785,226.17	1.55
11.501 - 12.000	67	3,980,695.99	1.63
12.001 - 12.500	40	1,668,098.10	0.68
12.501 - 13.000	16	524,641.68	0.22
Total:	1,435	$243,748,406.87	100.00%

____________________

*

The weighted average Loan Rate of the Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 8.204% per annum.

Maximum Loan Rates of the Subgroup 1 Mortgage Loans*

Maximum Loan Rate (%)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	339	$ 42,772,001.99	17.55%
9.001 - 9.500	3	973,050.72	0.40
9.501 - 10.000	4	749,681.55	0.31
10.001 - 10.500	3	484,400.60	0.20
10.501 - 11.000	10	1,988,865.51	0.82
11.001 - 11.500	4	937,978.60	0.38
11.501 - 12.000	17	4,264,504.45	1.75
12.001 - 12.500	36	10,445,770.33	4.29
12.501 - 13.000	93	23,652,296.20	9.70
13.001 - 13.500	88	19,683,721.20	8.08
13.501 - 14.000	160	34,436,233.36	14.13
14.001 - 14.500	143	25,861,995.50	10.61
14.501 - 15.000	196	31,652,138.21	12.99
15.001 - 15.500	118	17,468,001.54	7.17
15.501 - 16.000	91	13,353,559.97	5.48
16.001 - 16.500	47	6,836,487.54	2.80
16.501 - 17.000	29	2,864,177.00	1.18
17.001 - 17.500	26	2,663,980.85	1.09
17.501 - 18.000	22	2,135,112.93	0.88
18.001 - 18.500	6	524,448.82	0.22
Total:	1,435	$243,748,406.87	100.00%

____________________

*

The weighted average Maximum Loan Rate of the Subgroup 1 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 14.131% per annum.

Gross Margins of the Subgroup 1 Mortgage Loans*

Gross Margins (%)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	339	$ 42,772,001.99	17.55%
2.501 - 3.000	2	223,958.44	0.09
3.501 - 4.000	2	728,499.82	0.30
4.001 - 4.500	3	514,302.56	0.21
4.501 - 5.000	28	7,469,444.01	3.06
5.001 - 5.500	98	25,007,839.26	10.26
5.501 - 6.000	198	38,584,147.91	15.83
6.001 - 6.500	218	41,378,449.04	16.98
6.501 - 7.000	240	41,529,625.64	17.04
7.001 - 7.500	184	28,540,842.29	11.71
7.501 - 8.000	123	16,999,295.91	6.97
Total:	1,435	$243,748,406.87	100.00%

____________________

*

The weighted average Gross Margin of the Subgroup 1 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 6.360% per annum.

Next Adjustment Date for the Subgroup 1 Mortgage Loans

Rate Change Date	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	339	$ 42,772,001.99	17.55%
September 2007	2	298,217.53	0.12
October 2007	1	82,955.59	0.03
November 2007	21	4,394,649.85	1.80
December 2007	188	36,560,221.69	15.00
January 2008	792	141,314,479.16	57.98
February 2008	3	501,791.53	0.21
November 2008	2	335,564.21	0.14
December 2008	2	364,818.46	0.15
January 2009	18	3,010,550.01	1.24
November 2010	2	492,244.69	0.20
December 2010	16	3,202,476.95	1.31
January 2011	47	10,239,769.58	4.20
November 2020	1	16,165.63	0.01
December 2020	1	162,500.00	0.07
Total:	1,435	$243,748,406.87	100.00%

Product Type of the Subgroup 1 Mortgage Loans

Product Type	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Fixed - 15 Year	6	$ 527,931.31	0.22%
Fixed - 20 Year	4	470,139.25	0.19
Fixed - 30 Year	294	33,019,322.98	13.55
15/15 ARM (1)	1	16,165.63	0.01
15/15 ARM - 5 Yr IO(2)	1	162,500.00	0.07
2/13 ARM (3)	1	51,584.64	0.02
2/28 ARM (4)	737	119,352,049.18	48.97
2/28 ARM - 5 Yr IO(5)	66	19,343,714.81	7.94
2/28 ARM - 40 Yr Amortization(6)	203	44,404,966.72	18.22
3/27 ARM (7)	17	2,939,231.84	1.21
3/27 ARM - 40 Yr Amortization(8)	5	771,700.84	0.32
5/25 ARM(9)	32	6,229,753.80	2.56
5/25 ARM - 5 Yr IO(10)	12	3,097,848.60	1.27
5/25 ARM - 40 Yr Amortization(11)	21	4,606,888.82	1.89
Fixed - Balloon 40/30(12)	35	8,754,608.45	3.59
Total:	1,435	$243,748,406.87	100.00%

____________________

(1)

15/15 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for fifteen years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2)

15/15 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first fifteen years and then adjusts semi-annually based upon the six-month LIBOR index.

(3)

2/13 ARM refers to a 15 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(4)

2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(5)

2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(6)

2/28 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(7)

3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(8)

3/27 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(9)

5/25 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for five years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(10)

5/25 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

(11)

5/25 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

(12)

Fixed – Balloon 40/30 refers to a 30 year Mortgage Loan with an amortization term equal to 480 months.

Original Term to Expiration of Subgroup 1 Prepayment Penalty

Original Number of Months to Expiration	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	475	$ 73,756,987.06	30.26%
7 – 12	69	19,934,392.36	8.18
13 – 24	683	112,066,742.63	45.98
25 – 36	208	37,990,284.82	15.59
Total:	1,435	$243,748,406.87	100.00%

Credit Grade of the Subgroup 1 Mortgage Loans*

Credit Grade	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
AA+	1,076	$180,838,149.83	74.19%
AA	172	30,820,662.62	12.64
A	97	16,988,433.91	6.97
B	60	10,644,152.54	4.37
C	21	3,170,595.99	1.30
CC	9	1,286,411.98	0.53
Total:	1,435	$243,748,406.87	100.00%

____________________

*

For a description of each credit grade, see “The Originator—Option One Mortgage Corporation” in this free writing prospectus.

Lien Position of the Subgroup 1 Mortgage Loans

Lien Position	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
First Lien	1,290	$239,011,588.58	98.06%
Second Lien	145	4,736,818.29	1.94
Total:	1,435	$243,748,406.87	100.00%

Subgroup 2 Mortgage Loans

Original Principal Balances of the Subgroup 2 Mortgage Loans*

Original Principal Balance ($)	Number of Subgroup 2 Mortgage Loans	Original Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Original Principal Balance of Subgroup 2 Mortgage Loans
1 - 25,000	19	$ 386,470.00	0.16%
25,001 - 50,000	25	979,875.00	0.41
50,001 - 75,000	100	6,471,127.00	2.72
75,001 - 100,000	123	10,806,912.00	4.54
100,001 - 125,000	140	15,758,482.20	6.62
125,001 - 150,000	141	19,258,640.65	8.10
150,001 - 175,000	133	21,475,328.90	9.03
175,001 - 200,000	130	24,419,410.00	10.27
200,001 - 250,000	137	31,022,274.00	13.04
250,001 - 300,000	108	29,650,645.00	12.46
300,001 - 400,000	179	62,163,515.50	26.13
400,001 - 500,000	28	12,370,800.00	5.20
500,001 - 600,000	6	3,108,500.00	1.31
Total:	1,269	$237,871,980.25	100.00%

____________________

*

The average Principal Balance of the Subgroup 2 Mortgage Loans at origination was approximately $187,448.

Cut-off Date Principal Balances of the Subgroup 2 Mortgage Loans*

Cut–off Date Principal Balance ($)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
1 - 25,000	19	$ 384,043.39	0.16%
25,001 - 50,000	26	1,028,143.44	0.43
50,001 - 75,000	100	6,483,407.68	2.73
75,001 - 100,000	123	10,814,471.10	4.55
100,001 - 125,000	142	16,006,384.47	6.74
125,001 - 150,000	140	19,145,670.98	8.06
150,001 - 175,000	131	21,137,962.09	8.90
175,001 - 200,000	131	24,575,990.46	10.35
200,001 - 250,000	136	30,775,191.78	12.96
250,001 - 300,000	109	29,873,062.27	12.58
300,001 - 400,000	179	62,161,459.40	26.18
400,001 - 500,000	27	11,952,850.23	5.03
500,001 - 600,000	6	3,104,187.27	1.31
Total:	1,269	$237,442,824.56	100.00%

____________________

*

The average Cut-off Date Principal Balance of the Subgroup 2 Mortgage Loans was approximately $187,110.

FICO Scores for the Subgroup 2 Mortgage Loans*

FICO Score	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Not Available	4	$ 479,569.41	0.20%
501 – 525	114	19,821,422.45	8.35
526 – 550	114	18,773,791.74	7.91
551 – 575	126	21,219,238.11	8.94
576 – 600	225	38,967,018.67	16.41
601 – 625	268	51,508,510.08	21.69
626 – 650	190	37,562,622.45	15.82
651 – 675	99	20,361,023.92	8.58
676 – 700	53	10,633,003.75	4.48
701 – 725	40	8,715,018.11	3.67
726 – 750	22	5,382,644.54	2.27
751 – 775	9	2,185,427.18	0.92
776 – 800	4	1,449,534.15	0.61
801 – 825	1	384,000.00	0.16
Total:	1,269	$237,442,824.56	100.00%

____________________

*

The non-zero weighted average FICO score of the Mortgagors of the Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 611.

Original Terms to Stated Maturity of the Subgroup 2 Mortgage Loans*

Original Term (months)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
121 – 180	7	$ 841,490.97	0.35%
181 – 240	2	133,749.79	0.06
301 – 360	1,260	236,467,583.80	99.59
Total:	1,269	$237,442,824.56	100.00%

____________________

*

The weighted average original term of the Subgroup 2 Mortgage Loans was approximately 359 months.

Remaining Terms to Stated Maturity of the Subgroup 2 Mortgage Loans*

Remaining Term (months)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
180 or less	7	$ 841,490.97	0.35%
181 – 348	3	446,520.37	0.19
349 – 360	1,259	236,154,813.22	99.46
Total:	1,269	$237,442,824.56	100.00%

____________________

*

The weighted average remaining term of the Subgroup 2 Mortgage Loans was approximately 356 months.

Property Types of the Subgroup 2 Mortgage Loans

Property Type	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Single Family	1,006	$178,477,596.96	75.17%
PUD*	98	19,558,358.78	8.24
2 Unit	56	16,330,712.09	6.88
Condo - 1-4 Stories	52	10,098,017.30	4.25
3-4 Units	22	7,498,219.06	3.16
Manufactured Housing	25	3,419,553.20	1.44
2-4 Family	6	1,374,588.34	0.58
Condo Conversion	2	396,289.63	0.17
Condo - 5 Stories & up	2	289,489.20	0.12
Total:	1,269	$237,442,824.56	100.00%

____________________

*

PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Subgroup 2 Mortgage Loans*

Occupancy Status	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Primary Residence	1,127	$211,692,655.22	89.16%
Investment Property	116	21,732,090.80	9.15
Second Home	26	4,018,078.54	1.69
Total:	1,269	$237,442,824.56	100.00%

____________________

*

Occupancy as represented by the Mortgagor at the time of origination.

Purpose of the Subgroup 2 Mortgage Loans

Purpose	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Refinance Cash Out	781	$161,905,862.17	68.19%
Purchase	374	54,227,236.51	22.84
Refinance Rate and Term	114	21,309,725.88	8.97
Total:	1,269	$237,442,824.56	100.00%

Original Loan-to-Value Ratios of the Subgroup 2 Mortgage Loans *

Original Loan-to-Value Ratio (%)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
50.00 or less	60	$ 10,913,512.13	4.60%
50.01 - 60.00	69	13,519,012.29	5.69
60.01 - 70.00	136	26,107,491.95	11.00
70.01 - 80.00	484	92,728,136.20	39.05
80.01 - 90.00	272	57,281,184.37	24.12
90.01 - 100.00	248	36,893,487.62	15.54
Total:	1,269	$237,442,824.56	100.00%

____________________

*

The weighted average original loan-to-value ratio of the first lien Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 78.85%.  The weighted average combined loan-to-value ratio of the second lien Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 99.86%.

Geographic Distribution of the Subgroup 2 Mortgaged Properties

Location	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Alabama	9	$ 805,547.49	0.34%
Alaska	1	264,804.65	0.11
Arizona	25	4,502,841.18	1.90
Arkansas	4	381,620.61	0.16
California	145	42,421,024.45	17.87
Colorado	17	2,658,575.17	1.12
Connecticut	20	4,155,882.59	1.75
Delaware	5	900,323.60	0.38
District of Columbia	3	618,279.89	0.26
Florida	155	27,259,940.25	11.48
Georgia	32	4,357,082.45	1.84
Hawaii	8	2,469,527.56	1.04
Idaho	8	1,016,263.32	0.43
Illinois	55	8,358,405.37	3.52
Indiana	9	1,020,016.53	0.43
Iowa	4	299,819.79	0.13
Kansas	4	485,064.40	0.20
Kentucky	12	1,562,978.28	0.66
Louisiana	6	707,267.13	0.30
Maine	10	1,125,473.88	0.47
Maryland	32	6,477,460.53	2.73
Massachusetts	75	18,338,031.56	7.72
Michigan	52	6,967,509.43	2.93
Minnesota	10	1,683,333.93	0.71
Mississippi	1	59,946.22	0.03
Missouri	15	1,868,999.14	0.79
Montana	8	1,135,304.40	0.48
Nebraska	2	195,202.07	0.08
Nevada	25	4,957,279.18	2.09
New Hampshire	4	804,512.15	0.34
New Jersey	57	13,129,482.20	5.53
New York	67	20,810,141.34	8.76
North Carolina	39	4,562,855.16	1.92
Ohio	35	3,937,532.06	1.66
Oklahoma	12	1,165,738.07	0.49
Oregon	11	1,440,411.86	0.61
Pennsylvania	55	7,401,458.02	3.12
Rhode Island	16	3,745,990.78	1.58
South Carolina	19	2,344,429.33	0.99
South Dakota	1	152,487.22	0.06
Tennessee	24	3,064,080.56	1.29
Texas	68	7,493,463.45	3.16
Utah	4	560,026.66	0.24
Vermont	10	1,603,977.01	0.68
Virginia	52	9,976,882.48	4.20
Washington	21	4,168,219.70	1.76
Wisconsin	19	3,562,151.22	1.50
Wyoming	3	465,180.24	0.20
Total:	1,269	$237,442,824.56	100.00%

____________________

(1)

The greatest ZIP Code geographic concentration of Subgroup 2 Mortgage Loans, by Subgroup 2 Cut-off Date Principal Balance, was approximately 0.51% in the 93550 ZIP Code.

Documentation Level of the Subgroup 2 Mortgage Loans*

Documentation Level	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Full Documentation	845	$140,841,651.90	59.32%
Stated Documentation	398	90,004,803.15	37.91
No Documentation	20	5,424,882.46	2.28
Lite Documentation	6	1,171,487.05	0.49
Total:	1,269	$237,442,824.56	100.00%

____________________

*

For a description of each documentation level, see “The Originator—Option One Mortgage Corporation” in this free writing prospectus.

Current Loan Rates of the Subgroup 2 Mortgage Loans*

Current Loan Rate (%)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
5.001 - 5.500	8	$ 2,665,130.99	1.12%
5.501 - 6.000	14	4,243,495.26	1.79
6.001 - 6.500	36	10,230,401.90	4.31
6.501 - 7.000	107	27,915,999.81	11.76
7.001 - 7.500	113	27,170,811.45	11.44
7.501 - 8.000	155	36,051,952.58	15.18
8.001 - 8.500	155	31,128,529.84	13.11
8.501 - 9.000	197	34,407,429.01	14.49
9.001 - 9.500	107	18,251,396.53	7.69
9.501 - 10.000	135	20,711,816.54	8.72
10.001 - 10.500	74	9,680,835.20	4.08
10.501 - 11.000	62	7,069,002.21	2.98
11.001 - 11.500	44	4,553,328.92	1.92
11.501 - 12.000	38	2,415,771.12	1.02
12.001 - 12.500	13	578,979.55	0.24
12.501 - 13.000	11	367,943.65	0.15
Total:	1,269	$237,442,824.56	100.00%

____________________

*

The weighted average Loan Rate of the Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 8.314% per annum.

Maximum Loan Rates of the Subgroup 2 Mortgage Loans*

Maximum Loan Rate (%)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	227	$ 37,980,677.19	16.00%
8.501 - 9.000	3	1,109,703.16	0.47
9.001 - 9.500	1	190,053.48	0.08
9.501 - 10.000	3	889,508.69	0.37
10.001 - 10.500	4	780,585.91	0.33
10.501 - 11.000	4	1,111,370.37	0.47
11.001 - 11.500	4	1,067,123.77	0.45
11.501 - 12.000	18	3,752,703.68	1.58
12.001 - 12.500	24	6,052,644.25	2.55
12.501 - 13.000	79	20,275,015.54	8.54
13.001 - 13.500	90	21,699,963.95	9.14
13.501 - 14.000	132	30,212,069.72	12.72
14.001 - 14.500	131	26,210,243.10	11.04
14.501 - 15.000	166	30,150,175.54	12.70
15.001 - 15.500	91	15,725,507.53	6.62
15.501 - 16.000	118	18,958,308.52	7.98
16.001 - 16.500	65	8,794,259.10	3.70
16.501 - 17.000	53	6,579,295.51	2.77
17.001 - 17.500	36	4,230,521.16	1.78
17.501 - 18.000	15	1,341,236.14	0.56
18.001 - 18.500	5	331,858.25	0.14
Total:	1,269	$237,442,824.56	100.00%

____________________

*

The weighted average Maximum Loan Rate of the Subgroup 2 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 14.309% per annum.

Gross Margins of the Subgroup 2 Mortgage Loans*

Gross Margins (%)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	227	$ 37,980,677.19	16.00%
3.501 - 4.000	1	379,188.48	0.16
4.001 - 4.500	5	1,423,603.49	0.60
4.501 - 5.000	34	7,198,394.86	3.03
5.001 - 5.500	73	18,265,519.53	7.69
5.501 - 6.000	172	37,329,404.74	15.72
6.001 - 6.500	192	39,444,470.29	16.61
6.501 - 7.000	189	35,687,749.35	15.03
7.001 - 7.500	166	27,099,753.71	11.41
7.501 - 8.000	175	27,036,160.48	11.39
8.001 - 8.500	31	5,057,430.16	2.13
8.501 - 9.000	4	540,472.28	0.23
Total:	1,269	$237,442,824.56	100.00%

____________________

*

The weighted average Gross Margin of the Subgroup 2 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 6.523% per annum.

Next Adjustment Date for the Subgroup 2 Mortgage Loans

Rate Change Date	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	227	$ 37,980,677.19	16.00%
June 2006	1	132,780.82	0.06
July 2006	1	90,773.70	0.04
December 2006	1	312,770.58	0.13
September 2007	2	303,388.39	0.13
October 2007	14	2,234,424.55	0.94
November 2007	24	5,528,955.67	2.33
December 2007	189	38,212,933.03	16.09
January 2008	744	138,083,073.50	58.15
February 2008	6	1,269,476.98	0.53
October 2008	2	322,743.82	0.14
December 2008	4	633,116.62	0.27
January 2009	16	4,018,536.77	1.69
November 2010	1	375,000.00	0.16
December 2010	8	2,252,593.36	0.95
January 2011	28	5,638,646.09	2.37
January 2021	1	52,933.49	0.02
Total:	1,269	$237,442,824.56	100.00%

Product Type of the Subgroup 2 Mortgage Loans

Product Type	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Fixed - 15 Year	6	$ 716,406.42	0.30%
Fixed - 20 Year	2	133,749.79	0.06
Fixed - 30 Year	173	25,301,402.98	10.66
Fixed - 30 Year 5 Yr IO	14	4,178,113.45	1.76
15/15 ARM (1)	1	52,933.49	0.02
2/13 ARM (2)	1	125,084.55	0.05
2/28 ARM (3)	684	116,899,795.57	49.23
2/28 ARM - 5 Yr IO (4)	122	30,976,621.82	13.05
2/28 ARM - 40 Yr Amortization(5)	173	37,943,520.76	15.98
3/27 ARM(6)	19	4,184,667.22	1.76
3/27 ARM - 5 Yr IO(7)	1	407,250.00	0.17
3/27 ARM - 40 Yr Amortization(8)	2	382,479.99	0.16
5/25 ARM(9)	19	3,274,887.42	1.38
5/25 ARM - 5 Yr IO(10)	10	2,950,418.97	1.24
5/25 ARM - 40 Yr Amortization(11)	8	2,040,933.06	0.86
6 Month ARM - 40 Yr Amortization(12)	1	132,780.82	0.06
30 Yr ARM	1	90,773.70	0.04
Fixed - Balloon 40/30(13)	32	7,651,004.55	3.22
Total:	1,269	$237,442,824.56	100.00%

____________________

(1)

15/15 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for fifteen years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2)

2/13 ARM refers to a 15 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(3)

2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(4)

2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(5)

2/28 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(6)

3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(7)

3/27 - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(8)

3/27 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(9)

5/25 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for five years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(10)

5/25 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

(11)

5/25 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

(12)

6 month ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first six months and then adjusts semi-annually based upon the six-month LIBOR index.

(13)

Fixed – Balloon 40/30 refers to a 30 year Mortgage Loan with an amortization term equal to 480 months.

Original Term to Expiration of Prepayment Penalty of the Subgroup 2 Mortgage Loans

Original Number of Months to Expiration	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	403	$ 70,344,933.11	29.63%
7 – 12	79	23,903,921.81	10.07
13 – 24	621	111,298,808.47	46.87
25 – 36	166	31,895,161.17	13.43
Total:	1,269	$237,442,824.56	100.00%

Credit Grade of the Subgroup 2 Mortgage Loans*

Credit Grade	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
AA+	891	$169,217,380.47	71.27%
AA	186	34,704,889.85	14.62
A	82	15,343,420.27	6.46
B	75	12,538,372.16	5.28
C	26	4,376,764.74	1.84
CC	9	1,261,997.07	0.53
Total:	1,269	$237,442,824.56	100.00%

____________________

*

For a description of each credit grade, see “The Originator—Option One Mortgage Corporation” in this free writing prospectus.

Lien Position of the Subgroup 2 Mortgage Loans

Lien Position	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
First Lien	1,219	$235,666,408.83	99.25%
Second Lien	50	1,776,415.73	0.75
Total:	1,269	$237,442,824.56	100.00%

Subgroup 3 Mortgage Loans

Original Principal Balances of the Subgroup 3 Mortgage Loans*

Original Principal Balance ($)	Number of Subgroup 3 Mortgage Loans	Original Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Original Principal Balance of Subgroup 3 Mortgage Loans
1 - 25,000	331	$ 6,102,787.20	1.26%
25,001 - 50,000	231	8,290,529.49	1.71
50,001 - 75,000	152	9,450,020.57	1.95
75,001 - 100,000	162	14,130,207.42	2.91
100,001 - 125,000	143	16,096,163.00	3.32
125,001 - 150,000	91	12,516,122.15	2.58
150,001 - 175,000	97	15,625,538.80	3.22
175,001 - 200,000	91	17,169,257.80	3.54
200,001 - 250,000	135	30,226,145.70	6.23
250,001 - 300,000	94	25,810,638.50	5.32
300,001 - 400,000	175	60,536,422.25	12.48
400,001 - 500,000	215	97,243,779.55	20.05
500,001 - 600,000	122	67,285,152.00	13.87
600,001 - 700,000	52	33,877,987.00	6.99
700,001 or greater	76	70,580,013.00	14.55
Total:	2,167	$484,940,764.43	100.00%

____________________

*

The average Principal Balance of the Subgroup 3 Mortgage Loans at origination was approximately $223,784.

Cut-off Date Principal Balances of the Subgroup 3 Mortgage Loans*

Cut-off Date Principal Balance ($)	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
1 - 25,000	331	$ 6,089,979.70	1.26%
25,001 - 50,000	234	8,426,890.71	1.74
50,001 - 75,000	150	9,359,014.12	1.93
75,001 - 100,000	162	14,132,991.63	2.92
100,001 - 125,000	143	16,092,749.14	3.32
125,001 - 150,000	90	12,368,599.73	2.55
150,001 - 175,000	98	15,774,865.81	3.26
175,001 - 200,000	90	16,966,232.17	3.50
200,001 - 250,000	136	30,423,509.28	6.28
250,001 - 300,000	94	25,825,671.15	5.33
300,001 - 400,000	174	60,145,196.65	12.42
400,001 - 500,000	215	97,085,266.49	20.05
500,001 - 600,000	122	67,184,070.70	13.88
600,001 - 700,000	52	33,829,260.11	6.99
700,001 or greater	76	70,493,934.49	14.56
Total:	2,167	$484,198,231.88	100.00%

____________________

*

The average Cut-off Date Principal Balance of the Subgroup 3 Mortgage Loans was approximately $223,442.

FICO Scores for the Subgroup 3 Mortgage Loans*

FICO Score	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
Not Available	11	$ 787,553.36	0.16%
500	1	110,099.28	0.02
501 - 525	74	17,142,345.09	3.54
526 - 550	90	22,125,863.56	4.57
551 - 575	127	28,861,635.22	5.96
576 - 600	402	74,620,419.46	15.41
601 - 625	441	79,762,946.57	16.47
626 - 650	369	80,215,699.50	16.57
651 - 675	268	66,109,747.10	13.65
676 - 700	176	53,014,215.34	10.95
701 - 725	95	26,844,282.54	5.54
726 - 750	58	15,255,329.68	3.15
751 - 775	34	10,678,749.57	2.21
776 - 800	21	8,669,345.61	1.79
Total:	2,167	$484,198,231.88	100.00%

____________________

*

The weighted average FICO score of the Mortgagors of the Subgroup 3 Mortgage Loans as of the Cut-off Date was approximately 634.

Original Terms to Stated Maturity of the Subgroup 3 Mortgage Loans*

Original Term (months)	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
121 – 180	13	$ 614,716.92	0.13%
181 - 240	18	1,363,643.11	0.28
301 - 360	2,136	482,219,871.85	99.59
Total:	2,167	$484,198,231.88	100.00%

____________________

*

The weighted average original term of the Subgroup 3 Mortgage Loans was approximately 359 months.

Remaining Terms to Stated Maturity of the Subgroup 3 Mortgage Loans*

Remaining Term (months)	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
180 or less	13	$ 614,716.92	0.13%
181 - 348	18	1,363,643.11	0.28
349 - 360	2,136	482,219,871.85	99.59
Total:	2,167	$484,198,231.88	100.00%

____________________

*

The weighted average remaining term of the Subgroup 3 Mortgage Loans was approximately 356 months.

Property Types of the Subgroup 3 Mortgage Loans

Property Type	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
Single Family	1,724	$365,691,839.48	75.53%
PUD*	226	61,036,492.48	12.61
2 Unit	75	22,686,483.23	4.69
Condo - 1-4 Stories	86	18,024,039.00	3.72
3-4 Units	30	12,480,054.08	2.58
2-4 Family	9	1,788,398.22	0.37
Manufactured Housing	9	1,312,969.92	0.27
Condo - 5 Stories & up	5	826,439.33	0.17
Condo Conversion	3	351,516.14	0.07
Total:	2,167	$484,198,231.88	100.00%

____________________

*

PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Subgroup 3 Mortgage Loans*

Occupancy Status	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
Primary Residence	2,082	$458,344,659.35	94.66%
Investment Property	65	17,967,634.34	3.71
Second Home	20	7,885,938.19	1.63
Total:	2,167	$484,198,231.88	100.00%

____________________

*

Occupancy as represented by the Mortgagor at the time of origination.

Purpose of the Subgroup 3 Mortgage Loans

Purpose	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
Refinance Cash Out	725	$233,942,574.90	48.32%
Purchase	1,337	229,643,466.28	47.43
Refinance Rate and Term	105	20,612,190.70	4.26
Total:	2,167	$484,198,231.88	100.00%

Original Loan-to-Value Ratios of the Subgroup 3 Mortgage Loans *

Original Loan-to-Value Ratio (%)	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
50.00 or less	27	$ 7,307,414.74	1.51%
50.01 - 60.00	56	17,826,035.01	3.68
60.01 - 70.00	136	48,227,570.31	9.96
70.01 - 80.00	696	211,264,784.23	43.63
80.01 - 90.00	314	107,423,254.69	22.19
90.01 - 100.00	938	92,149,172.90	19.03
Total:	2,167	$484,198,231.88	100.00%

____________________

*

The weighted average original loan-to-value ratio of the first lien Subgroup 3 Mortgage Loans as of the Cut-off Date was approximately 80.47%.  The weighted average combined loan-to-value ratio of the second lien Subgroup 3 Mortgage Loans as of the Cut-off Date was approximately 97.15%.

Geographic Distribution of the Subgroup 3 Mortgaged Properties

Location	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
Alabama	24	$ 1,191,402.85	0.25%
Alaska	1	201,884.23	0.04
Arizona	22	3,303,184.64	0.68
Arkansas	4	662,336.98	0.14
California	433	170,799,643.37	35.27
Colorado	34	4,868,676.33	1.01
Connecticut	23	4,887,133.14	1.01
Delaware	8	1,140,557.44	0.24
District of Columbia	3	1,259,472.02	0.26
Florida	220	47,497,722.68	9.81
Georgia	59	7,668,884.63	1.58
Hawaii	6	1,810,122.29	0.37
Idaho	8	365,878.85	0.08
Illinois	43	8,190,936.17	1.69
Indiana	23	3,054,706.44	0.63
Iowa	7	1,212,286.34	0.25
Kansas	9	389,720.22	0.08
Kentucky	25	1,455,079.84	0.30
Louisiana	10	949,020.24	0.20
Maine	17	2,582,890.68	0.53
Maryland	47	12,009,067.87	2.48
Massachusetts	119	34,979,281.23	7.22
Michigan	86	7,557,800.80	1.56
Minnesota	8	1,347,483.06	0.28
Mississippi	6	503,171.77	0.10
Missouri	27	2,706,218.20	0.56
Montana	5	472,679.05	0.10
Nebraska	1	138,141.46	0.03
Nevada	17	4,263,674.24	0.88
New Hampshire	16	2,862,070.02	0.59
New Jersey	63	21,569,873.71	4.45
New York	144	51,240,718.58	10.58
North Carolina	53	5,937,602.57	1.23
Ohio	54	3,962,705.17	0.82
Oklahoma	26	2,747,888.03	0.57
Oregon	10	2,166,613.83	0.45
Pennsylvania	60	8,250,743.18	1.70
Rhode Island	12	2,278,233.47	0.47
South Carolina	27	4,033,550.62	0.83
South Dakota	1	92,542.44	0.02
Tennessee	38	2,613,657.53	0.54
Texas	195	17,966,439.80	3.71
Utah	7	452,954.48	0.09
Vermont	10	1,500,205.43	0.31
Virginia	88	18,332,901.62	3.79
Washington	35	8,306,637.28	1.72
Wisconsin	29	2,256,786.06	0.47
Wyoming	4	157,051.00	0.03
Total:	2,167	$484,198,231.88	100.00%

____________________

(1)

The greatest ZIP Code geographic concentration of Subgroup 3 Mortgage Loans, by Subgroup 3 Cut-off Date Principal Balance, was approximately 0.51% in the 02554 ZIP Code.

Documentation Level of the Subgroup 3 Mortgage Loans*

Documentation Level	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
Stated Documentation	742	$237,293,779.76	49.01%
Full Documentation	1,391	236,766,955.29	48.90
No Documentation	23	6,210,693.61	1.28
Lite Documentation	11	3,926,803.22	0.81
Total:	2,167	$484,198,231.88	100.00%

____________________

*

For a description of each documentation level, see “The Originator—Option One Mortgage Corporation” in this free writing prospectus.

Current Loan Rates of the Subgroup 3 Mortgage Loans*

Current Loan Rate (%)	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
5.001 - 5.500	24	$ 13,629,060.98	2.81%
5.501 - 6.000	20	7,918,247.14	1.64
6.001 - 6.500	75	34,829,019.45	7.19
6.501 - 7.000	166	81,124,869.60	16.75
7.001 - 7.500	192	76,577,608.03	15.82
7.501 - 8.000	245	86,064,284.94	17.77
8.001 - 8.500	196	53,957,645.86	11.14
8.501 - 9.000	201	45,069,584.22	9.31
9.001 - 9.500	143	26,026,123.15	5.38
9.501 - 10.000	109	13,186,917.30	2.72
10.001 - 10.500	117	14,103,378.56	2.91
10.501 - 11.000	162	10,265,899.88	2.12
11.001 - 11.500	114	6,330,555.10	1.31
11.501 - 12.000	196	8,083,007.33	1.67
12.001 - 12.500	155	5,219,682.49	1.08
12.501 - 13.000	48	1,640,475.39	0.34
13.001 - 13.500	3	144,888.09	0.03
13.501 - 14.000	1	26,984.37	0.01
Total:	2,167	$484,198,231.88	100.00%

____________________

*

The weighted average Loan Rate of the Subgroup 3 Mortgage Loans as of the Cut-off Date was approximately 7.938% per annum.

Maximum Loan Rates of the Subgroup 3 Mortgage Loans*

Maximum Loan Rate (%)	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	975	$101,115,478.52	20.88%
9.001 - 9.500	2	932,649.36	0.19
9.501 - 10.000	4	1,686,049.91	0.35
10.001 - 10.500	5	2,631,252.06	0.54
10.501 - 11.000	9	3,835,783.15	0.79
11.001 - 11.500	6	1,734,157.60	0.36
11.501 - 12.000	23	10,010,146.44	2.07
12.001 - 12.500	57	23,661,170.24	4.89
12.501 - 13.000	133	65,932,116.68	13.62
13.001 - 13.500	162	65,114,351.21	13.45
13.501 - 14.000	208	73,253,586.71	15.13
14.001 - 14.500	163	47,571,787.70	9.82
14.501 - 15.000	162	40,443,114.75	8.35
15.001 - 15.500	99	21,554,488.37	4.45
15.501 - 16.000	66	11,040,358.09	2.28
16.001 - 16.500	39	8,431,308.07	1.74
16.501 - 17.000	23	2,475,169.63	0.51
17.001 - 17.500	14	1,233,357.98	0.25
17.501 - 18.000	10	801,911.81	0.17
18.001 - 18.500	7	739,993.60	0.15
Total:	2,167	$484,198,231.88	100.00%

____________________

*

The weighted average Maximum Loan Rate of the Subgroup 3 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 13.710% per annum.

Gross Margins of the Subgroup 3 Mortgage Loans*

Gross Margins (%)	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	975	$101,115,478.52	20.88%
2.501 - 3.000	1	56,752.15	0.01
3.501 - 4.000	1	312,451.00	0.06
4.001 - 4.500	4	1,869,108.31	0.39
4.501 - 5.000	47	20,181,831.06	4.17
5.001 - 5.500	158	70,530,588.25	14.57
5.501 - 6.000	260	98,019,933.34	20.24
6.001 - 6.500	256	81,067,877.29	16.74
6.501 - 7.000	208	56,709,689.25	11.71
7.001 - 7.500	149	32,356,719.39	6.68
7.501 - 8.000	98	20,240,226.83	4.18
8.001 - 8.500	6	1,543,882.20	0.32
8.501 - 9.000	2	145,476.65	0.03
9.001 - 9.500	1	16,444.90	0.00
10.001 or greater	1	31,772.74	0.01
Total:	2,167	$484,198,231.88	100.00%

____________________

*

The weighted average Gross Margin of the Subgroup 3 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 6.125% per annum.

Next Adjustment Date for the Subgroup 3 Mortgage Loans

Rate Change Date	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	975	$101,115,478.52	20.88%
September 2007	1	670,961.55	0.14
October 2007	12	2,892,571.16	0.60
November 2007	23	9,881,100.06	2.04
December 2007	219	77,071,132.76	15.92
January 2008	826	254,940,623.34	52.65
February 2008	5	2,761,161.57	0.57
November 2008	1	310,915.68	0.06
December 2008	7	3,519,862.87	0.73
January 2009	27	6,630,141.81	1.37
November 2010	1	127,207.59	0.03
December 2010	23	10,133,147.15	2.09
January 2011	39	13,874,956.61	2.87
February 2011	1	133,164.30	0.03
June 2020	2	31,619.12	0.01
July 2020	1	19,631.06	0.00
August 2020	1	15,538.76	0.00
December 2020	2	37,245.23	0.01
January 2021	1	31,772.74	0.01
Total:	2,167	$484,198,231.88	100.00%

Product Type of the Subgroup 3 Mortgage Loans

Product Type	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
Fixed - 15 Year	13	$ 614,716.92	0.13%
Fixed - 20 Year	18	1,363,643.11	0.28
Fixed - 30 Year	894	75,562,584.20	15.61
Fixed - 30 Year 5 Yr IO	11	8,282,893.98	1.71
15/15 ARM (1)	7	135,806.91	0.03
2/28 ARM (2)	610	158,144,796.77	32.66
2/28 ARM - 5 Yr IO(3)	196	85,102,958.51	17.58
2/28 ARM - 40 Yr Amortization(4)	280	104,969,795.16	21.68
3/27 ARM(5)	20	4,353,949.66	0.90
3/27 ARM - 5 Yr IO(6)	6	3,515,267.99	0.73
3/27 ARM - 40 Yr Amortization(7)	9	2,591,702.71	0.54
5/25 ARM(8)	20	4,955,065.36	1.02
5/25 ARM - 5 Yr IO(9)	23	11,456,634.18	2.37
5/25 ARM - 40 Yr Amortization(10)	21	7,856,776.11	1.62
Fixed - Balloon 40/30(11)	39	15,291,640.31	3.16
Total:	2,167	$484,198,231.88	100.00%

____________________

(1)

15/15 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for fifteen years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2)

2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(3)

2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(4)

2/28 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(5)

3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(6)

3/27 - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(7)

3/27 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(8)

5/25 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for five years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(9)

5/25 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for five years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

(10)

5/25 ARM - 40 Yr Amortization refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

(11)

Fixed – Balloon 40/30 refers to a 30 year Mortgage Loan with an amortization term equal to 480 months.

Original Term to Expiration of Prepayment Penalty of the Subgroup 3 Mortgage Loans

Original Number of Months to Expiration	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	840	$130,539,950.13	26.96%
7 - 12	134	54,119,310.28	11.18
13 - 24	929	226,086,043.06	46.69
25 - 36	264	73,452,928.41	15.17
Total:	2,167	$484,198,231.88	100.00%

Credit Grade of the Subgroup 3 Mortgage Loans*

Credit Grade	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
AA+	1,820	$400,093,441.51	82.63%
AA	204	48,894,211.23	10.10
A	73	21,387,655.14	4.42
B	47	9,313,537.99	1.92
C	17	3,488,461.80	0.72
CC	6	1,020,924.21	0.21
Total:	2,167	$484,198,231.88	100.00%

____________________

*

For a description of each credit grade, see “The Originator—Option One Mortgage Corporation” in this free writing prospectus.

Lien Position of the Subgroup 3 Mortgage Loans

Lien Position	Number of Subgroup 3 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 3 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 3 Mortgage Loans Outstanding as of Cut-off Date
First Lien	1,377	$449,473,398.93	92.83%
Second Lien	790	34,724,832.95	7.17
Total:	2,167	$484,198,231.88	100.00%

The Index

The index with respect to the adjustable-rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by The Wall Street Journal (the “Index”).  If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index that is based upon comparable information.

Listed below are historical values of certain average yields, which are related to the Index.  The monthly averages shown are intended only to provide an historical summary of the movements in the Index and may not be indicative of future rates.  The values shown below have been obtained from Bloomberg L.P. and may not be identical to the Index as published by a different source for the same period.

Six-Month LIBOR Index
Month	2006	2005	2004	2003	2002	2001
January	4.73260%	2.89119%	1.18801%	1.37293%	1.93418%	5.53091%
February	4.92275%	3.04672	1.18575	1.34338	2.03559	5.20247
March		3.28152	1.15853	1.26429	2.23531	4.80858
April		3.38366	1.28028	1.27931	2.20696	4.47553
May		3.48591	1.52145	1.23334	2.10051	4.08448
June		3.61307	1.81122	1.08146	2.00177	3.83006
July		3.83330	1.89381	1.12332	1.90524	3.79111
August		4.02300	1.94065	1.19525	1.76385	3.57105
September		4.04510	2.08716	1.18557	1.77994	3.00113
October		4.35300	2.22685	1.20399	1.73677	2.34255
November		4.55490	2.50011	1.24331	1.46164	2.10651
December		4.66620	2.71039	1.23503	1.42222	1.98829

THE SPONSOR AND THE SELLER

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this free writing prospectus as the “Sponsor.”  Its executive offices are located at 11 Madison Avenue, New York, New York 10010.  The Sponsor is an affiliate of the Depositor, Credit Suisse Securities (USA) LLC and Credit Suisse International.

The Sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The Sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the Sponsor uses special purpose entities, such as the Depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

During fiscal year 2005, the Sponsor and its affiliates securitized approximately $44.4 billion of residential mortgages.

In the normal course of its securitization program, the Sponsor acquires mortgage loans from third party originators and through its affiliates.  The Sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the Depositor and the Depositor issues the certificates supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The Sponsor will make certain representations and warranties to the Depositor and the Trustee regarding the mortgage loans and if such representations and warranties are breached, the Sponsor may have an obligation to repurchase or substitute such mortgage loans from the Depositor (or directly from the Trustee).  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the Sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

STATIC POOL INFORMATION

The Depositor will make available any of the Sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located in the hyperlink labeled ABSC OOMC 2006-HE3 at http://www.credit-suisse.ABSC.static-pool.com.  Access to this web address is unrestricted and free of charge.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

There can be no assurances that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the Issuing Entity.

THE DEPOSITOR

The Depositor is Asset Backed Securities Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Credit Suisse (USA), Inc. The Depositor is an affiliate of the Sponsor, the Seller, Credit Suisse Securities (USA) LLC and Credit Suisse International. The Depositor will not have any business operations other than securitizing mortgage assets and related activities and does not have, nor is it expected in the future to have, any significant assets.

The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.  After issuance of the Certificates, the Depositor will have no material duties or responsibilities with respect to the Mortgage Loans or the Certificates.

The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling trust assets to those trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the certificates of any series.  Trust assets will be acquired by the Depositor directly or through one or more affiliates.

THE ISSUING ENTITY

On the Closing Date, and until the termination of the trust pursuant to the Pooling Agreement, Asset Backed Securities Corporation Home Equity Loan Trust, Series OOMC 2006-HE3 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling Agreement by the Depositor and its assets will consist of the trust fund.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor and the Servicer will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling Agreement.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Pooling Agreement. After its formation, the Issuing Entity’s only activities will be:  acquiring and holding the assets of the Trust and the proceeds thereof; issuing the Certificates, distributing payments on the Certificates; and other activities related to or connected with the foregoing.  Under the Pooling Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Fund, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity.

The Pooling Agreement provides that the Depositor assign to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans. Furthermore, the Pooling Agreement states that, although it is intended that the conveyance by the Depositor to the Trustee of the Mortgage Loans be construed as a sale, the conveyance of the Mortgage Loans shall also be deemed to be a grant by the Depositor to the Trustee of a security interest in the Mortgage Loans.

If the assets of the Trust are insufficient to pay the certificateholders all principal and interest owed, holders of Certificates may not receive all of their expected payments of interest and principal and may suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Seller, the Depositor or the Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE ORIGINATOR

The information set forth in the following paragraphs has been provided by Option One Mortgage Corporation (“Option One”).

General

Option One, a California corporation headquartered in Irvine, California, is the originator of the Mortgage Loans (the “Originator”).

Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month.  The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.  Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. (“H&R Block”).  Borrowers who qualify under the Originator’s underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.  The Originator originates mortgage loans based on its underwriting guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac.

The following table details the Originator’s wholesale and retail originations for the years ended April 30, 2003, 2004 and 2005 and the six months ended October 31, 2005:

	Years Ended April 30,			Six Months Ended
	2003	2004	2005	October 31, 2005
(Dollars in Thousands)
Wholesale	$ 13,659,243	$ 20,150,992	$ 26,977,810	$ 20,616,187
Retail	$ 2,918,378	$ 3,105,021	$ 4,023,914	$ 2,892,250
Total	$ 16,577,621	$ 23,256,013	$ 31,001,724	$ 23,508,437

Information regarding the Originator’s non-prime originations is as follows:

	Years Ended April 30,			Six Months Ended
	2003	2004	2005	October 31, 2005
Mortgage Loan type:	(Dollars in Thousands)
2-year ARM	70.3%	63.4%	61.6%	48.0%
3-year ARM	5.1%	5.2%	4.0%	2.1%
Fixed 1st	23.9%	28.7%	17.7%	16.0%
Fixed 2nd	0.7%	1.6%	3.8%	4.8%
Interest only	0.0%	0.7%	12.6%	26.4%
Other	0.0%	0.4%	0.3%	2.7%
Loan purpose:
Cash-out refinance	64.9%	67.1%	63.5%	57.7%
Purchase	26.9%	26.0%	30.8%	36.1%
Rate or term refinance	8.2%	6.9%	5.7%	6.2%
Loan characteristics:
Average loan size	$ 144	$ 151	$160	$176
Weighted-average loan-to-value	78.7%	78.1%	78.9%	80.8%
Weighted-average FICO score	604	608	614	626

Underwriting Standards

The Mortgage Loans will have been originated generally in accordance with Option One’s Guidelines (the “Option One Underwriting Guidelines”). The Option One Underwriting Guidelines are primarily intended to assess the value of the mortgaged property, to evaluate the adequacy of such property as collateral for the mortgage loan and to assess the applicant’s ability to repay the mortgage loan. The Mortgage Loans were also generally underwritten with a view toward resale in the secondary market.  The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary Fannie Mae and Freddie Mac standards.

On a case-by-case basis, exceptions to the Option One Underwriting Guidelines are made where compensating factors exist.  Except as specifically stated herein, the Option One Underwriting Guidelines are the same for first lien mortgage loans and second lien mortgage loans.

Each mortgage loan applicant completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information.  The Option One Underwriting Guidelines require a credit report and, if available, a credit score on each applicant from a credit-reporting agency.  The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.   A credit score is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co., Inc. and made available through the three national credit data repositories—Equifax, TransUnion and Experian.

  Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers.  Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition.  Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.  All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The Option One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and require Option One’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal, supports the loan balance.  The maximum loan amount for mortgage loans originated under the origination programs varies by state and may be originated up to $1,400,000.  Option One recognizes that an appraised value is an opinion and thus, allows for variances to the appraisal based on a review of such appraisal, the loan-to-value ratio (“LTV”) and other risk factors. The maximum variance between the appraisal and a review of the appraisal is limited to (i) 10% for LTVs that are less than or equal to 85%, (ii) 5% for LTVs between 85.01% and 95%, and (iii) 3% for LTVs over 95%.  References to LTV’s in this section are based on loan balance (including the principal balance of the senior lien when referring to a second lien mortgage loan) relative to (a) in the case of a purchase money mortgage loan, the lesser of the appraised value or the sales price of the related mortgaged property and (b) in the case of a refinance mortgage loan, the appraised value.  There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review.  Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

Option One Underwriting Guidelines require a reasonable determination of an applicant’s ability to repay the loan.  Such determination is based on a review of the applicant’s source of income, calculation of a debt service-to-income ratio based on the amount of income from sources indicated on the loan application or similar documentation, a review of the applicant’s credit history and the type and intended use of the property being financed.

Except with respect to the No Documentation program that is described below, the Option One Underwriting Guidelines require verification or evaluation of the income of each applicant and, for purchase transactions, verification of the seasoning or source of funds (in excess of $2,500) required to be deposited by the applicant into escrow.  The income verification required under Option One’s various mortgage loan programs is as follows:

Full Documentation, the highest level of income documentation, generally requires applicants to submit one written form of verification from the employer of stable income for at least 12 months.  A wage-earner may document income by a current pay stub reflecting year to date income and applicant’s most recent W-2 or IRS Form 1040.  A self-employed applicant may document income with either the most recent federal tax returns or personal bank statements.

Lite Documentation is for applicants who otherwise cannot meet the requirements of the full documentation program and requires applicants to submit 3 months’ bank statements or a paystub as verification of income.

Stated Income Documentation applicants are qualified based upon monthly income as stated on the mortgage loan application.

No Documentation, which is only available under the AA+ credit grade, does not require any statement or proof of income, employment or assets.  The credit decision is based on the borrower’s credit score and credit trade lines.

For wage earning borrowers, all documentation types require a verbal verification of employment to be conducted within 48 hours prior to funding.

Latitude Advantage Program.  The majority of Option One’s loan originations are underwritten using its “Latitude Advantage” program guidelines.  Under the Latitude Advantage program, the maximum LTV is based on an applicant’s credit score, risk grade, income documentation and use and type of property. Maximum LTV for Full Documentation loans are generally higher than the maximum LTV for corresponding Lite Documentation or Stated Income loans.   The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied.  The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines.  A minimum credit score of 500 is required, although a credit score greater than 580 is often required to qualify for the maximum LTV (100%) under the program.   The debt-to-income ratio is generally less than 55%. Latitude Advantage guidelines require bankruptcies be discharged, dismissed or paid off at or prior to funding. Collections and judgments which are less than 12 months old and greater than $5,000 must be paid down or paid off at or prior to closing.  Collections and judgments which are 12 or more months old are disregarded.  Under the Latitude Advantage program, Option One has established six risk grades, “AA+” to “CC”, based on the applicant’s previous mortgage payment history.  Under the AA+ risk category, the applicant must have no 30-day late mortgage payments within the last 12 months.  Under the AA risk category, the applicant must have no more than one 30 day late mortgage payment within the past 12 months or no prior mortgage payment history.  Under the A risk grade, the applicant must have no more than two 30-day late mortgage payments within the past 12 months.  Under the B risk grade, the applicant must have no more than four 30-day late mortgage payments or two 30-day and one 60-day late mortgage payment within the past 12 months.  Under the C risk grade, the applicant must have no more than six 30-day late mortgage payments, one 60-day late mortgage payment and one 90-day late mortgage payment within the past 12 months, or six 30-day late mortgage payments, two 60-day late mortgage payments and no 90-day late payments within the last 12 months.  CC risk mortgage delinquencies are considered on a case-by-case basis.

Within the Latitude Advantage program, the Score Advantage feature allows the use of the co-applicant’s credit score for qualifying purposes; provided, however, to the extent the co-applicant’s credit score exceeds the primary applicant’s credit score by more than 100 points, then the qualifying credit score will be the primary applicant’s credit score plus 100 points.  Score Advantage mortgage loans must be owner occupied, Full Documentation, and have a maximum LTV of 95%.  Score Advantage requires the co-applicant’s contribution to qualifying income to be equal to or greater than 30% of the total qualifying income. The maximum debt-to-income ratio for this program is 5% less than the maximum debt-to-income ratio allowed under the corresponding non-Score Advantage program.

Legacy Program.  In addition to its credit score based origination program, Latitude Advantage, Option One offers the “Legacy” program.  Under the Legacy program, LTV limitations are determined based on the applicant’s risk grade, income documentation and use and type of property. In general, the maximum LTV increases with credit quality and are typically higher for Full Documentation loans and owner-occupied properties.   The maximum debt-to-income ratio is generally less than 55% for AA, A, and B risk grades, and less than 60% for C and CC risk grades.  If a credit score is available, the minimum credit score required is 500.

Option One has established five credit grades under the Legacy program, “AA” to “CC”, and considers an applicant’s prior mortgage payment history, if applicable, consumer credit payment history, bankruptcy and foreclosure history, and debt-to-income ratios when determining a loan’s risk grade.  The Legacy risk grades correspond directly with the Latitude Advantage risk grades with respect to previous mortgage payment history requirements.  In addition, under the Legacy program no foreclosures may have occurred during the preceding three years for AA credit grade, two years for A grade and B grade with a LTV greater than 80%,18 months for B grade with a LTV less than or equal to 80%, or one year for C grade applicants. Chapter 7 and Chapter 11 bankruptcies may have occurred during the preceding two years for AA and A credit grades and B grade with a LTV greater than 80%, 18 months for B grade with a LTV less than or equal to 80%, and one year for C grade.  CC risk bankruptcies are permitted if paid in full, discharged or dismissed at or prior to closing.  If an applicant’s Chapter 13 bankruptcy has been discharged and the applicant has a credit history otherwise complying with the credit parameters of a credit grade and the mortgage loan LTV is equal to or less than 80%, then the applicant may qualify for such credit grade.

Exceptions.  As described above, the foregoing risk categories and criteria are Underwriting Guidelines only.  On a case-by-case basis, it may be determined that an applicant warrants a debt-to-income ratio exception, a pricing exception, a loan-to-value exception, a credit score exception or an exception from certain requirements of a particular risk category.  An upgrade will be granted if the application reflects certain compensating factors, among others: a relatively lower LTV; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment; a fixed source of income that is greater than 50% of all income; ownership of current residence of four or more years; or cash reserves equal to or in excess of three monthly payments of principal, interest, taxes and insurance.  An upgrade or exception may also be allowed if the applicant places a down payment through escrow of at least 10% of the purchase price of the mortgaged property, or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 20% or more. Accordingly, certain mortgagors may qualify for a more favorable risk category or for a higher maximum LTV that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category or maximum LTV.

THE SERVICER

Servicing Background and Portfolio

Option One began servicing mortgage loans in February 1993, originally operating as a wholly owned subsidiary of Plaza Home Mortgage Corp.  The company was acquired by Fleet Financial Group and began full servicing operations in May 1995.  Block Financial subsequently purchased Option One in June 1997.

Option One services primarily sub-prime first-lien residential mortgage loans.  Over 70% of the mortgage loans serviced by Option One were originated by Option One and over 65% of the mortgage loans serviced by Option One are in private residential mortgage asset-backed securities.

Option One has experienced substantial growth in its servicing portfolio in the past few years, both as a result of its growth in origination and third-party servicing.  The following table summarizes Option One’s servicing portfolio by origin at April 30, 2003, 2004 and 2005 and at October 31, 2005:

	At April 30, 2003	At April 30, 2004	At April 30, 2005	At October 31, 2005
	Portfolio Balance (Dollars in Thousands)
Option One Serviced	$ 27,669,446	$ 36,485,328	$ 47,554,510	$ 57,760,816
Sub-Serviced	$ 3,664,365	$ 8,782,775	$ 20,439,954	$ 24,614,920
Total Portfolio	$ 31,333,812	$ 45,268,103	$ 67,994,464	$ 82,375,735
	Loan Count
Option One Serviced	221,402	274,045	332,652	376,517
Sub-Serviced	25,061	50,319	102,638	124,418
Total Portfolio	246,463	324,364	435,290	500,935

Business Strategy and Organizational Structure

Option One’s business strategy includes incremental growth of its servicing portfolio through origination volume, leveraging and expanding selective third-party servicing strategic partnerships for both interim and long-term sub-servicing.

Option One has a scalable technology platform and expansion capacity to support its business strategy.  Option One’s loan administration functions are performed in U.S. servicing sites in Irvine, California and Jacksonville, Florida, as well as offshore outsource provider’s sites in Noida, Gurgaon, and Bangalore, India and Guadalajara, Mexico.  The two U.S. offices operate in parallel, handling many of the same processes for loans across the entire portfolio.  The use of an offshore outsource provider has increased Option One’s ability to perform customer service, welcome calls, new loan audits, early stage collections, and other loan administration functions.  By allocating staff to multiple sites, Option One has the ability to extend its service hours and improve customer satisfaction.

Option One’s organizational structure is aligned to best serve its customers, maximize loan performance and minimize risk exposure.  Management continually refines and improves its technology to enhance automated workflow processes and boost productivity throughout the operation.  Option One utilizes the Fidelity Mortgage Servicing Package (MSP) as its main servicing system, along with a number of ancillary vendor and proprietary systems.  Option One has also developed its own data warehouse and REO and loss mitigation management system.

In order to improve servicing efficiency and effectiveness, Option One outsources certain servicing tasks to a variety of third-party vendors.  Such servicing tasks may include:   property tax processing and tracking, hazard insurance tracking and related forced placed insurance coverage tasks, certain field services, foreclosure, bankruptcy and loss mitigation and real estate owned related tasks, lien release services and customer service functions.  Three material components of Option One’s outsourcing model include redundancy, oversight and audit.  In some instances, more than one outsource vendor is used to perform the same function on different segments of the servicing portfolio which encourages competitive pricing and performance and provides additional back-up capabilities.  Option One’s outsource vendor agreements provide that each vendor strictly comply with Option One’s guidelines, policies and procedures and that any significant or material decisions are not made by the outsource vendor but are elevated to Option One associates.  Option One maintains quality control and review processes to assure that the outsource vendors are performing their functions in accordance with investor requirements and are in compliance with applicable federal and state law.  Option One also retains the right to perform audits of outsource vendor’s operations at Option One’s sole discretion.

Option One’s mortgage loan document custodial responsibilities are performed by an independent custodian, or if applicable, a trustee in accordance with the related servicing agreement.

Default Management

Option One defines and measures delinquencies in accordance with applicable investor guidelines and agreements.  The company employs a proactive approach to resolving delinquencies with an emphasis on expedient timeline management.  Option One pursues a dual track loss mitigation and foreclosure policy.  Initial contact is based on the borrower’s previous payment patterns in tandem with the application of Freddie Mac’s EarlyIndicator (EI) scoring model, which seeks to identify those accounts posing a greater risk of default.  Collectors work extensive evening and weekend shifts to effectively manage the nationwide portfolio and are trained to identify loss mitigation opportunities and solicit workout opportunities during the collection process.  Workout specialists maintain contact with borrowers while an account is in foreclosure in an attempt to arrange an alternate resolution to the delinquency and mitigate future losses.  Option One’s borrower assistance department offers borrowers alternatives, all within specific investor guidelines, to foreclosure that may include reinstatement, repayment and forbearance plans, modifications, short-sales, and deed in lieu of foreclosure.    A loan will remain in the borrower assistance area until a resolution has been reached or until a foreclosure has been completed.  Option One’s proprietary system, DARES, is a real estate and loss mitigation web-based database that provides the borrower assistance team with an automated decision tree and gain/loss analysis, centralization of the repayment plan process, efficient autodialer utilization by outbound solicitation, and web-based applications designed to provide customers with optimal contact avenues.  Through DARES, loss mitigation specialists complete an on-line rules-based net present value analysis form, which documents the presumed loss exposure on the property and compares it to different alternatives.  DARES is also used for monitoring, tracking, maintaining and communicating all REO department needs.  When properties become REO, Option One obtains property valuations and analyzes each property individually to determine what sales decisions will result in the highest net return while limiting the marketing time.  Option One’s REO assets are marketed and listed with local real estate agents and published on local multiple listing services.  Option One uses the internet for additional listing exposure.

The following tables set forth, at or for the years ended December 31, 2002, 2003, 2004 and 2005, certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One’s entire servicing portfolio (which portfolio includes mortgage loans originated under the Option One Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

Delinquencies and Foreclosures
(Dollars in Thousands)

	At December 31, 2002				At December 31, 2003
	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Total Portfolio	226,286	$ 28,070,873	N/A	N/A	301,778	$ 41,364,855	N/A	N/A
Period of Delinquency
30-59 days	4,536	$ 494,896	2.00%	1.76%	5,207	$ 604,945	1.73%	1.46%
60-89 days	2,345	$ 249,011	1.04%	0.89%	2,564	$ 293,412	0.85%	0.71%
90 days or more	14,075	$ 1,371,377	6.22%	4.89%	15,387	$ 1,597,177	5.10%	3.86%
Total Delinquent Loans	20,956	$ 2,115,285	9.26%	7.54%	23,158	$ 2,495,534	7.68%	6.03%
Loans in Foreclosure(1)	10,491	$ 1,059,786	4.64%	3.78%	10,764	$ 1,161,361	3.57%	2.81%

	At December 31, 2004				At December 31, 2005
	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Total Portfolio	386,770	$ 59,156,057	N/A	N/A	479,216	$ 79,494,367	N/A	N/A
Period of Delinquency
30-59 days	6,495	$ 819,245	1.68%	1.38%	10,875	$ 1,537,798	2.27%	1.93%
60-89 days	2,989	$ 359,917	0.77%	0.61%	5,103	$ 679,858	1.06%	0.86%
90 days or more	15,940	$ 1,722,996	4.12%	2.91%	22,544	$ 1,838,816	4.70%	2.31%
Total Delinquent Loans	25,424	$ 2,902,158	6.57%	4.91%	38,522	$ 4,056,472	8.04%	5.10%
Loans in Foreclosure(1)	9,361	$ 1,044,624	2.42%	1.77%	9,916	$ 1,157,550	2.07%	1.46%

___________________

(1)

Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Real Estate Owned
(Dollars in Thousands)

	At December 31, 2002		At December 31, 2003		At December 31, 2004		At December 31, 2005
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount
Total Portfolio	226,286	$ 28,070,873	301,778	$ 41,364,855	386,770	$ 59,156,057	479,216	$79,494,367
Foreclosed Loans(1)	3,461	$ 282,689	3,361	$ 293,629	2,536	$ 225,362	3,382	$ 316,665
Foreclosure Ratio(2)	1.53%	1.01%	1.11%	0.71%	0.66%	0.38%	0.71%	0.40%

___________________

(1)

For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2)

The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Loan Loss Experience on Option One’s Servicing Portfolio of Mortgage Loans
(Dollars in Thousands)

	At or for the Year Ended December 31,
	2002	2003	2004	2005
Total Portfolio(1)	$ 28,070,873	$ 41,364,855	$ 59,156,057	$ 79,494,367
Net Losses(2)(3)	$ 167,449	$ 238,678	$ 239,092	$ 190,347
Net Losses as a Percentage of Total Portfolio	0.60%	0.58%	0.40%	0.32%

___________________

(1)

“Total Portfolio” on the date stated above is the aggregate of the principal balances of the mortgage loans outstanding on the last day of the period.

(2)

“Net Losses” means “Gross Losses” minus “Recoveries.”  “Gross Losses” are actual losses incurred on liquidated properties for each respective period.  Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation.  “Recoveries” are recoveries from liquidation proceeds, deficiency judgments and MI proceeds.

(3)

“Net Losses” are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated.  If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.  The information in this table reflects loan liquidations through December 2005 and claims, refunds or the collection of MI proceeds related to such liquidations through February 14, 2006.

It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Option One’s mortgage portfolio set forth in the foregoing tables.  The statistics shown above represent the delinquency experience for Option One’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool.  In particular, investors should note that newly originated mortgage loans will not be added to the Mortgage Pool, and the Mortgage Pool will therefore consist of a static pool of Mortgage Loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled.  Accordingly, the actual loss and delinquency percentages with respect to the Mortgage Pool are likely to be substantially higher than those indicated in the tables above.  In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One.  Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

Training, Internal Controls and Compliance

Option One has a training program established for its servicing associates, offering a wide range of core job specific and non-job-specific training (corporate, soft skills, and mortgage fundamentals).  Training curriculums are tailored for both new and seasoned associates.  Seasoned employees receive job-specific training annually.  The training program includes new hire orientation, process improvement methodology, computer-based training, system usage techniques, leadership development, and soft skills, all conducted by dedicated business unit trainers.  The training is structured to ensure that new representatives are sufficiently knowledgeable of the subject matter and applicable regulations.  Training can take the form of classroom instruction, a simulated work environment exercise, and side-by-side monitoring and mentoring.  Option One also has ongoing leadership development, mentoring programs, and policy and procedure manuals citing applicable statutes that are widely available to employees.

Option One has controls in place which are intended to protect the company and its investors against risk of loss.  An internal audit program is utilized to evaluate the company’s internal controls and safeguard against risk of loss due to noncompliance with regulatory, investor, company, and prudent servicing practices.  In addition to oversight from the audit function, Option One also has dedicated compliance and legal teams for servicing-related issues, regulations, and laws.  A quality assurance team performs call monitoring and helps to ensure Federal Debt Collections Practice Act (FDCPA) and Real Estate Settlement Procedures Act (RESPA) compliance.  A quality control team benchmarks and measures adherence to best practices, identifies risk areas in servicing operations, centralizes communication for regulatory, investor, and industry updates, and ensures that associates are being properly trained on topics related to best practices and servicing risk.  Risk management policies in place that assist in ensuring prompt, accurate reporting to its investor base include automated reporting and remitting processes, segregation of duties among reporting, remitting, and reconciling tasks, web portal access for investors to view and download securitization data, online access to bank statements, and an account liquidation database to more closely track historical losses on the portfolio and assist in trend analysis.  Option One uses its own proprietary lock-box, which provides increased cash management controls resulting from direct oversight over the payment posting process.  Option One maintains separate bank accounts for each investor relationship in accordance with the related servicing agreement requirements.  These custodial accounts are maintained with Mellon Bank, N.A. and are not commingled.

Option One is not aware and has not received notice that any default, early amortization or other performance-triggered event has occurred as to any other securitization due to any servicing act or servicing failure to act. There have been no previous disclosures of material noncompliance by Option One with servicing criteria relating to any other portfolio serviced by Option One.

Legal proceedings pending against Option One

In July 2004, Option One Mortgage Corporation was named as defendant and served with a class action complaint filed by Larry and Brandi Freitag, as plaintiffs, in the Third Judicial Circuit Court in Madison County, Illinois. The complaint alleges breach of contract, or in the alternative unjust enrichment, and violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Specifically, the plaintiffs allege that Option One Mortgage Corporation improperly retained an extra day of per diem interest on residential mortgage loans by charging per diem interest up to and including the date of payoff. The class is defined as all persons in the United States who paid interest on or after the day of payoff and who did not receive a refund from Option One Mortgage Corporation of the interest charged on or after the day of payoff. This action is one of several actions filed earlier against other lenders by the same attorneys on a similar basis in the same court. In one such action, the court granted the defendant's motion to dismiss the plaintiff's claims of defendant's violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Plaintiffs have agreed to settle their individual claims; plaintiffs’ counsel has a motion pending to continue prosecution of the class action.  Plaintiffs’ counsel filed a motion to substitute Larry and Pamela Smith as plaintiffs, which was granted.  Option One Mortgage Corporation filed a motion to compel arbitration.

In April 2005, Option One Mortgage Corporation was named as a defendant and served with a class action complaint filed by Carol Vines and Virginia Loucile Henderson, as plaintiffs, in the United States District Court for the Eastern District of Texas, Lufkin Division.  The complaint alleges that the Texas Constitution prohibits lenders from making variable rate home equity loans and seeks forfeiture of all Texas variable rate home equity loans made prior to December 30, 2003 in which the monthly payment amount changed when the interest rate changed. Texas’ state courts have dismissed two similar suits filed by plaintiffs’ counsel.  On September 27, 2005, plaintiff, Henderson voluntarily dismissed her claim.  Pending before the Court is Option One Mortgage Corporation’s motion to dismiss the remaining plaintiff or in the alternative to compel arbitration.  Plaintiff’s counsel has notified Option One Mortgage Corporation of its intent to dismiss her complaint.

In September 2005, Option One Mortgage Corporation was named as a defendant and served with a class action complaint filed by Pamela Phillips, as plaintiff, in the United States District Court for the Central District of California, Southern Division.  The complaint alleges that Option One Mortgage Corporation’s affiliate H&R Block Mortgage Corporation willfully obtained the plaintiffs consumer credit report without a “permissible purpose” as defined in the federal Fair Credit Reporting Act and without the plaintiff having authorized such access or initiated a transaction.  Option One Mortgage Corporation is named as a defendant under the theory that H&R Block Mortgage Corporation is its alter-ego.  Plaintiff’s counsel has voluntarily dismissed her complaint, without prejudice, against Option One Mortgage Corporation.

On January 31, 2006, the Circuit Court of Cook County, Illinois County Department, Chancery Division, certified a nationwide class action against Option One Mortgage Corporation on a complaint brought by Erin and Earl Austria, in which the Austria’s allege that Option One impermissibly assessed them a reconveyance fee and authorized the assessment of a title indemnity fee on certain mortgage loans that have been paid-in-full.  Option One intends to seek an interlocutory appeal of the order of class certification.

In February 2006, Option One Mortgage Corporation became aware of a September 2005 default judgment against it in an adversary proceeding brought by Jeffrey R. Pierson in the United States Bankruptcy Court for the Eastern District of Pennsylvania.  The adversary complaint alleged that Option One engaged in various “predatory practices,” including improperly applying payments, forced placing insurance, commencing foreclosure, and credit reporting.  Option One has filed a motion to set aside the $2.4 million default judgment for failure of proper service and to dismiss the adversary complaint for failure to serve within one-eighty days of Plaintiff’s filing his complaint.

THE LOAN PERFORMANCE ADVISOR

MortgageRamp, Inc. (the “Loan Performance Advisor”), a Delaware corporation, will monitor the performance of and make recommendations to the Servicer with respect to the Mortgage Loans. The Loan Performance Advisor shall rely upon the mortgage loan data provided to it by the Servicer in performing its monitoring and advisory functions. The Loan Performance Advisor shall be entitled to receive a fee until the termination of the Trust or until the removal of the Loan Performance Advisor.

THE SWAP COUNTERPARTY

Credit Suisse International (“CSi”), (formerly known as Credit Suisse First Boston International), was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000.  The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International.”  These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating of “A+ (positive outlook)” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of “Aa3 (stable outlook)” by Moody’s Investors Service Inc. and a long-term rating of “AA- (stable outlook)” by Fitch Ratings.

CSi is an affiliate of the Depositor, the Sponsor, the Seller and Credit Suisse Securities (USA) LLC.

Except for this section “The Swap Counterparty,” CSi has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The Asset Backed Pass-Through Certificates, Series OOMC 2006-HE3 will be issued pursuant to the Pooling Agreement.  Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued.  The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement.  When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Trust will issue

·

the Class A1 Certificates,

·

the Class A2 Certificates,

·

the Class A3 Certificates,

·

the Class A4 Certificates,

·

the Class A5 Certificates,

·

the Class M1 Certificates,

·

the Class M2 Certificates,

·

the Class M3 Certificates,

·

the Class M4 Certificates,

·

the Class M5 Certificates,

·

the Class M6 Certificates,

·

the Class M7 Certificates,

·

the Class M8 Certificates,

·

the Class M9 Certificates,

·

the Class M10 Certificates,

·

the Class M11 Certificates,

·

the Class X Certificates,

·

the Class P Certificates, and

·

the Class R Certificates.

The Class A1 Certificates, Class A2 Certificates, Class A3 Certificates, Class A4 Certificates and Class A5 Certificates are referred to as the “Class A Certificates” or the “Senior Certificates.”  The Class M1 Certificates, Class M2 Certificates, Class M3 Certificates, Class M4 Certificates, Class M5 Certificates, Class M6 Certificates, Class M7 Certificates, Class M8 Certificates, Class M9 Certificates, Class M10 Certificates and Class M11 Certificates are referred to as the “Mezzanine Certificates.”  The Mezzanine Certificates, other than the Class M10 and Class M11 Certificates, are referred to as the “Offered Mezzanine Certificates.”  The Class R Certificates are referred to as the “Residual Certificates.”  The Class X Certificates, Class P Certificates and Residual Certificates are referred to as the “Physical Certificates.”  The Mezzanine Certificates and the Physical Certificates, other than the Class P Certificates, are referred to as the “Subordinate Certificates.”  The Class A Certificates and the Mezzanine Certificates are referred to as the “LIBOR Certificates.”  Only the Senior Certificates and the Offered Mezzanine Certificates are offered hereby (the “Offered Certificates”).

The LIBOR Certificates will have the initial Certificate Principal Balances specified in the table beginning on page 8, subject to a permitted variance of plus or minus five percent.  The Class P Certificates will have an initial Certificate Principal Balance of $100 and will not bear interest.  The Class P Certificates will be entitled to all prepayment premiums received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the Offered Certificates.  The Class R Certificates will not have an initial Certificate Principal Balance and will not bear interest.  The initial owner of the Residual Certificates and the Class X Certificates will be Credit Suisse Securities (USA) LLC, an affiliate of the Sponsor, Depositor and the Trust.

The Offered Certificates will be issued in book-entry form as described below.  All classes of Offered Certificates will be issued in minimum denominations of $25,000 original principal amount and integral multiples of $1 in excess thereof.

Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in May 2006 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” for any certificate issued in book-entry form is the business day immediately preceding such Distribution Date and the “Record Date” for any Physical Certificate or any Book-Entry Certificate that becomes a Definitive Certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Book-Entry Certificates

The Class A Certificates and the Mezzanine Certificates will be book-entry certificates (the “Book-Entry Certificates”).  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owner”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking société anonyme (“Clearstream”) or the Euroclear System (“Euroclear”) (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.  The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Generally, Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).  Investors may hold such beneficial interests in the Book-Entry Certificates in the minimum denominations described above under “—General.”  Except as described below, no person acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such certificate (a “Definitive Certificate”).  Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC.  Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose.  In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants.  While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.  Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below.  Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

Clearstream, 42 Avenue J.F. Kennedy, L-2967 Luxembourg, is a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg.  Clearstream is a subsidiary of Clearstream International société anonyme (“Clearstream International”), which was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, a subsidiary of Deutsche Boerse AG.  In July 2002 Deutsche Boerse AG acquired Cedel International and its 50 percent interest in Clearstream International stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque central du Luxembourg, Luxembourg Central Bank, and the Commission de Surveillance de Secteur Financier, the Luxembourg Commission for the Supervision of the Financial Sector.

Clearstream holds securities for its customers (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.  Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships.  Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems.

Clearstream’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s United States customers are limited to securities brokers and dealers and banks.  Currently, Clearstream has over 2,500 customers located in approximately 94 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in multiple currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance System plc, a United Kingdom corporation (the “Euroclear Clearance System”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System.  The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is registered as a bank in Belgium, and as such is subject to the supervision of the National Bank of Belgium and the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures.  Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co.  Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates.  In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.  Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book Entry Certificates and the Trustee is unable to locate a qualified successor, (b) the Depositor, with the consent of the applicable DTC participants, elects to terminate a book entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners and the DTC participants consent to the termination of the book-entry system through DTC.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as certificateholders under the Pooling Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.  See “Annex I” to this free writing prospectus.

None of the Depositor, the Underwriter, the Seller, the Trustee, the Servicer, the Loan Performance Advisor or the Originator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Expected Final Distribution Date

The Expected Final Distribution Date for each class of Offered Certificates is set forth in the table on page 8.  The actual final Distribution Date of any class of Offered Certificates may be earlier or later, and could be substantially earlier, than such class's Expected Final Distribution Date (calculated as the Distribution Date on which the Certificate Principal Balance of the related Class of Certificates is reduced to zero assuming (1) the Structuring Assumptions, (2) the Mortgage Loans prepay at the rates indicated under Scenario IV of the Prepayment Scenarios and that (3) the Optional Termination Date is exercised on the first possible Distribution Date).

Assumed Final Distribution Date

The Assumed Final Distribution Date for the Offered Certificates is the Distribution Date in March 2036, which is the Distribution Date one month after the latest maturing Mortgage Loan in any subgroup.  As to each class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than such class’s Assumed Final Distribution Date.

Glossary

The “Accrual Period” for the LIBOR Certificates for any Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

An “Allocated Realized Loss Amount” with respect to any class of Mezzanine Certificates, and any Distribution Date, is an amount equal to the sum of (i) any Realized Loss allocated to that class of certificates on that Distribution Date and (ii) any Allocated Realized Loss Amount for that class of certificates from the previous Distribution Date that has not been reimbursed less any increases to the Certificate Principal Balance of that class as a result of Recoveries.

The “Basic Principal Distribution Amount” means with respect to any Distribution Date the amounts in clauses (b)(i) – (iv) of the definition of Principal Distribution Amount.

The “Certificate Principal Balance” of any LIBOR Certificate immediately prior to any Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the “Original Certificate Principal Balance”) reduced by the sum of (a) all amounts actually distributed in respect of principal of such class and (b) with respect to the Mezzanine Certificates, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Distribution Dates; provided, however, that the Certificate Principal Balance of each class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the Certificate Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to the Recoveries received in respect of any Distribution Date in order of seniority up to the amount of the Allocated Realized Loss Amount owed to that class.

The “Class A Principal Distribution Amount,” means, for any Distribution Date (a) prior to the Stepdown Date or (b) on which  clause (1) of the Stepdown Date definition is in effect or (c) on which a Trigger Event is in effect, an amount equal to the Principal Distribution Amount for such Distribution Date.  For any Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, an amount equal to the excess, if any, of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 58.10% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,826,947.

The “Class M1/M2 Principal Distribution Amount ” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) (2) the aggregate Certificate Principal Balance of the Class M1 and Class M2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 76.70% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,826,947.

The “Class M3 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date) and (4) the Certificate Principal Balance of the Class M3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 80.10% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,826,947.

The “Class M4 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date) and (5) the Certificate Principal Balance of the Class M4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 83.30% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,826,947.

The “Class M5 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date) and (6) the Certificate Principal Balances of the Class M5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 86.20% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,826,947.

The “Class M6 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balances of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date) and (7) the Certificate Principal Balance of the Class M6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 89.00% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,826,947.

The “Class M7 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date) and (8) the Certificate Principal Balance of the Class M7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 91.40% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,826,947.

The “Class M8 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date) and (9) the Certificate Principal Balance of the Class M8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 92.80% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,826,947.

The “Class M9 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date), (9) the Certificate Principal Balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such Distribution Date) and (10) the Certificate Principal Balance of the Class M9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 93.80% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,826,947.

The “Class M10 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date), (9) the Certificate Principal Balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such Distribution Date), (10) the Certificate Principal Balance of the Class M9 Certificates (after taking into account the payment of the Class M9 Principal Distribution Amount on such Distribution Date) and (11) the Certificate Principal Balance of the Class M10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 95.80% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,826,947.

The “Class M11 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M1/M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date), (9) the Certificate Principal Balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such Distribution Date), (10) the Certificate Principal Balance of the Class M9 Certificates (after taking into account the payment of the Class M9 Principal Distribution Amount on such Distribution Date), (11) the Certificate Principal Balance of the Class M10 Certificates (after taking into account the payment of the Class M10 Principal Distribution Amount on such Distribution Date) and (12) the Certificate Principal Balance of the Class M11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 97.40% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over $4,826,947.

The “Credit Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Mezzanine Certificates (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralization Amount which for the purposes of this definition will not be less than zero (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

A Mortgage Loan is “Delinquent” if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.  A Mortgage Loan is “30 days Delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days Delinquent” and “90 days Delinquent” etc.

A “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The “Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Mortgage Loans.

The “Monthly Interest Distributable Amount” for any Distribution Date and each class of LIBOR Certificates will equal the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such class (allocated to each class based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls or Relief Act Interest Shortfalls for such Distribution Date).

The “Net Monthly Excess Cashflow” for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the LIBOR Certificates, (B) the Net Trust Swap Payment, (C) any Unpaid Interest Shortfall Amounts for the Class A Certificates, (D) the Principal Remittance Amount and (E) any Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or Sole Affected Party (as defined in the ISDA Master Agreement)).

The “Overcollateralization Amount” for any Distribution Date is the amount, if any, by which (x) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the aggregate Certificate Principal Balance of the LIBOR Certificates and the Class P Certificates as of such Distribution Date (after giving effect to the distribution of the Basic Principal Distribution Amount on such Distribution Date).

An “Overcollateralization Deficiency Amount” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount (assuming that 100% of the Basic Principal Distribution Amount is applied as a principal payment on such Distribution Date) on such Distribution Date.

The “Overcollateralization Increase Amount” for any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

The “Overcollateralization Release Amount” means, with respect to any Distribution Date, the lesser of (x) the Basic Principal Distribution Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Basic Principal Distribution Amount is applied as a principal payment on such Distribution Date) over (2) the Overcollateralization Target Amount for such Distribution Date.

The “Overcollateralization Target Amount” means with respect to any Distribution Date (1) prior to the Stepdown Date, approximately 1.30% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, (2) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 2.60% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) $4,826,947, and (3) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

The “Percentage Interest”  means, as to any certificate, either the percentage set forth on the face thereof or the percentage obtained by dividing the initial Certificate Principal Balance represented by such certificate by the aggregate initial Certificate Principal Balance of all of the certificates of such class.

The “Prepayment Period” for any Distribution Date is, with respect to principal prepayments, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date and ending on the fifteenth day of the month of such Distribution Date, except with respect to the first Distribution Date, when the Prepayment Period for all prepayments will commence on March 9, 2006.

The “Principal Distribution Amount” for any Distribution Date is the lesser of:

Available Funds after distribution of interest on the Class A and Mezzanine Certificates, including, with respect to the Class A Certificates, any Unpaid Interest Shortfall Amounts, any Net Trust Swap Payment and any Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or Sole Affected Party (as defined in the ISDA Master Agreement)) plus amounts available to be withdrawn from the Supplemental Interest Trust on the Distribution Date pursuant to clause (v) in the section titled “—The Swap Agreement”; and

the sum of:

(i)

the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

(ii)

the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling Agreement during the calendar month preceding the month of such Distribution Date;

(iii)

the principal portion of all unscheduled collections in respect of insurance proceeds, condemnation proceeds, liquidation proceeds and Recoveries received during the calendar month preceding the month of such Distribution Date, to the extent applied as recoveries of principal on the Mortgage Loans;

(iv)

the principal portion of all unscheduled collections in respect of full and partial principal prepayments received during the related Prepayment Period; and

(v)

the amount of any Overcollateralization Increase Amount for such Distribution Date;

minus

(vi)

the amount of any Overcollateralization Release Amount for such Distribution Date.

In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the outstanding Certificate Principal Balance of the LIBOR Certificates.

The “Principal Remittance Amount” means with respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, condemnation proceeds, insurance proceeds, including Recoveries received during the calendar month preceding the month of such Distribution Date, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during the calendar month preceding the month of such Distribution Date, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the calendar month preceding the month of such Distribution Date and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, in respect of principal.

A “Realized Loss” means, with respect to any defaulted Mortgage Loan that is finally liquidated or charged off (a “Liquidated Mortgage Loan”), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances, Servicing Fees and liquidation expenses (such amount, the “Net Liquidation Proceeds”) in respect of such Mortgage Loan.

A “Recovery” means, with respect to any Distribution Date and any Mortgage Loan that was determined to be a Liquidated Mortgage Loan in any month prior to the month preceding that Distribution Date, an amount received in respect of such Liquidated Mortgage Loan during the calendar month prior to that Distribution Date, net of reimbursable expenses.

The “Stepdown Date” means the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero (assuming that 100% of the Basic Principal Distribution Amount and any Net Monthly Excess Cashflow required to maintain the Overcollateralization Target Amount is applied as a principal payment on such Distribution Date (assuming for this purpose prior to the Stepdown Date)) and (2) the later to occur of (x) the Distribution Date occurring in May 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 41.90% (for the purpose of this definition only, Credit Enhancement Percentage shall be calculated prior to the distribution of Principal Distribution Amounts on the Mezzanine Certificates).

The “Subgroup 1 Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Subgroup 1 Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Subgroup 1 Mortgage Loans.

The “Subgroup 1 Net Counterparty Payment” is an amount equal to, with respect to any Distribution Date, the Net Counterparty Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 1 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

The “Subgroup 1 Net Trust Swap Payment” is an amount equal to, with respect to any Distribution Date, the Net Trust Swap Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 1 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

The “Subgroup 1 Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Subgroup 1 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

The “Subgroup 1 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the product of (i) the Subgroup 1 Percentage for such Distribution Date and (ii) the Class A Principal Distribution Amount for such Distribution Date.

The “Subgroup 1 Principal Remittance Amount” means, with respect to any Distribution Date, the portion of the Available Funds representing the Principal Remittance Amount for such Distribution Date derived from the Subgroup 1 Mortgage Loans.

The “Subgroup 2 Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Subgroup 2 Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Subgroup 2 Mortgage Loans.

The “Subgroup 2 Net Counterparty Payment” is an amount equal to, with respect to any Distribution Date, the Net Counterparty Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 2 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

The “Subgroup 2 Net Trust Swap Payment” is an amount equal to, with respect to any Distribution Date, the Net Trust Swap Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 2 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to such Distribution Date).

The “Subgroup 2 Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Subgroup 2 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

The “Subgroup 2 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the product of (i) the Subgroup 2 Percentage for such Distribution Date and (ii) the Class A Principal Distribution Amount for such Distribution Date.

The “Subgroup 2 Principal Remittance Amount” means, with respect to any Distribution Date, the portion of the Available Funds representing the Principal Remittance Amount for such Distribution Date derived from the Subgroup 2 Mortgage Loans.

The “Subgroup 3 Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Subgroup 3 Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Subgroup 3 Mortgage Loans.

The “Subgroup 3 Net Counterparty Payment” is an amount equal to, with respect to any Distribution Date, the Net Counterparty Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 3 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

The “Subgroup 3 Net Trust Swap Payment” is an amount equal to, with respect to any Distribution Date, the Net Trust Swap Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 3 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

The “Subgroup 3 Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Subgroup 3 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

The “Subgroup 3 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the product of (i) the Subgroup 3 Percentage for such Distribution Date and (ii) the Class A Principal Distribution Amount for such Distribution Date.

The “Subgroup 3 Principal Remittance Amount” means, with respect to any Distribution Date, the portion of the Available Funds representing the Principal Remittance Amount for such Distribution Date derived from the Subgroup 3 Mortgage Loans.

A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if either (i) the percentage obtained by dividing (x) the aggregate Principal Balance of the Mortgage Loans that are 60 days or more Delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, as of the last day of the prior calendar month by (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the previous calendar month exceeds 38.00% of the Credit Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as of the last day of the prior calendar month as a percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage
May 2008 – April 2009	1.30%*
May 2009 – April 2010	2.95%*
May 2010 – April 2011	4.65%*
May 2011 – April 2012	6.00%*
May 2012 and thereafter	6.75%

____________________

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

The “Unpaid Interest Shortfall Amount” means (i) for the first Distribution Date and with respect to the LIBOR Certificates, zero, and (ii) for such class of certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class of certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class of certificates in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the class of certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate on such Distribution Date for such class of certificates for the related Accrual Period.

Allocation of Available Funds

Distributions to holders of each class of LIBOR Certificates will be made on each Distribution Date from Available Funds.  With respect to any Distribution Date, “Available Funds” will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer and the Trustee:

1.

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related Determination Date, after deduction of the Servicing Fee and the LPA Fee for such Distribution Date and any accrued and unpaid Servicing Fees and LPA Fees in respect of any prior Distribution Dates;

2.

unscheduled payments in respect of the Mortgage Loans, including full and partial prepayments for such Mortgage Loans occurring during the related Prepayment Period (excluding prepayment premiums and amounts representing interest on prepayments received during the first Prepayment Period representing interest accruals thereon on or prior to the Closing Date) and insurance proceeds, condemnation proceeds, Net Liquidation Proceeds and Recoveries received during the calendar month preceding the month of such Distribution Date and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3.

payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date.

Generally, distributions with respect to the Class A1 Certificates will be made from Available Funds from amounts collected on the Subgroup 1 Mortgage Loans and Net Counterparty Payments.  Distributions with respect to the Class A2 Certificates, in general, will be made from Available Funds from amounts collected on the Subgroup 2 Mortgage Loans and Net Counterparty Payments.  Distributions with respect to the Class A3, Class A4 and Class A5 Certificates, in general, will be made from Available Funds from amounts collected on the Subgroup 3 Mortgage Loans and Net Counterparty Payments.  Distributions with respect to the Mezzanine Certificates will be made from Available Funds from amounts collected on the Subgroup 1, Subgroup 2 and Subgroup 3 Mortgage Loans and Net Counterparty Payments.

The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates.

Interest Distributions on the LIBOR Certificates

On each Distribution Date, the Trustee will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case from and to the extent of the Interest Remittance Amount; provided, however, the distributions made pursuant to clause 1 will be made on the related Swap Payment Date to the extent such distributions would be made on such Distribution Date:

1.

to the Supplemental Interest Trust for payment to the Swap Counterparty, the Net Trust Swap Payment, so long as an Early Termination Date has not occurred, and any Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)), as applicable for such date of distribution;

2.

concurrently, to the holders of the Senior Certificates, the related Monthly Interest Distributable Amount for each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class pursuant to this clause 2 and applied in accordance with the allocation rules set forth below;

3.

concurrently, to the holders of the Senior Certificates, the related Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class pursuant to this clause 3 and applied in accordance with the allocation rules set forth below;

4.

to the holders of the Class M1 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

5.

to the holders of the Class M2 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

6.

to the holders of the Class M3 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

7.

to the holders of the Class M4 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

8.

to the holders of the Class M5 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

9.

to the holders of the Class M6 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

10.

to the holders of the Class M7 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

11.

to the holders of the Class M8 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

12.

to the holders of the Class M9 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

13.

to the holders of the Class M10 Certificates, the Monthly Interest Distributable Amount allocable to such certificates; and

14.

to the holders of the Class M11 Certificates, the Monthly Interest Distributable Amount allocable to such certificates.

The Interest Remittance Amount distributed pursuant to clauses 2 and 3 above will be applied to the Senior Certificates as follows: amounts distributed to the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates will first reduce the Interest Remittance Amount of the related subgroup.  Reductions in the Subgroup 1 Interest Remittance Amount will be applied to the Class A1 Certificates.  Reductions in the Subgroup 2 Interest Remittance Amount will be applied to the Class A2 Certificates.  Reductions in the Subgroup 3 Interest Remittance Amount will be applied to the Class A3, Class A4 and Class A5 Certificates, pro rata, based on the amount of interest due to each such class.  If the related Interest Remittance Amount is insufficient, additional amounts will reduce the remaining Interest Remittance Amounts of the other subgroup after giving effect to the foregoing allocations.

Any Interest Remittance Amounts remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.  On any Distribution Date, any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will first reduce Net Monthly Excess Cashflow and then reduce the Monthly Interest Distributable Amounts with respect to the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.

Principal Distributions on the LIBOR Certificates

On each Distribution Date, or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date) (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Trustee will withdraw from the Distribution Account that portion of Available Funds equal to the Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date:

1.

to the Supplemental Interest Trust, for payment to the Swap Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap Termination Payment (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)) as of such date of distribution;

2.

concurrently, as follows:

(a)

to the holders of the Class A1 Certificates, the Subgroup 1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

(b)

to the holders of the Class A2 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

(c)

sequentially, as follows:

i.

to the holders of the Class A3 Certificates, the Subgroup 3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

ii.

to the holders of the Class A4 Certificates, the Subgroup 3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

iii.

to the holders of the Class A5 Certificates, the Subgroup 3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

provided however, that beginning on the first Distribution Date on or after which the Mezzanine Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralization Amount for such Distribution Date are insufficient to cover Realized Losses on the Subgroup 3 Mortgage Loans, to the holders of the Class A3, Class A4 and Class A5 Certificates, pro rata based on Certificate Principal Balances, the Subgroup 3 Principal Distribution Amount for such Distribution Date, until the respective Certificate Principal Balances have been reduced to zero;

provided, after the aggregate Certificate Principal Balance of the classes of Class A Certificates related to a subgroup is reduced to zero, any amounts remaining available to be distributed to such classes pursuant to the applicable subclause above will be distributed to the other classes of Class A Certificates of the other subgroups pro rata based on aggregate Certificate Principal Balances, and distributed in accordance with the distribution rules set forth in the related subclause;

3.

to the holders of the Class M1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

4.

to the holders of the Class M2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

5.

to the holders of the Class M3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

6.

to the holders of the Class M4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

7.

to the holders of the Class M5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

8.

to the holders of the Class M6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

9.

to the holders of the Class M7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

10.

to the holders of the Class M8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

11.

to the holders of the Class M9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

12.

to the holders of the Class M10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

13.

to the holders of the Class M11 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

On each Distribution Date or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date) (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of LIBOR Certificates will be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

1.

to the Supplemental Interest Trust, for payment to the Swap Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)) as of such date of distribution;

2.

concurrently, as follows:

(a)

to the holders of the Class A1 Certificates, the Subgroup 1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

(b)

to the holders of the Class A2 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

(c)

sequentially, as follows:

i.

to the holders of the Class A3 Certificates, the Subgroup 3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

ii.

to the holders of the Class A4 Certificates, the Subgroup 3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

iii.

to the holders of the Class A5 Certificates, the Subgroup 3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

provided however, that beginning on the first Distribution Date on or after which the Mezzanine Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralization Amount for such Distribution Date are insufficient to cover Realized Losses on the Subgroup 3 Mortgage Loans, to the holders of the Class A3, Class A4 and Class A5 Certificates, pro rata based on their respective Certificate Principal Balances, the Subgroup 3 Principal Distribution Amount for such Distribution Date, until the respective Certificate Principal Balances have been reduced to zero;

provided, after the aggregate Certificate Principal Balance of the classes of Class A Certificates related to a subgroup is reduced to zero, any amounts remaining available to be distributed to such classes pursuant to the applicable subclause above will be distributed to the other classes of Class A Certificates of the other subgroups pro rata based on aggregate Certificate Principal Balances, and distributed in accordance with the distribution rules set forth in the related subclause;

3.

sequentially, as follows:

(a)

first, to the holders of the Class M1 Certificates, the Class M1/M2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

(b)

second, to the holders of the Class M2 Certificates, the Class M1/M2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

4.

to the holders of the Class M3 Certificates, the Class M3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

5.

to the holders of the Class M4 Certificates, the Class M4 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

6.

to the holders of the Class M5 Certificates, the Class M5 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

7.

to the holders of the Class M6 Certificates, the Class M6 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero;

8.

to the holders of the Class M7 Certificates, the Class M7 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero;

9.

to the holders of the Class M8 Certificates, the Class M8 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero;

10.

to the holders of the Class M9 Certificates, the Class M9 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero;

11.

to the holders of the Class M10 Certificates, the Class M10 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero; and

12.

to the holders of the Class M11 Certificates, the Class M11 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination, overcollateralization, excess interest and certain Net Counterparty Payments.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Senior Certificates.  This subordination is intended to enhance the likelihood of regular receipt by the holders of the Senior Certificates of the full amount of their scheduled monthly payments of interest and principal, as applicable, and to afford such holders protection against Realized Losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Senior Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, as applicable.

In addition, the rights of the holders of the Mezzanine Certificates with lower payment priorities will be junior to the rights of holders of the Mezzanine Certificates with higher payment priorities, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class X Certificates to the extent described in this free writing prospectus.  This subordination is intended to enhance the likelihood of regular receipt by the more senior classes of certificates of distributions in respect of interest and principal and to afford such classes protection against Realized Losses.

Overcollateralization Provisions

As of the Closing Date, the Cut-off Date Pool Principal Balance will exceed the aggregate Certificate Principal Balance of the LIBOR Certificates and the Class P Certificates in an amount equal to approximately 1.30% of the Cut-off Date Pool Principal Balance.  This feature is referred to as overcollateralization.  Although market conditions may change, the weighted average net Loan Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the LIBOR Certificates and the rates at which other obligations of the Trust are calculated.  As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the LIBOR Certificates and the fees and expenses payable by the Trust, including Net Trust Swap Payments.  The Pooling Agreement requires that on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the required level of overcollateralization.

On each Distribution Date or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date), any Net Monthly Excess Cashflow will be paid in the following order of priority:

1.

to the holders of the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the LIBOR Certificates” above;

2.

to the holders of the Class M1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

3.

to the holders of the Class M1 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

4.

to the holders of the Class M2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

5.

to the holders of the Class M2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

6.

to the holders of the Class M3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

7.

to the holders of the Class M3 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

8.

to the holders of the Class M4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

9.

to the holders of the Class M4 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

10.

to the holders of the Class M5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

11.

to the holders of the Class M5 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

12.

to the holders of the Class M6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

13.

to the holders of the Class M6 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

14.

to the holders of the Class M7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

15.

to the holders of the Class M7 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

16.

to the holders of the Class M8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

17.

to the holders of the Class M8 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

18.

to the holders of the Class M9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

19.

to the holders of the Class M9 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

20.

to the holders of the Class M10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

21.

to the holders of the Class M10 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

22.

to the holders of the Class M11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

23.

to the holders of the Class M11 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

24.

to the holders of the Senior Certificates, pro rata based on the entitlement of each such class pursuant to this clause, in an amount equal to each such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

25.

to the holders of the Class M1 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

26.

to the holders of the Class M2 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

27.

to the holders of the Class M3 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

28.

to the holders of the Class M4 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

29.

to the holders of the Class M5 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

30.

to the holders of the Class M6 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

31.

to the holders of the Class M7 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

32.

to the holders of the Class M8 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

33.

to the holders of the Class M9 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

34.

to the holders of the Class M10 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

35.

to the holders of the Class M11 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

36.

to the Net WAC Reserve Fund, up to an amount equal to the aggregate Net WAC Rate Carryover Amounts for the LIBOR Certificates for such Distribution Date;

37.

to the Supplemental Interest Trust, for payment to the Swap Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap Termination Payment required to be paid by the Supplemental Interest Trust;

38.

to the holders of the Class X Certificates as provided in the Pooling Agreement;

39.

to the holders of the Residual Certificates, any remaining amounts.  It is not anticipated that any amounts will be distributed to the Class R Certificates under this subclause 39.

On each Distribution Date, after making the distributions of the Available Funds as described above, the Trustee will withdraw from the Net WAC Reserve Fund the amount deposited therein pursuant to subclause 36 above and will distribute the Net WAC Rate Carryover Amount, if any, to the classes of LIBOR Certificates in the order of priority specified herein under “—Net WAC Reserve Fund.”

On each Distribution Date, the Trustee will withdraw from the Distribution Account all amounts representing prepayment premiums in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.  On the first Distribution Date following the expiration of the latest prepayment premium term with respect to the Mortgage Loans and if funds are available on such date, the Class P Certificates shall be entitled to its outstanding Certificate Principal Balance prior to any distributions of Net Monthly Excess Cashflow on such Distribution Date.

Allocation of Losses; Subordination

If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Certificate Principal Balance of the LIBOR Certificates and Class P Certificates exceeds the aggregate Principal Balance of the Mortgage Loans, then the Certificate Principal Balance of the class of Mezzanine Certificates then outstanding with the lowest priority of payment will be reduced by an amount equal to that excess.

The Pooling Agreement does not permit the allocation of Realized Losses to the Class A1, Class A2, Class A3, Class A4, Class A5 or Class P Certificates.  Investors in the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates should note that although Realized Losses cannot be allocated to the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans on a Distribution Date to pay the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates all interest and principal amounts, as applicable, to which they are then entitled.

Pass-Through Rates

The “Pass-Through Rate” on any Distribution Date with respect to any class of LIBOR Certificates will equal the lesser of (a) the related Formula Rate and (b) the related Net WAC Rate for such Distribution Date.  With respect to the LIBOR Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

The “Subgroup 1 Maximum Rate ” for any Distribution Date with respect to the Class A1 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the sum of (i) the difference between (A) the weighted average of the Maximum Loan Rates (in the case of adjustable-rate Mortgage Loans) and the Loan Rates (in the case of any fixed-rate Mortgage Loans), in each case, of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 1 Mortgage Loans and (2) the LPA Fee Rate for the Subgroup 1 Mortgage Loans and (ii) the Subgroup 1 Net Counterparty Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subgroup 1 Net WAC Rate” for any Distribution Date with respect to the Class A1 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the difference between (A) the weighted average of the Loan Rates of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 1 Mortgage Loans, (2) the LPA Fee Rate for the Subgroup 1 Mortgage Loans and (3) the Subgroup 1 Net Trust Swap Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subgroup 2 Maximum Rate ” for any Distribution Date with respect to the Class A2 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the sum of (i) the difference between (A) the weighted average of the Maximum Loan Rates (in the case of adjustable-rate Mortgage Loans) and the Loan Rates (in the case of any fixed-rate Mortgage Loans), in each case, of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 2 Mortgage Loans and (2) the LPA Fee Rate for the Subgroup 2 Mortgage Loans and (ii) the Subgroup 2 Net Counterparty Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subgroup 2 Net WAC Rate” for any Distribution Date with respect to the Class A2 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the difference between (A) the weighted average of the Loan Rates of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 2 Mortgage Loans, (2) the LPA Fee Rate for the Subgroup 2 Mortgage Loans and (3) the Subgroup 2 Net Trust Swap Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subgroup 3 Maximum Rate ” for any Distribution Date with respect to the Class A3, Class A4 and Class A5 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the sum of (i) the difference between (A) the weighted average of the Maximum Loan Rates (in the case of adjustable-rate Mortgage Loans) and the Loan Rates (in the case of any fixed-rate Mortgage Loans), in each case, of the Subgroup 3 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 3 Mortgage Loans and (2) the LPA Fee Rate for the Subgroup 3 Mortgage Loans and (ii) the Subgroup 3 Net Counterparty Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 3 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subgroup 3 Net WAC Rate” for any Distribution Date with respect to the Class A3, Class A4 and Class A5 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the difference between (A) the weighted average of the Loan Rates of the Subgroup 3 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 3 Mortgage Loans, (2) the LPA Fee Rate for the Subgroup 3 Mortgage Loans and (3) the Subgroup 3 Net Trust Swap Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 3 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subordinate Maximum Rate” for any Distribution Date with respect to the Mezzanine Certificates will be a per annum rate equal to the weighted average of the Subgroup 1 Maximum Rate, the Subgroup 2 Maximum Rate and the Subgroup 3 Maximum Rate, weighted in proportion to the results from subtracting from the aggregate Principal Balance of each Subgroup as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date), the aggregate Certificate Principal Balance of the related Class A Certificates immediately prior to such Distribution Date (such amount, the “Subgroup Subordinate Amount”).

The “Subordinate Net WAC Rate” for any Distribution Date with respect to the Mezzanine Certificates will be a per annum rate equal to the weighted average of the Subgroup 1 Net WAC Rate, the Subgroup 2 Net WAC Rate and the Subgroup 3 Net WAC Rate, weighted in proportion to the related Subgroup Subordinate Amounts.

The “Maximum Rate” means the Subgroup 1 Maximum Rate, the Subgroup 2 Maximum Rate, the Subgroup 3 Maximum Rate or the Subordinate Maximum Rate, as applicable.

The “Net WAC Rate” means the Subgroup 1 Net WAC Rate, the Subgroup 2 Net WAC Rate, the Subgroup 3 Net WAC Rate or the Subordinate Net WAC Rate, as applicable.

If on any Distribution Date, the Pass-Through Rate for any class of LIBOR Certificates is the related Net WAC Rate, then the “Net WAC Rate Carryover Amount” for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of LIBOR Certificates accrued on such Distribution Date at the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class of LIBOR Certificates for such Accrual Period.  Any Net WAC Carryover Amount on the LIBOR Certificates will be paid on that Distribution Date from any available Net Counterparty Payments under the Swap Agreement and on that and future Distribution Dates from and to the extent of Available Funds in accordance with the priorities described above.

The “Formula Rate” for any class of LIBOR Certificates is the lesser of (A) the sum of (i) the interbank offered rate for one-month United States dollar deposits in the London market as of the related LIBOR Determination Date (the “Certificate Index”) and (ii) a related margin (the “Certificate Margin”) and (B) the applicable Maximum Rate.  The Certificate Margins with respect to the LIBOR Certificates on each Distribution Date will be as follows:

Class of LIBOR Certificates	Certificate Margin to and Including the Optional Termination Date	Certificate Margin after the Optional Termination Date
Class A1	____%	____%
Class A2	____%	____%
Class A3	____%	____%
Class A4	____%	____%
Class A5	____%	____%
Class M1	____%	____%
Class M2	____%	____%
Class M3	____%	____%
Class M4	____%	____%
Class M5	____%	____%
Class M6	____%	____%
Class M7	____%	____%
Class M8	____%	____%
Class M9	____%	____%
Class M10	____%	____%
Class M11	____%	____%

Net WAC Reserve Fund

On the Closing Date, the Trustee will establish a reserve fund account (the “Net WAC Reserve Fund”) from which certain payments in respect of Net WAC Rate Carryover Amounts on the LIBOR Certificates, will be made.  The Net WAC Reserve Fund will be an asset of the Trust but not of any REMIC.  On each Distribution Date, the Trustee will withdraw from amounts in the Net WAC Reserve Fund to pay the LIBOR Certificates, any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Reserve Fund:

1.

to the Class A Certificates, pro rata based on amounts due, the related Net WAC Carryover Amount for such classes and Distribution Date; and

2.

sequentially, to the Class M1 Certificates, the Class M2 Certificates, the Class M3 Certificates, the Class M4 Certificates, the Class M5 Certificates, the Class M6 Certificates, the Class M7 Certificates, the Class M8 Certificates, the Class M9 Certificates, the Class M10 Certificates and the Class M11 Certificates, in that order, the related Net WAC Rate Carryover Amounts for such class and Distribution Date.

The Swap Agreement

A separate trust created under the Pooling Agreement (the “Supplemental Interest Trust”) will hold a swap agreement (the “Swap Agreement”) documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Master Agreement”), together with a Schedule, Confirmation and Credit Support Annex between the Trustee, on behalf of the Supplemental Interest Trust and CSi (in such capacity, the “Swap Counterparty”), for the benefit of the LIBOR Certificates.

Under the Swap Agreement, on each Swap Payment Date (as defined below) beginning in May 2006 and until the Distribution Date in April 2011 (the “Swap Termination Date”), (1) the Supplemental Interest Trust will be obligated to pay to the Swap Counterparty an amount equal to the product of (a) 1/12, (b) 5.21% per annum, (c) the applicable Swap Notional Amount and (d) the applicable factor (the “Trust Swap Payment”) (such amount to be paid to the Swap Counterparty by the Trustee, on behalf of the Supplemental Interest Trust) and (2) the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, an amount equal to the product of (a) one-month LIBOR (as determined in accordance with the definition of “USD-LIBOR-BBA” set forth in the Annex to the 2000 ISDA Definitions), (b) a fraction, the numerator of which is the actual number of days elapsed in the related Calculation Period (as defined below) and the denominator of which is 360, (c) the applicable Swap Notional Amount and (d) the applicable factor (the “Counterparty Payment”).

The Swap Notional Amount for any Swap Payment Date shall be (i) if the aggregate Certificate Principal Balance of the LIBOR Certificates as of the Distribution Date immediately prior to such Swap Payment Date (or as of the Closing Date with respect to the first Swap Payment Date) divided by the applicable factor is greater than the applicable lower bound set forth on Annex II hereto and less than the applicable upper bound set forth on Annex II hereto, the aggregate Certificate Principal Balance of the LIBOR Certificates as of the Distribution Date immediately prior to such Swap Payment Date (or as of the Closing Date with respect to the first Swap Payment Date) divided by the applicable factor, (ii) if the aggregate Certificate Principal Balance of the LIBOR Certificates as of the Distribution Date immediately prior to such Swap Payment Date (or as of the Closing Date with respect to the first Swap Payment Date) divided by the applicable factor is less than or equal to the applicable lower bound set forth on Annex II hereto, an amount equal to the applicable lower bound set forth on Annex II hereto for such Swap Payment Date and (iii) if the aggregate Certificate Principal Balance of the LIBOR Certificates as of the Distribution Date immediately prior to such Swap Payment Date (or as of the Closing Date with respect to the first Swap Payment Date) divided by the applicable factor is greater than or equal to the applicable upper bound set forth on Annex II hereto, the applicable upper bound for such Swap Payment Date.  The factor for each Swap Payment Date is set forth in Annex II hereto.  Payments under the Swap Agreement will be made on a net basis.  The excess, if any, of a Trust Swap Payment over a Counterparty Payment in connection with any Swap Payment Date is referred to herein as a “Net Trust Swap Payment. ”  The excess, if any, of a Counterparty Payment over a Trust Swap Payment in connection with any Swap Payment Date is referred to herein as a “Net Counterparty Payment. ”

A “Swap Payment Date” means one business day (as defined in the Swap Agreement) prior to the 25th day of each month beginning in May 2006 through and including April 2011.

The “Calculation Period” means each period from and including the 25th day of each month to, but excluding, the 25th day of the following month, except that the initial Calculation Period will commence on, and include, April 17, 2006 and the final Calculation Period will end on, but exclude, the Swap Termination Date; provided that such Calculation Period shall be (i) unadjusted with respect to payments due from the Supplemental Interest Trust and (ii) adjusted pursuant to the Following Business Day Convention (as defined in the Swap Agreement) with respect to amounts due from the Swap Counterparty.

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10 percent.

The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

“Swap Default” means the occurrence of a Swap Event of Default, a Termination Event with respect to the Swap Agreement or an Additional Termination Event with respect to the Swap Agreement.

“Events of Default” under the Swap Agreement (each a “Swap Event of Default”) include the following standard events of default as described in Sections 5(a)(i), 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement:

·

“Failure to Pay or Deliver,”

·

“Credit Support Default” (with respect to the Swap Counterparty, and with respect to the Supplemental Interest Trust only if the Swap Counterparty has posted collateral),

·

“Bankruptcy” (other than clause (2) thereof with respect to the Trust), and

·

“Merger without Assumption” (but only with respect to the Swap Counterparty).

“Termination Events” under the Swap Agreement (each a “Termination Event”) consist of the following standard termination events as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement:

·

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement);

·

“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes due to a change in tax law); and

·

“Tax Event Upon Merger” (which generally relates to the Swap Counterparty making a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger).

In addition, there are “Additional Termination Events”

(a)

 relating to the Supplemental Interest Trust, as specified in the Swap Agreement; and

(b)

relating to the Swap Counterparty's ratings whereby, if the Swap Counterparty’s rating (to the extent the applicable Certificates are rated by the relevant Ratings Agency):

·

falls below a short-term credit rating of “A-1” by S&P or, if the Swap Counterparty does not have a short-term rating from S&P, a long-term credit rating of “A+” by S&P;

·

falls below a short-term credit rating of “P-1” or long-term credit rating of “A1”, or, if no short-term credit rating is available, a long-term credit rating of “Aa3”, in each case by Moody’s or, in each case, the related rating is equal to “P-1”, “A1”, or “Aa3”, as applicable but is on credit watch for possible downgrade (but only for so long as it is on credit watch for possible downgrade); or

·

falls below a short-term credit rating of “F-1” by Fitch or a long-term credit rating of “A” by Fitch;

and the Swap Counterparty fails, at its cost, to perform one or more actions, including, but not limited to:

·

furnishing a guarantee of the Swap Counterparty’s obligations under the Swap Agreement from a guarantor according to the terms of the Swap Agreement;

·

posting collateral securing its obligations under the Swap Agreement according to the terms of the Swap Agreement; or

·

obtaining a substitute swap counterparty to replace the Swap Counterparty that is confirmed by the rating agencies and has (a) either a short-term credit rating greater than or equal to “A-1” or, if the substitute swap counterparty does not have a short-term rating from S&P, a long-term credit rating greater than or equal to “A+”, in each case by S&P, (b) either a short-term credit rating greater than or equal to “P-1” (and, if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade) and a long-term credit rating greater than or equal to “A1” (and, if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) or, if the substitute swap counterparty does not have a short-term credit rating from Moody’s, a long-term credit rating greater than or equal to “Aa3” (and, if rated “Aa3”, such rating is not on watch for possible downgrade), in each case by Moody’s and (c) either a short-term credit rating greater than or equal to “F-1” or a long-term credit rating greater than or equal to “A” by Fitch (in each case only to the extent the applicable Certificates are rated by the relevant Rating Agency).

If the credit ratings of the Swap Counterparty are downgraded to a rating level below “BBB-” or withdrawn by S&P, “A3” or “P-2” by Moody’s (or equal to such ratings if such ratings are on watch for possible downgrade), or “BBB+” or “F-2” by Fitch to the extent the Certificates are rated by such rating agency, then the Swap Counterparty must seek to replace itself with a substitute swap counterparty and may in certain circumstances be required to post collateral while such swap counterparty is being found.  Failure to comply with the rating downgrade provisions set out in the Swap Agreement may constitute an Additional Termination Event in respect of the Swap Counterparty.

Upon any Early Termination Date, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust and the Swap Counterparty under the remaining scheduled term of the Swap Agreement.  In the event that the Trustee, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment, along with interest thereon, if any, will be paid on the Swap Payment Date immediately following the relevant Early Termination Date, and on any subsequent Swap Payment Dates until paid in full, in accordance with the priorities set forth under “Description of the Certificates—Allocation of Available Funds.”

Any Net Trust Swap Payment deposited to the Supplemental Interest Trust by the Trustee will be distributed to the Swap Counterparty.  To the extent that a Swap Termination Payment is made by the Swap Counterparty to the Supplemental Interest Trust, such specific amount shall be used to make any upfront payment required under a replacement swap agreement and to the extent that any payments are received from a replacement swap counterparty as payment by such replacement swap counterparty to enter into a replacement transaction(s), such specific amounts shall be used to pay directly any termination payments owing to the Swap Counterparty that is being replaced without being allocated in accordance with the priorities set forth under “Description of the Certificates—Allocation of Available Funds.”

Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained by the Trustee within 30 days after receipt by the Trustee of the Swap Termination Payment paid by the original Swap Counterparty, the Trustee will deposit such Swap Termination Payment into the Supplemental Interest Trust and will, on each Distribution Date, withdraw from the Supplemental Interest Trust an amount equal to the Net Counterparty Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in the priority set forth below.

In addition, the Swap Counterparty may assign its obligations under the Swap Agreement (i) with the prior written consent of the Supplemental Interest Trust to an unaffiliated party or (ii) without the prior consent of the Supplemental Interest Trust to an affiliated party, in each case, that either has at least equivalent credit ratings to the levels specified in the Swap Agreement or has furnished a guarantee, subject to approval by S&P as specified in the Swap Agreement, of its obligations under the Swap Agreement from a guarantor with at least equivalent credit ratings to the levels specified in the Swap Agreement.

Any Net Counterparty Payment deposited to the Supplemental Interest Trust by the Swap Counterparty will be distributed on the related Distribution Date as follows:

(i)

to the Class A Certificates, pro rata based on amounts due, any Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Class and Distribution Date, after giving effect to distributions of such amounts as described under “—Allocation of Available Funds—Interest Distributions on the LIBOR Certificates”;

(ii)

to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, any Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Class and Distribution Date, after giving effect to distributions of such amounts as described under “—Allocation of Available Funds—Interest Distributions on the LIBOR Certificates” and “—Overcollateralization Provisions”;

(iii)

to the Class A Certificates, pro rata based on amounts due, the related Net WAC Rate Carryover Amount for such Classes and Distribution Date after giving effect to distributions of such amounts as described under “—Net WAC Reserve Fund”;

(iv)

 to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, the related Net WAC Rate Carryover Amount for such Class and Distribution Date, after giving effect to distributions of such amounts as described under “—Net WAC Reserve Fund”;

(v)

to the class or classes of LIBOR Certificates then entitled to receive distributions of principal in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the LIBOR Certificates” above; after giving effect to the amounts available pursuant to clause 1 under “—Overcollateralization Provisions”; provided, however that aggregate distributions pursuant to this clause (v) will not exceed the amount of cumulative Realized Losses on the Mortgage Loans since the Cut-Off Date;

(vi)

to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Dates remaining undistributed after giving effect to distributions of such amounts as described under “—Overcollateralization Provisions”; and

(vii)

to the holders of the Class X Certificates, any remaining amounts.

Calculation of Certificate Index

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, a “LIBOR Determination Date”), the Trustee will determine the Certificate Index for such Accrual Period for such LIBOR Certificates on the basis of the London interbank offered rate (“LIBOR”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such related LIBOR Determination Date.  If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such related LIBOR Determination Date.  The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If on such related LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).  If on such related LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous related LIBOR Determination Date and (y) the Reserve Interest Rate.

As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) which have been designated as such by the Trustee and (3) not controlling, controlled by or under common control with, the Depositor, the Servicer or any successor servicer or the Originator; and “Reserve Interest Rate” shall be the rate per annum that the Trustee determines to be either (x) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (y) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such related LIBOR Determination Date to leading European banks.

The establishment of the Certificate Index on each related LIBOR Determination Date by the Trustee and its calculation of the rates of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Reports to Certificateholders

On each Distribution Date, the Trustee will provide or make available to each holder of a certificate, the Rating Agencies, the Loan Performance Advisor and the Swap Counterparty a statement (based solely on information received from the Servicer and the Swap Counterparty) setting forth, among other things, the information set forth in the prospectus under “Description of the Certificates—Reports to Securityholders.”  The Trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trustee’s website.  The Trustee’s website will initially be located at “http://www.usbank.com/abs.”  Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (800) 934-6802.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and so indicating.  The Trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a certificate of record during the previous calendar year who has requested such a statement in writing a statement containing information necessary to enable holders of the certificates to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

THE POOLING AGREEMENT

General

The Offered Certificates will be issued pursuant to the Pooling Agreement.  The assets of the Trust created under the Pooling Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, and any principal prepayments received after March 8, 2006, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement, (v) the Net WAC Reserve Fund, (vi) the rights of the Trustee under the Swap Agreement and (vii) the rights of the Seller under the Mortgage Loan Purchase Agreement.  The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the “Mortgage Loan Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date.  The Trustee, concurrently with each such transfer, will deliver the Offered Certificates to the Depositor.  Each Mortgage Loan transferred to the Trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee pursuant to the Pooling Agreement.  Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date and its Loan Rate as well as other information.

The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee’s agent for such purpose) the Mortgage Loan Documents and the mortgage notes endorsed in blank or to the Trustee.  In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Originator.  The assignments of mortgage are generally required to be recorded by or on behalf of the Trust in the appropriate offices for real property records. Any cost associated with the recording of such assignments of mortgage will not be an expense of the Trust or the Trustee.

The Trustee (or a custodian) will review the Mortgage Loan Documents pursuant to the Pooling Agreement and if any Mortgage Loan Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to Option One by the Trustee (or a custodian), Option One will be obligated to repurchase the related Mortgage Loan at a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate through the end of the calendar month in which the repurchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer, any unpaid Servicing Fees and any costs, indemnities and damages incurred by the Trust or the Servicer in connection with any violations of any predatory or abusive lending laws with respect to a Mortgage Loan (the “Purchase Price”).  Rather than repurchase the related Mortgage Loan, Option One may remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust and substitute in its place a Qualified Substitute Mortgage Loan (as defined below).  However, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code.  This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for the omission of, or a material defect in, a Mortgage Loan Document.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Loan Rate of such Deleted Mortgage Loan; (iii) if an adjustable-rate mortgage loan, have a Maximum Loan Rate and Minimum Loan Rate not less than the respective Maximum Loan Rate and Minimum Loan Rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan, and have the same Index and Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling Agreement (in each case, deemed to be made as of the date of substitution); (vii) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced; and (ix) satisfy certain other conditions specified in the Pooling Agreement.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Seller will be required to deposit or cause to be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the “Substitution Adjustment”) equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan plus any costs, indemnities and damages incurred by the Trust in connection with any violations of any predatory or abusive lending laws with respect to a related Mortgage Loan.

Under the Reconstitution Agreement, Option One will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each related Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate).  In addition, Option One will make certain other representations and warranties with respect to each related Mortgage Loan, including, but not limited to, the following: (i) no Mortgage Loan will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable local, state or federal law; (ii) no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; (iii) no related Mortgage Loan is a “high cost” mortgage loan as defined under any applicable state, local or federal predatory or abusive lending laws including the Georgia Fair Lending Act; and (iv) no Mortgage Loan originated on or after November 27, 2003 and before July 6, 2004 is a “covered home loan” under the New Jersey Home Ownership Security Act of 2002.  Furthermore, the Option One will represent and warrant with respect to each related Mortgage Loan as of the Closing Date that, among other things, at the time of transfer to the Seller, Option One has transferred and assigned all of its right, title and interest in each related Mortgage Loan and the Mortgage Loan Documents, free of any lien.  The Seller will represent and warrant in the Pooling Agreement that (i) each Mortgage Loan at the time is was made complied in all material respects with applicable federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and predatory and abusive lending laws applicable to the Mortgage Loan and (ii) none of the Mortgage Loans included in the transaction are “high cost,” “covered” or similarly classified loans as defined by the applicable federal, state or local predatory and abusive lending laws nor is any loan a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6(d) Revised, Appendix E) and  no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Mortgage Loan Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure.  If the breach cannot be cured within the 90-day period, the Seller will be obligated to (x) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan or (y) purchase such Mortgage Loan from the Trust at the Purchase Price.  However, a substitution of the related Mortgage Loan is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code.

Pursuant to the Pooling Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The Servicer shall establish and maintain or cause to be maintained a separate trust account (the “Collection Account”) for the benefit of the certificateholders.  The Collection Account will be an Eligible Account (as defined in the Pooling Agreement) of the Trust.  Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, permitted reimbursements for Advances and Servicing Advances (each, as defined below), condemnation proceeds required to be released to a mortgagor, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account.  Amounts so deposited may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account.  The Trustee will establish an account (the “Distribution Account”) into which will be deposited amounts withdrawn from the Collection Account on the Servicer Remittance Date (as defined below) and deposited to the Distribution Account for distribution to certificateholders on a Distribution Date.  The Distribution Account will be an Eligible Account, and amounts on deposit therein may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than the related Distribution Date.

Flow of Funds

The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

The Servicer shall hold in the related Collection Account all scheduled installments of interest (net of the Servicing Fees and certain other items of compensation and reimbursement) and principal collected on the Mortgage Loans and due during such period, together with any Monthly Advances in respect thereof.

Prepayment Period

With respect to principal prepayments, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date and ending on the fifteenth day of the month of such Distribution Date, except with respect to the first Distribution Date, when the Prepayment Period for all prepayments will commence on March 9, 2006.

The Servicer shall hold in the Collection Account all partial or full prepayments of principal, together with accrued interest thereon on the Mortgage Loans during such period plus any amounts received from the Trustee in respect of Prepayment Interest Shortfalls on the Mortgage Loans.

Determination Date	The 15th day of each calendar month (or, if the 15th is not a Business Day, the Business Day immediately preceding).	On the Determination Date, the Servicer will determine if Advances will be made with respect to delinquent monthly payments.
Servicer Remittance Date	The 21st day of each calendar month (or, if the 21st is not a Business Day, on the first Business Day thereafter).

On the Servicer Remittance Date, the Servicer will remit to the Distribution Account amounts collected on the Mortgage Loans during the preceding Due Period and Prepayment Period constituting the Available Funds for the Distribution Date.

Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter.	On each Distribution Date, the Trustee will remit to certificateholders amounts on deposit in the Distribution Account in accordance with the priority of distributions set forth herein.

Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, or both (each, an “Advance”), in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

In the event that a Balloon Loan is not paid in full on its maturity date, the Servicer will also be obligated to make Advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the Mortgage Loan, unless the Servicer determines that the Advance would not be recoverable.  In no event will the Servicer or the Trustee be obligated to advance the balloon payment due on any Balloon Loan.

Advances on a Mortgage Loan are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds on such Mortgage Loan.  The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.  The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.  Subject to the recoverability standard above, the Servicer’s obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all liquidation proceeds thereon.

All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds, liquidation proceeds and Recoveries from the Mortgage Loan as to which such unreimbursed Advance was made or from funds in the Collection Account that are not included in Available Funds for the related Distribution Date, unless such amounts are deemed to be nonrecoverable by the Servicer in which case reimbursement will be made to the Servicer from the general funds in the Collection Account.  The Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the Offered Certificates.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage, (iv) obtaining broker price opinions and (v) locating missing mortgage files.  Each such expenditure will constitute a “Servicing Advance.”  The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement and is entitled to reimbursement therefor as provided in the Pooling Agreement.  The Servicer is required to make a Servicing Advance on a Mortgage Loan only to the extent it is deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds on such Mortgage Loan.

The Servicer is also obligated to accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

The Servicer’s right to reimbursement for Servicing Advances is limited to late collections, liquidation proceeds, Recoveries, condemnation proceeds, released Mortgaged Property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

Optional Purchase of Defaulted Loans

Pursuant to the terms and conditions set forth in the Pooling Agreement, the Servicer or the holder of the Class X Certificates, as the case may be, may, at its option, purchase any Mortgage Loan from the Trust that is delinquent in payment by 90 days or more at the Purchase Price for such Mortgage Loan; provided, however, that the Servicer or holder of the Class X Certificates, as applicable, must first purchase such Mortgage Loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing Mortgage Loans that have been delinquent for lesser periods.

The Trustee

U.S. Bank National Association ("U.S. Bank") will act as the trustee (the “Trustee”) under the terms of the Pooling Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005.  As of December 31, 2005, U.S. Bancorp served approximately 13.4 million customers, operated 2,419 branch offices in 24 states and had over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities.  The Pooling Agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2005, U.S. Bank was acting as trustee with respect to approximately 54,019 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

Unless an Event of Default has occurred and is continuing under the Pooling Agreement, the Trustee will perform only such duties as are specifically set forth in the Pooling Agreement.  If an Event of Default occurs and is continuing under the Pooling Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Pooling Agreement, such as either acting as the Servicer or appointing a successor servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.  Subject to certain qualifications and exceptions specified in the Pooling Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own misconduct for actions.

The Trustee's duties and responsibilities under the Pooling Agreement include collecting funds to distribute to certificateholders, providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the Pooling Agreement and removing the Servicer in accordance with the Pooling Agreement.

Trustee, Registrar, Paying Agent

The Trustee shall make each monthly statement available to the certificateholders via the Trustee’s internet website at http://www.usbank.com/abs.  Certificateholders with questions may direct them to the Trustee’s bondholder services group at (800) 934-6802.

As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 147 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $23,326,800,000.

The Trustee’s procedures for performing its duties as required by the Pooling Agreement are set forth as follows:

A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction.  The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties.  All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

Prior to the first distribution to the certificateholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output.  The Supervisor will also review the content of the certificateholder statements prior to the first Distribution Date to ensure that all information required by the Documents is present and correct.

The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur.  The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholders statement includes all items required to be reported by the Documents.

On a monthly basis, an Analyst will obtain from the servicer a file containing the payment activity for the related collection period on a loan-by-loan basis.  The loan file will be converted to a database format and loaded into the System program.  Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the Cut-off Date or the most recent collection period.  Once the loan data is confirmed with the servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by the servicer, U.S. Bank will do so based on information received from the underwriter or the servicer.  U.S. Bank will identify all discrepancies and bring them to the attention of the servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the servicer.

The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet.  Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor.  The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

In the past three years, the Trustee has not made material changes to the policies and procedures of its securities administration services for sub-prime mortgage securities.  However, the Trustee acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the securities administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder statement.  Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution.  As of January 1, 2006, all offices of the Trustee will use the procedures set forth above.

Certain Matters Regarding the Trustee

The Pooling Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust up to the level specified in the Pooling Agreement and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of the Pooling Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (x) that constitutes a specific liability of the Trustee under the Pooling Agreement or (y) incurred by reason of willful misfeasance, bad faith or negligence in the performance of its respective duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of its respective obligations and duties under the Pooling Agreement.  The Pooling Agreement will provide that the Trustee may withdraw amounts owing to it under the Pooling Agreement prior to distributions to certificateholders.

Offered Certificates may be surrendered at the corporate trust office of the Trustee located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: Asset Backed Securities Corporation Home Equity Loan Trust, Series OOMC 2006-HE3, or at such other addresses as the Trustee may designate from time to time.

Voting Rights

At all times 97% of all voting rights will be allocated among the holders of the LIBOR Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates.  At all times 1% of all voting rights will be allocated to the holders of the Class X Certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates.  The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding Percentage Interests.

Events of Default

As provided in the Pooling Agreement, the Servicer may be removed as the servicer of the mortgage loans if there is an Event of Default.  The “Events of Default” include the following events:

1.

any failure by the Servicer to remit to the Trustee for distribution to the certificateholders any payment (other than Advances that are required to be made from its own funds) which continues unremedied for a period of two business days after the earlier of (x) the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the holders of certificates entitled to at least 25% of the voting rights and (y) actual knowledge of such failure by a servicing officer of the Servicer; or

2.

any failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer contained in the Pooling Agreement which continues unremedied for a period of 45 days after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the holders of certificates entitled to at least 25% of the voting rights and (y) actual knowledge of such failure by a servicing officer of the Servicer; or

3.

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and if such proceeding is being contested by the Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

4.

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

5.

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

6.

any failure of the Servicer to make any Advance when due and that continues unremedied until 1:00 PM New York time on the second business day after the date upon which written notice of such failure, requiring the same to be remedied, shall be given to the Servicer by the Depositor or the Trustee.

If an Event of Default described in clauses 1. through 5. occurs, then, so long as the Event of Default shall not have been remedied, the Depositor may, and at the written direction of the holders of certificates entitled to at least 51% of voting rights, the Trustee shall, by notice in writing to the Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Servicer in its capacity as the Servicer under the Pooling Agreement.  If the Event of Default described in clause 6. occurs, the Trustee shall, with respect to the Servicer, by notice in writing to the Servicer, the Seller and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as the servicer under the Pooling Agreement.  In the event that the Servicer is no longer the servicer (including, by reason of an Event of Default), the Trustee or other successor will assume all of the rights and obligations of the Servicer, provided, however, that there will be a transition period, not to exceed 90 days for the actual servicing to be transferred to the Trustee or a successor servicer.

No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

Optional Termination

The Class X Certificateholder (if such certificateholder is not an affiliate of the Depositor or the Seller) will (subject to the terms of the Pooling Agreement) have the option to direct the Servicer to purchase on behalf of the Class X Certificateholder all of the Mortgage Loans and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans in the Trust is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.  The first Distribution Date on which such option could be exercised is referred to herein as the “Optional Termination Date.”   In the event that the option is exercised, the purchase will be made at a price (the “Termination Price”) generally equal to the sum of (i) 100% of the aggregate outstanding Principal Balance of the Mortgage Loans plus accrued interest thereon at the applicable Loan Rate to the date of purchase, (ii) the fair market value of all other property of the Trust, (iii) any unreimbursed Advances, Servicing Advances and Servicing Fees and other amounts payable to the Trustee and (iv) the amount of any unpaid Swap Termination Payment owed to the Swap Counterparty.  If such option is exercised, the Trust will be terminated effecting an early retirement of the certificates.  Distributions on the certificates relating to any optional termination will first be paid to the Class A Certificates and then to the Mezzanine Certificates.  The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of Offered Certificates is entitled.

On any Distribution Date on which the Class X Certificateholder does not exercise its option to effect an early retirement of the certificates, the Servicer will have the option to purchase all of the Mortgage Loans at the Termination Price, as described in the Pooling Agreement.

Amendment

The Pooling Agreement may be amended by the Depositor, the Seller, the Servicer and the Trustee without the consent of any of the certificateholders or Rating Agencies to cure any ambiguity, to correct, modify or supplement any provision in the Pooling Agreement, to make any other provisions with respect to matters or questions arising under the Pooling Agreement which are not inconsistent with the provisions of the Pooling Agreement, or to maintain the qualification of the Trust as a REMIC, provided that the action will not adversely affect in any material respect the interests of any certificateholder.  The Pooling Agreement may also be amended by the Depositor, the Seller, the Servicer and the Trustee with the consent of the holders of certificates evidencing not less than 66% of the voting rights for any purpose, but that no amendment may:

·

reduce in any manner the amount of or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any certificate without the consent of the holder of the certificate,

·

adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

·

reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the Pooling Agreement then outstanding.

However, the Trustee need not consent to any amendment of the Pooling Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the Trust to fail to qualify as a REMIC at any time that the related certificates are outstanding.  In addition to the conditions described above, the consent of the Swap Counterparty will also be necessary for certain amendments of the Pooling Agreement that materially affect their respective rights, thereunder, as more fully described in the Pooling Agreement.

Servicer Alternatives to Foreclosure

The Servicer may foreclose on any delinquent Mortgage Loan or, subject to certain limitations set forth in the Pooling Agreement, work out an agreement with the mortgagor, which may involve waiving or modifying any term of the Mortgage Loan; provided that in the judgment of the Servicer, any such modification or waiver could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loan in excess of Net Liquidation Proceeds that would reasonably be expected to be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan.  If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Advance Facility

The Pooling Agreement will provide that (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or servicing advances and (ii) the Pooling Agreement may be amended by the parties thereto without the consent of the certificateholders as necessary or appropriate to effect the terms of such a facility.

FEES AND EXPENSES OF THE TRUST

The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan.  The expense fees consist of the Servicing Fee and the LPA Fee.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue is expected to equal 0.315%.

The principal compensation to be paid to the Servicer in respect of its servicing activities (the “Servicing Fee”) will be at the “Servicing Fee Rate” of 0.30% through February 2007, 0.40% from March 2007 through October 2008 and 0.65%  thereafter on the Principal Balance of each Mortgage Loan collected from interest collections on such Mortgage Loan.  As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, late payment charges and other ancillary fees (but not prepayment premiums, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors and non-sufficient fund fees, together with any interest or other income earned on funds held in the Collection Account.  The Servicer is obligated to deposit into the Collection Account the amount of any Prepayment Interest Shortfall resulting from voluntary prepayments in full but only in an amount up to its Servicing Fee for the related Distribution Date (payments made by the Servicer in satisfaction of such obligations, “Compensating Interest”).  The Swap Counterparty will receive the Net Trust Swap Payment on or prior to each Distribution Date in accordance with the priority of payments set forth above under “Description of the Certificates—Allocation of Available Funds.”

The principal compensation to be paid to the Trustee in respect of its respective obligations under the Pooling Agreement (other than any duties as Custodian) will be the investment earnings on amounts on deposit in the Distribution Account.  The custodial fees will be payable by the Trustee.

The principal compensation to be paid to the Loan Performance Advisor in respect of its monitoring activities (the “LPA Fee”) will be at the “LPA Fee Rate” of 0.0150% per annum on the Principal Balance of each Mortgage Loan collected from interest collections on such Mortgage Loan.

With respect to any Distribution Date and each Mortgage Loan as to which a voluntary principal prepayment was applied during the related Prepayment Period (other than prepayments received in the month of such Distribution Date), the “Prepayment Interest Shortfall” is an amount equal to the interest at the applicable Loan Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the date on which the principal prepayment is applied through the last day of the calendar month preceding such Distribution Date.

A “Net Prepayment Interest Shortfall,” with respect to any Distribution Date, is the excess of Prepayment Interest Shortfalls over the amount the Servicer is obligated to remit as Compensating Interest.  The Servicer shall not be obligated to pay Compensating Interest with respect to any interest shortfalls due to application of the Relief Act.

The following table sets forth certain information with respect to the fees payable to the Servicers, the Trustee and the Loan Performance Advisor in respect of the performance of their obligations to the Trust Fund.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicer	Monthly

An amount equal to 1/12 of the product of (1) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period and (2) 0.30% through February 2007, 0.40% from March 2007 through October 2008 and 0.65% thereafter

The Servicer will withdraw the Servicing Fee from interest actually collected on each Mortgage Loan prior to such amounts being available to make payments on the Certificates
Trustee	Monthly	Interest earned on amounts on deposit in the Distribution Account.	The fees of the Trustee will be retained by the Trustee from amounts on deposit in the Distribution Account.
Loan Performance Advisor	Monthly	An amount equal to 1/12 of the product of (1) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period and (2) 0.0150%.	The fees of the Loan Performance Advisor will be paid by the Trustee from the Collection Account.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

The yields to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans.  If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.  Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans.  In particular, the yields to maturity of each class of Class A Certificates will be most affected by the rate and timing of payments of principal on the Mortgage Loans in the related subgroup.  The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and purchases by the Seller or the Servicer).  Because certain of the Mortgage Loans contain prepayment premiums, the rate of principal payments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment premiums.  The Mortgage Loans are subject to the “due-on-sale” provisions included therein that provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.  See “The Mortgage Pool” herein.

Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium.  Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  In general, if prevailing interest rates were to fall significantly below the Loan Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on such Mortgage Loans.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease.  The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their Mortgage Loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their Mortgage Loans with other more competitive adjustable-rate mortgage loans.  The existence of the applicable Periodic Rate Cap and Maximum Loan Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings.  No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.  In addition, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for two or three years after the origination thereof.  The prepayment experience of these delayed first adjustment Mortgage Loans may differ from that of the other Mortgage Loans.  The delayed first adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Loan Rates on such Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

Approximately 71.55% of the Mortgage Loans (by aggregate Cut-off Date Principal Balance) provide for payment by the borrower of a prepayment premium in limited circumstances on certain prepayments.  The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates.  Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment premium.  Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.  The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

To the extent the related Net WAC Rate is paid on the LIBOR Certificates, certificateholders will be entitled to the related Net WAC Rate Carryover Amount.  Any Net WAC Rate Carryover Amount will be payable from any available Net Counterparty Payments under the Swap Agreement and from Net Monthly Excess Cashflow only to the extent that the Overcollateralization Target Amount has been maintained and certain other amounts have been paid.  See “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

Additional Information

The Depositor may file certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission (the “Commission”) in a report on Form 8-K.  Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein).  Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation.  In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity.  The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Offered Certificate.  Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under “The Mortgage Pool.”

The Assumed Final Distribution Date for the Offered Certificates is as set forth in this free writing prospectus under “Description of the Certificates—General.”  The weighted average lives of the Offered Certificates are likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the actual final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the Assumed Final Distribution Date because

·

prepayments are likely to occur,

·

excess cashflow, if any, will be applied as principal of the Class A Certificates and the Mezzanine Certificates as described herein,

·

the Overcollateralization Target Amount may change as described in the Pooling Agreement, and

·

the Class X Certificateholder or the Servicer may cause a termination of the Trust as provided herein.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this free writing prospectus (the “Prepayment Assumption”) assumes:

(i)

in the case of the fixed-rate Mortgage Loans and adjustable-rate Mortgage Loans that have a fixed rate for a period of fifteen or more years from origination, 115% Fixed-rate PPC.  A 100% “Fixed-rate PPC” means a constant prepayment rate (“CPR”) of 4.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 1.4545% (precisely 16%/11 expressed as a percentage) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20% per annum; and

(ii)

in the case of the adjustable-rate Mortgage Loans that have a fixed rate for a period of less than fifteen years from origination, 100% Adjustable-rate PPC.  A 100% “Adjustable-rate PPC” means a CPR of 4.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.1818% (precisely 24%/11 expressed as a percentage) per annum in each month thereafter until the 12th month, remaining at 28% per annum in each month thereafter until the 24th month, then beginning in the 25th month, remaining at 55% per annum in each month thereafter until the 28th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35% per annum.

CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.  Each of the “Prepayment Scenarios” in the table below assumes the respective percentages of PPC indicated for such scenario.

The tables entitled “Percent of Original Certificate Principal Balance Outstanding” were prepared on the basis of the assumptions in the following paragraph and the table set forth below.  There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans.  Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in that table.  In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

The percentages and weighted average lives in the table entitled “Percent of Original Certificate Principal Balance Outstanding” were determined assuming that (the “Structuring Assumptions”):

·

the Mortgage Loans have the characteristics set forth in the tables below,

·

the Closing Date for the Offered Certificates occurs on April 17, 2006 and the Offered Certificates were sold to investors on such date,

·

distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in May 2006, in accordance with the allocation of Available Funds set forth above under “Description of the Certificates—Allocation of Available Funds,”

·

the prepayment rates are those indicated in the “Prepayment Scenarios” table below,

·

the Sponsor is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned “Weighted Average Life to Optional Termination (in years)” in the tables below,

·

scheduled payments for all Mortgage Loans are received on the first day of each month commencing in May 2006, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans (and taking into account the interest only period),

·

all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest,

·

such prepayments are received on the last day of each month commencing in the month of the Closing Date,

·

one-month LIBOR is at all times equal to 4.809%,

·

six-month LIBOR is at all times equal to 5.069%,

·

the Loan Rate for each adjustable-rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Loan Rates and Maximum Loan Rates),

·

the LPA Fee Rate is equal to 0.0150% per annum of the outstanding Principal Balance of each Mortgage Loan,

·

Before distributions are made on the Certificates, the Servicer will be paid a monthly fee calculated at a per annum rate equal to 0.30% through February 2007, 0.40% from March 2007 through October 2008 and 0.65% thereafter on the total principal balance of the mortgage loans, and

·

the Original Principal Balance of the Class P Certificates is equal to zero.

Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

Based on the foregoing assumptions, the following table entitled “Percent of Original Certificate Principal Balance Outstanding” indicates the percentages of the Original Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various Prepayment Scenarios and the corresponding weighted average lives.

Prepayment Scenarios*

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Fixed-Rate PPC	0%	50%	85%	115%	150%	175%	200%
Adjustable-Rate PPC	0%	50%	85%	100%	150%	175%	200%

_______________________

*

Subject to a maximum of 90% CPR only for Adjustable Rate Mortgage Loans.

Assumed Mortgage Loan Characteristics

Subgroup 1

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
Fixed-Rate – 15 Year	206,853.68	8.880	180	176	176	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	286,203.33	8.835	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	34,874.30	9.893	180	176	176	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	451,222.05	8.064	240	236	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	18,917.20	11.550	240	236	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	6,370,028.26	8.511	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	3,581,124.82	7.582	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	67,439.39	9.950	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	18,333,869.35	7.743	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	2,870,084.35	11.431	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	1,112,264.24	11.346	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	684,512.57	10.895	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
Fixed – Balloon 40/30	1,020,925.90	7.735	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed – Balloon 40/30	2,137,218.12	6.782	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed – Balloon 40/30	5,596,464.43	7.161	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
15/15 ARM*	16,165.63	10.275	360	355	355	7.275	10.275	16.275	3.000	1.000	175	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
15/30 ARM* - 5 Yr IO	162,500.00	7.750	300	300	356	5.350	7.750	13.750	3.000	1.000	176	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/13 ARM*	51,584.64	9.000	180	177	177	6.500	9.000	15.000	3.000	1.000	21	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM*	44,121,876.32	8.716	360	357	357	6.509	8.716	14.662	2.983	1.001	21	N/A
2/28 ARM*	6,350,136.55	7.952	360	357	357	6.417	7.952	13.962	3.000	1.000	21	N/A
2/28 ARM*	68,172,605.92	8.623	360	357	357	6.615	8.623	14.604	2.993	1.000	21	N/A
2/28 ARM*	707,430.39	9.021	360	357	357	7.039	9.021	15.021	3.000	1.000	21	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM* - 5 Yr IO	3,741,217.28	7.215	300	300	356	5.730	7.215	13.215	3.000	1.000	20	60
2/28 ARM* - 5 Yr IO	1,715,896.85	7.922	300	300	357	6.126	7.922	13.922	3.000	1.000	21	60
2/28 ARM* - 5 Yr IO	13,886,600.68	7.112	300	300	357	5.602	7.112	13.112	2.986	1.000	21	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM - 40 Yr AM*	12,184,552.68	8.171	480	477	357	6.390	8.171	13.661	3.000	1.000	21	N/A
2/28 ARM - 40 Yr AM*	3,581,989.48	7.889	480	477	357	6.382	7.889	13.889	3.000	1.000	21	N/A
2/28 ARM - 40 Yr AM*	27,993,356.86	7.629	480	477	357	6.178	7.629	13.384	2.993	1.000	21	N/A
2/28 ARM - 40 Yr AM*	645,067.70	7.078	480	476	356	6.026	7.078	13.078	3.000	1.000	20	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM*	1,374,101.99	9.054	360	357	357	6.547	9.054	15.054	2.879	1.000	33	N/A
3/27 ARM*	1,565,129.85	8.510	360	357	357	6.252	8.510	14.510	3.000	1.000	33	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM - 40 Yr AM*	103,083.00	7.050	480	477	357	5.640	7.050	13.050	3.000	1.000	33	N/A
3/27 ARM - 40 Yr AM*	668,617.84	7.025	480	476	356	5.629	7.025	13.025	3.000	1.000	32	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
5/25 ARM*	758,265.57	8.202	360	356	356	6.558	8.202	14.202	3.000	1.000	56	N/A
5/25 ARM*	1,005,758.80	7.779	360	357	357	6.100	7.779	12.863	3.000	1.000	57	N/A
5/25 ARM*	198,536.07	7.300	360	357	357	6.230	7.300	13.300	3.000	1.000	57	N/A
5/25 ARM*	158,596.72	7.540	360	357	357	6.370	7.540	13.540	3.000	1.000	57	N/A
5/25 ARM*	4,108,596.64	7.777	360	357	357	6.254	7.777	13.777	2.880	1.000	57	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
5/25 ARM* - 5 Yr IO	136,467.10	7.190	300	300	357	5.715	7.190	13.190	3.000	1.000	57	60
5/25 ARM* - 5 Yr IO	2,961,381.50	6.668	300	300	356	5.308	6.668	12.668	3.000	1.000	56	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
5/25 ARM - 40 Yr AM*	902,656.80	8.694	480	477	357	6.537	8.694	14.694	3.000	1.000	57	N/A
5/25 ARM - 40 Yr AM*	1,562,267.74	7.208	480	477	357	5.514	7.208	13.208	3.000	1.000	57	N/A
5/25 ARM - 40 Yr AM*	481,271.83	7.857	480	477	357	6.630	7.857	13.857	3.000	1.000	57	N/A
5/25 ARM - 40 Yr AM*	1,660,692.45	7.114	480	477	357	5.635	7.114	13.114	3.000	1.000	57	N/A

___________

*

These Mortgage Loans have Loan Rates that adjust based upon the six-month LIBOR index.

Subgroup 2

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
Fixed-Rate – 15 Year	74,139.64	8.940	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	51,892.31	10.700	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	590,374.47	7.762	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	49,776.58	9.100	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	83,973.21	8.800	240	236	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	5,180,332.59	8.362	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	4,805,422.42	7.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	133,864.07	6.990	360	353	353	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	13,458,301.66	7.755	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	1,135,591.99	11.557	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	383,621.60	11.887	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	204,268.65	10.670	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year - IO	200,000.00	8.150	300	300	357	N/A	N/A	N/A	N/A	N/A	N/A	60
Fixed-Rate – 30 Year - IO	390,000.00	6.950	300	300	356	N/A	N/A	N/A	N/A	N/A	N/A	60
Fixed-Rate – 30 Year - IO	3,588,113.45	6.617	300	300	356	N/A	N/A	N/A	N/A	N/A	N/A	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
Fixed – Balloon 40/30	245,131.94	8.017	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed – Balloon 40/30	1,592,466.35	7.643	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed – Balloon 40/30	368,549.15	6.794	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed – Balloon 40/30	158,545.22	8.925	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed – Balloon 40/30	5,286,311.89	7.260	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
15/15 ARM*	52,933.49	10.300	360	357	357	8.000	10.300	16.300	3.000	1.000	177	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/13 ARM*	125,084.55	10.050	180	177	177	7.700	10.050	16.050	3.000	1.000	21	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM*	41,953,652.78	8.942	360	357	357	6.685	8.940	14.892	2.983	1.000	21	N/A
2/28 ARM*	7,490,256.60	8.495	360	356	356	6.705	8.434	14.495	3.000	1.000	20	N/A
2/28 ARM*	67,060,169.13	8.899	360	357	357	6.864	8.899	14.886	2.987	1.004	21	N/A
2/28 ARM*	395,717.06	9.301	360	357	357	7.343	9.301	15.301	3.000	1.000	21	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM* - 5 Yr IO	9,508,999.98	7.809	300	300	357	6.084	7.809	13.809	3.000	1.000	21	60
2/28 ARM* - 5 Yr IO	1,845,747.98	7.589	300	300	356	6.545	7.589	13.589	3.000	1.000	20	60
2/28 ARM* - 5 Yr IO	19,076,684.35	7.549	300	300	357	6.093	7.551	13.551	2.990	1.000	21	60
2/28 ARM* - 5 Yr IO	545,189.51	6.746	300	300	356	5.714	6.746	12.746	3.000	1.000	20	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM - 40 Yr AM*	9,546,558.87	8.289	480	477	357	6.429	8.289	13.854	3.000	1.000	21	N/A
2/28 ARM - 40 Yr AM*	4,560,209.80	7.397	480	477	357	5.899	7.397	12.433	3.000	1.000	21	N/A
2/28 ARM - 40 Yr AM*	23,548,827.73	7.763	480	477	357	6.149	7.763	13.381	3.000	1.000	21	N/A
2/28 ARM - 40 Yr AM*	287,924.36	7.069	480	477	357	6.586	7.069	13.069	3.000	1.000	21	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM*	542,028.88	8.620	360	357	357	6.884	8.620	14.620	3.000	1.000	33	N/A
3/27 ARM*	1,593,427.79	7.480	360	357	357	5.660	7.480	13.480	3.000	1.000	33	N/A
3/27 ARM*	149,695.92	8.300	360	357	357	6.400	8.300	14.300	3.000	1.000	33	N/A
3/27 ARM*	1,899,514.63	8.914	360	356	356	6.815	8.914	14.914	3.000	1.000	32	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM* - 5 Yr IO	407,250.00	6.850	300	300	357	5.365	6.850	12.850	3.000	1.000	33	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM - 40 Yr AM*	325,609.76	8.550	480	477	357	6.900	8.550	14.550	3.000	1.000	33	N/A
3/27 ARM - 40 Yr AM*	56,870.23	8.250	480	476	356	6.450	8.250	14.250	3.000	1.000	32	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
5/25 ARM*	915,353.02	8.868	360	357	357	6.713	8.868	14.868	3.000	1.000	57	N/A
5/25 ARM*	338,201.84	7.250	360	357	357	6.530	7.250	13.250	3.000	1.000	57	N/A
5/25 ARM*	2,021,332.56	7.359	360	357	357	5.773	7.359	13.264	3.000	1.000	57	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
5/25 ARM* - 5 Yr IO	102,000.00	8.350	300	300	357	5.850	8.350	14.350	3.000	1.000	57	60
5/25 ARM* - 5 Yr IO	342,500.00	7.075	300	300	357	5.200	7.075	13.075	3.000	1.000	57	60
5/25 ARM* - 5 Yr IO	2,505,918.97	6.916	300	300	356	5.649	6.916	12.916	2.850	1.000	56	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
5/25 ARM - 40 Yr AM*	238,324.16	8.550	480	477	357	6.800	8.550	14.550	3.000	1.000	57	N/A
5/25 ARM - 40 Yr AM*	464,299.39	6.650	480	477	357	5.250	6.650	12.650	3.000	1.000	57	N/A
5/25 ARM - 40 Yr AM*	525,504.21	7.725	480	477	357	6.819	7.725	13.725	3.000	1.000	57	N/A
5/25 ARM - 40 Yr AM*	812,805.30	6.787	480	477	357	5.429	6.787	12.787	3.000	1.000	57	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
6 Month ARM - 40 Yr AM*	132,780.82	6.750	480	476	356	5.800	6.750	12.750	1.000	1.000	2	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
30 ARM *	90,773.70	9.890	360	357	357	7.000	9.890	15.890	1.000	1.000	3	N/A

_____________________

*

These Mortgage Loans have Loan Rates that adjust based upon the six-month LIBOR index.

Subgroup 3

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
Fixed-Rate – 15 Year	137,164.63	9.450	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	214,033.19	7.514	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	245,769.43	11.034	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	17,749.67	11.650	180	176	176	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	424,709.15	8.400	240	236	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	270,016.66	7.500	240	236	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	398,592.64	11.409	240	236	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	49,844.79	11.900	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	134,281.38	10.057	240	236	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	86,198.49	11.650	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	5,614,647.37	8.195	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	5,925,320.31	7.754	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	30,366,026.88	6.908	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	17,814,672.68	11.154	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	536,309.82	10.777	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	12,045,368.33	10.924	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	3,260,238.81	10.927	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year - IO	523,789.57	5.375	300	300	355	N/A	N/A	N/A	N/A	N/A	N/A	60
Fixed-Rate – 30 Year – IO	730,800.00	7.251	300	300	357	N/A	N/A	N/A	N/A	N/A	N/A	60
Fixed-Rate – 30 Year - IO	7,028,304.41	6.209	300	300	356	N/A	N/A	N/A	N/A	N/A	N/A	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
Fixed – Balloon 40/30	1,290,832.22	8.137	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed – Balloon 40/30	2,387,334.38	7.287	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed – Balloon 40/30	204,271.50	9.090	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed – Balloon 40/30	11,409,202.21	7.195	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
15/15 ARM*	135,806.91	11.485	360	354	354	8.481	11.485	17.485	3.000	1.000	174	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM*	53,673,628.97	8.359	360	357	357	6.478	8.356	14.359	3.000	1.000	21	N/A
2/28 ARM*	16,173,611.87	7.743	360	357	357	6.257	7.721	13.743	3.000	1.000	21	N/A
2/28 ARM*	87,843,328.27	8.287	360	357	357	6.454	8.271	14.268	2.990	1.005	21	N/A
2/28 ARM*	454,227.66	10.233	360	356	356	6.793	10.233	16.233	3.000	1.000	20	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM* - 5 Yr IO	18,296,120.87	8.093	300	300	357	6.206	8.037	14.093	3.000	1.000	21	60
2/28 ARM* - 5 Yr IO	7,925,212.02	7.272	300	300	356	5.876	7.244	13.272	3.000	1.000	20	60
2/28 ARM* - 5 Yr IO	58,041,625.62	7.240	300	300	356	5.702	7.240	13.228	2.981	1.004	20	60
2/28 ARM* - 5 Yr IO	840,000.00	6.900	300	300	357	5.817	6.900	12.900	3.000	1.000	21	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM - 40 Yr AM*	24,586,913.28	7.989	480	477	357	6.249	7.989	13.481	3.000	1.000	21	N/A
2/28 ARM - 40 Yr AM*	12,264,795.87	7.365	480	477	357	5.853	7.365	13.229	3.000	1.000	21	N/A
2/28 ARM - 40 Yr AM*	67,179,789.70	7.440	480	477	357	5.945	7.440	13.193	2.991	1.000	21	N/A
2/28 ARM - 40 Yr AM*	227,130.43	6.450	480	477	357	5.580	6.450	12.450	3.000	1.000	21	N/A
2/28 ARM - 40 Yr AM*	711,165.88	8.664	480	477	357	6.740	8.664	13.547	3.000	1.000	21	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM*	1,508,876.26	7.797	360	356	356	6.341	7.797	14.233	3.000	1.000	32	N/A
3/27 ARM*	1,471,876.71	7.681	360	357	357	6.176	7.681	13.681	3.000	1.000	33	N/A
3/27 ARM*	87,797.98	9.250	360	357	357	6.600	9.250	15.250	3.000	1.000	33	N/A
3/27 ARM*	1,285,398.71	8.858	360	357	357	6.743	8.858	14.858	3.000	1.000	33	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM* - 5 Yr IO	325,000.00	8.400	300	300	357	6.750	8.400	14.400	3.000	1.000	33	60
3/27 ARM* - 5 Yr IO	1,984,250.00	7.562	300	300	357	5.881	7.562	13.562	3.000	1.000	33	60
3/27 ARM* - 5 Yr IO	1,206,017.99	6.669	300	300	356	5.645	6.669	12.669	3.000	1.000	32	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM - 40 Yr AM*	1,275,632.98	7.328	480	477	357	5.865	7.328	13.328	3.000	1.000	33	N/A
3/27 ARM - 40 Yr AM*	944,566.91	7.265	480	476	356	5.828	7.265	13.265	3.000	1.000	32	N/A
3/27 ARM - 40 Yr AM*	371,502.82	7.797	480	477	357	5.781	7.797	13.797	3.000	1.000	33	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
5/25 ARM*	1,790,069.39	8.090	360	357	357	6.020	8.090	14.090	3.000	1.000	57	N/A
5/25 ARM*	976,950.33	7.654	360	357	357	5.865	7.654	13.654	3.000	1.000	57	N/A
5/25 ARM*	59,167.27	9.800	360	357	357	7.850	9.800	15.800	3.000	1.000	57	N/A
5/25 ARM*	2,128,878.37	7.543	360	357	357	6.081	7.543	13.226	3.000	1.000	57	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
5/25 ARM* - 5 Yr IO	1,109,000.00	7.232	300	300	356	5.583	7.232	13.232	3.000	1.000	56	60
5/25 ARM* - 5 Yr IO	1,305,949.02	6.913	300	300	357	5.253	6.913	12.913	3.000	1.000	57	60
5/25 ARM* - 5 Yr IO	9,041,685.16	6.739	300	300	356	5.287	6.739	12.739	3.000	1.000	56	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
5/25 ARM - 40 Yr AM*	1,388,723.78	7.970	480	477	357	6.559	7.970	13.970	3.000	1.000	57	N/A
5/25 ARM - 40 Yr AM*	1,442,488.25	7.678	480	477	357	5.970	7.678	13.678	3.000	1.000	57	N/A
5/25 ARM - 40 Yr AM*	490,413.01	6.860	480	477	357	5.380	6.860	12.860	3.000	1.000	57	N/A
5/25 ARM - 40 Yr AM*	167,818.70	7.225	480	477	357	5.968	7.225	13.225	3.000	1.000	57	N/A
5/25 ARM - 40 Yr AM*	4,367,332.37	6.874	480	477	357	5.474	6.874	12.874	3.000	1.000	57	N/A

___________

*

These Mortgage Loans have Loan Rates that adjust based upon the six-month LIBOR index.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A1 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	99	86	77	73	60	53	46
April 25, 2008	98	67	48	39	15	5	0
April 25, 2009	98	51	26	16	0	0	0
April 25, 2010	97	38	22	16	0	0	0
April 25, 2011	96	31	16	11	0	0	0
April 25, 2012	95	26	12	8	0	0	0
April 25, 2013	94	22	9	5	0	0	0
April 25, 2014	93	18	7	4	0	0	0
April 25, 2015	92	15	5	2	0	0	0
April 25, 2016	91	13	4	2	0	0	0
April 25, 2017	89	11	3	1	0	0	0
April 25, 2018	87	9	2	1	0	0	0
April 25, 2019	86	7	1	*	0	0	0
April 25, 2020	83	6	1	*	0	0	0
April 25, 2021	81	5	1	0	0	0	0
April 25, 2022	79	4	1	0	0	0	0
April 25, 2023	76	3	*	0	0	0	0
April 25, 2024	73	3	0	0	0	0	0
April 25, 2025	69	2	0	0	0	0	0
April 25, 2026	65	2	0	0	0	0	0
April 25, 2027	61	2	0	0	0	0	0
April 25, 2028	56	1	0	0	0	0	0
April 25, 2029	50	1	0	0	0	0	0
April 25, 2030	44	1	0	0	0	0	0
April 25, 2031	38	*	0	0	0	0	0
April 25, 2032	33	*	0	0	0	0	0
April 25, 2033	28	0	0	0	0	0	0
April 25, 2034	23	0	0	0	0	0	0
April 25, 2035	16	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	21.50	4.83	2.93	2.36	1.32	1.17	1.06
Weighted Average Life to Optional Termination (in years)(2)(3)	21.50	4.51	2.70	2.19	1.32	1.17	1.06

_______________________

*

Greater than zero but less than 0.5%.

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A2 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	99	86	77	73	60	53	46
April 25, 2008	99	67	47	38	14	4	0
April 25, 2009	98	51	26	16	0	0	0
April 25, 2010	97	38	22	16	0	0	0
April 25, 2011	97	31	16	11	0	0	0
April 25, 2012	96	26	12	7	0	0	0
April 25, 2013	95	22	8	5	0	0	0
April 25, 2014	94	18	6	3	0	0	0
April 25, 2015	92	15	5	2	0	0	0
April 25, 2016	91	12	3	1	0	0	0
April 25, 2017	89	10	2	1	0	0	0
April 25, 2018	88	9	2	1	0	0	0
April 25, 2019	86	7	1	*	0	0	0
April 25, 2020	84	6	1	0	0	0	0
April 25, 2021	81	5	1	0	0	0	0
April 25, 2022	79	4	*	0	0	0	0
April 25, 2023	76	3	*	0	0	0	0
April 25, 2024	72	3	0	0	0	0	0
April 25, 2025	69	2	0	0	0	0	0
April 25, 2026	65	2	0	0	0	0	0
April 25, 2027	60	1	0	0	0	0	0
April 25, 2028	55	1	0	0	0	0	0
April 25, 2029	50	1	0	0	0	0	0
April 25, 2030	43	1	0	0	0	0	0
April 25, 2031	36	*	0	0	0	0	0
April 25, 2032	31	0	0	0	0	0	0
April 25, 2033	26	0	0	0	0	0	0
April 25, 2034	21	0	0	0	0	0	0
April 25, 2035	14	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	21.40	4.78	2.88	2.33	1.31	1.16	1.05
Weighted Average Life to Optional Termination (in years)(2)(3)	21.40	4.48	2.68	2.18	1.31	1.16	1.05

_______________________

*

Greater than zero but less than 0.5%.

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A3 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	99	73	54	45	20	6	0
April 25, 2008	97	35	0	0	0	0	0
April 25, 2009	96	4	0	0	0	0	0
April 25, 2010	95	0	0	0	0	0	0
April 25, 2011	94	0	0	0	0	0	0
April 25, 2012	92	0	0	0	0	0	0
April 25, 2013	90	0	0	0	0	0	0
April 25, 2014	88	0	0	0	0	0	0
April 25, 2015	85	0	0	0	0	0	0
April 25, 2016	82	0	0	0	0	0	0
April 25, 2017	79	0	0	0	0	0	0
April 25, 2018	76	0	0	0	0	0	0
April 25, 2019	72	0	0	0	0	0	0
April 25, 2020	68	0	0	0	0	0	0
April 25, 2021	63	0	0	0	0	0	0
April 25, 2022	58	0	0	0	0	0	0
April 25, 2023	52	0	0	0	0	0	0
April 25, 2024	46	0	0	0	0	0	0
April 25, 2025	39	0	0	0	0	0	0
April 25, 2026	31	0	0	0	0	0	0
April 25, 2027	23	0	0	0	0	0	0
April 25, 2028	13	0	0	0	0	0	0
April 25, 2029	2	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	15.97	1.70	1.15	1.00	0.73	0.65	0.59
Weighted Average Life to Optional Termination (in years)(2)(3)	15.97	1.70	1.15	1.00	0.73	0.65	0.59

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A4 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	91
April 25, 2008	100	100	96	75	20	0	0
April 25, 2009	100	100	48	24	0	0	0
April 25, 2010	100	75	38	24	0	0	0
April 25, 2011	100	59	24	12	0	0	0
April 25, 2012	100	47	14	4	0	0	0
April 25, 2013	100	37	7	0	0	0	0
April 25, 2014	100	29	1	0	0	0	0
April 25, 2015	100	22	0	0	0	0	0
April 25, 2016	100	16	0	0	0	0	0
April 25, 2017	100	11	0	0	0	0	0
April 25, 2018	100	7	0	0	0	0	0
April 25, 2019	100	3	0	0	0	0	0
April 25, 2020	100	*	0	0	0	0	0
April 25, 2021	100	0	0	0	0	0	0
April 25, 2022	100	0	0	0	0	0	0
April 25, 2023	100	0	0	0	0	0	0
April 25, 2024	100	0	0	0	0	0	0
April 25, 2025	100	0	0	0	0	0	0
April 25, 2026	100	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0
April 25, 2030	89	0	0	0	0	0	0
April 25, 2031	74	0	0	0	0	0	0
April 25, 2032	63	0	0	0	0	0	0
April 25, 2033	52	0	0	0	0	0	0
April 25, 2034	40	0	0	0	0	0	0
April 25, 2035	26	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	27.03	6.64	3.84	3.00	1.83	1.63	1.46
Weighted Average Life to Optional Termination (in years)(2)(3)	27.03	6.63	3.83	3.00	1.83	1.63	1.46

_______________________

 *

Greater than zero but less than 0.5%.

 (1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A5 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	84	0
April 25, 2009	100	100	100	100	0	0	0
April 25, 2010	100	100	100	100	0	0	0
April 25, 2011	100	100	100	100	0	0	0
April 25, 2012	100	100	100	100	0	0	0
April 25, 2013	100	100	100	86	0	0	0
April 25, 2014	100	100	100	60	0	0	0
April 25, 2015	100	100	82	43	0	0	0
April 25, 2016	100	100	63	31	0	0	0
April 25, 2017	100	100	48	22	0	0	0
April 25, 2018	100	100	38	17	0	0	0
April 25, 2019	100	100	29	10	0	0	0
April 25, 2020	100	100	23	4	0	0	0
April 25, 2021	100	86	19	0	0	0	0
April 25, 2022	100	72	14	0	0	0	0
April 25, 2023	100	61	9	0	0	0	0
April 25, 2024	100	51	4	0	0	0	0
April 25, 2025	100	43	0	0	0	0	0
April 25, 2026	100	36	0	0	0	0	0
April 25, 2027	100	30	0	0	0	0	0
April 25, 2028	100	25	0	0	0	0	0
April 25, 2029	100	21	0	0	0	0	0
April 25, 2030	100	17	0	0	0	0	0
April 25, 2031	100	12	0	0	0	0	0
April 25, 2032	100	7	0	0	0	0	0
April 25, 2033	100	1	0	0	0	0	0
April 25, 2034	100	0	0	0	0	0	0
April 25, 2035	100	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	29.77	19.19	11.84	9.30	2.54	2.12	1.99
Weighted Average Life to Optional Termination (in years)(2)(3)	29.77	13.36	7.77	6.27	2.54	2.12	1.99

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M1 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	91	58
April 25, 2010	100	100	51	35	72	34	12
April 25, 2011	100	83	30	13	31	6	0
April 25, 2012	100	65	15	0	8	0	0
April 25, 2013	100	50	4	0	0	0	0
April 25, 2014	100	37	0	0	0	0	0
April 25, 2015	100	27	0	0	0	0	0
April 25, 2016	100	18	0	0	0	0	0
April 25, 2017	100	11	0	0	0	0	0
April 25, 2018	100	4	0	0	0	0	0
April 25, 2019	100	0	0	0	0	0	0
April 25, 2020	100	0	0	0	0	0	0
April 25, 2021	100	0	0	0	0	0	0
April 25, 2022	100	0	0	0	0	0	0
April 25, 2023	100	0	0	0	0	0	0
April 25, 2024	100	0	0	0	0	0	0
April 25, 2025	100	0	0	0	0	0	0
April 25, 2026	100	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0
April 25, 2031	100	0	0	0	0	0	0
April 25, 2032	87	0	0	0	0	0	0
April 25, 2033	70	0	0	0	0	0	0
April 25, 2034	51	0	0	0	0	0	0
April 25, 2035	31	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	27.98	7.51	4.52	4.13	4.69	3.84	3.31
Weighted Average Life to Optional Termination (in years)(2)(3)	27.98	7.51	4.52	4.13	3.91	3.23	2.82

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M2 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	100	100	100	100	70
April 25, 2012	100	100	100	100	100	66	27
April 25, 2013	100	100	100	69	78	29	4
April 25, 2014	100	100	86	47	41	8	0
April 25, 2015	100	100	64	33	18	0	0
April 25, 2016	100	100	48	23	3	0	0
April 25, 2017	100	100	37	11	0	0	0
April 25, 2018	100	100	28	1	0	0	0
April 25, 2019	100	97	21	0	0	0	0
April 25, 2020	100	81	11	0	0	0	0
April 25, 2021	100	68	3	0	0	0	0
April 25, 2022	100	57	0	0	0	0	0
April 25, 2023	100	47	0	0	0	0	0
April 25, 2024	100	39	0	0	0	0	0
April 25, 2025	100	32	0	0	0	0	0
April 25, 2026	100	27	0	0	0	0	0
April 25, 2027	100	22	0	0	0	0	0
April 25, 2028	100	15	0	0	0	0	0
April 25, 2029	100	7	0	0	0	0	0
April 25, 2030	100	*	0	0	0	0	0
April 25, 2031	100	0	0	0	0	0	0
April 25, 2032	100	0	0	0	0	0	0
April 25, 2033	100	0	0	0	0	0	0
April 25, 2034	100	0	0	0	0	0	0
April 25, 2035	100	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	29.77	17.49	10.56	8.38	7.98	6.60	5.60
Weighted Average Life to Optional Termination (in years)(2)(3)	29.77	13.34	7.76	6.26	3.94	3.27	2.86

_______________________

*

Greater than zero but less than 0.5%.

 (1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M3 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	23	16
April 25, 2010	100	100	62	46	19	12	8
April 25, 2011	100	87	45	31	11	6	0
April 25, 2012	100	72	33	21	7	0	0
April 25, 2013	100	61	25	15	0	0	0
April 25, 2014	100	51	18	10	0	0	0
April 25, 2015	100	43	14	7	0	0	0
April 25, 2016	100	36	10	4	0	0	0
April 25, 2017	100	30	8	0	0	0	0
April 25, 2018	100	25	6	0	0	0	0
April 25, 2019	100	21	2	0	0	0	0
April 25, 2020	100	17	0	0	0	0	0
April 25, 2021	100	15	0	0	0	0	0
April 25, 2022	100	12	0	0	0	0	0
April 25, 2023	100	10	0	0	0	0	0
April 25, 2024	100	8	0	0	0	0	0
April 25, 2025	100	7	0	0	0	0	0
April 25, 2026	100	6	0	0	0	0	0
April 25, 2027	100	3	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0
April 25, 2031	100	0	0	0	0	0	0
April 25, 2032	90	0	0	0	0	0	0
April 25, 2033	77	0	0	0	0	0	0
April 25, 2034	62	0	0	0	0	0	0
April 25, 2035	46	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.37	9.59	5.73	4.86	3.91	3.20	2.79
Weighted Average Life to Optional Termination (in years)(2)(3)	28.37	8.76	5.18	4.45	3.62	2.96	2.60

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M4 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	23	16
April 25, 2010	100	100	62	46	19	12	8
April 25, 2011	100	87	45	31	11	6	0
April 25, 2012	100	72	33	21	7	0	0
April 25, 2013	100	61	25	15	0	0	0
April 25, 2014	100	51	18	10	0	0	0
April 25, 2015	100	43	14	7	0	0	0
April 25, 2016	100	36	10	0	0	0	0
April 25, 2017	100	30	8	0	0	0	0
April 25, 2018	100	25	6	0	0	0	0
April 25, 2019	100	21	0	0	0	0	0
April 25, 2020	100	17	0	0	0	0	0
April 25, 2021	100	15	0	0	0	0	0
April 25, 2022	100	12	0	0	0	0	0
April 25, 2023	100	10	0	0	0	0	0
April 25, 2024	100	8	0	0	0	0	0
April 25, 2025	100	7	0	0	0	0	0
April 25, 2026	100	4	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0
April 25, 2031	100	0	0	0	0	0	0
April 25, 2032	90	0	0	0	0	0	0
April 25, 2033	77	0	0	0	0	0	0
April 25, 2034	62	0	0	0	0	0	0
April 25, 2035	46	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.37	9.54	5.69	4.81	3.76	3.08	2.69
Weighted Average Life to Optional Termination (in years)(2)(3)	28.37	8.76	5.18	4.42	3.48	2.85	2.51

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M5 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	23	16
April 25, 2010	100	100	62	46	19	12	8
April 25, 2011	100	87	45	31	11	2	0
April 25, 2012	100	72	33	21	4	0	0
April 25, 2013	100	61	25	15	0	0	0
April 25, 2014	100	51	18	10	0	0	0
April 25, 2015	100	43	14	6	0	0	0
April 25, 2016	100	36	10	0	0	0	0
April 25, 2017	100	30	8	0	0	0	0
April 25, 2018	100	25	0	0	0	0	0
April 25, 2019	100	21	0	0	0	0	0
April 25, 2020	100	17	0	0	0	0	0
April 25, 2021	100	15	0	0	0	0	0
April 25, 2022	100	12	0	0	0	0	0
April 25, 2023	100	10	0	0	0	0	0
April 25, 2024	100	8	0	0	0	0	0
April 25, 2025	100	6	0	0	0	0	0
April 25, 2026	100	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0
April 25, 2031	100	0	0	0	0	0	0
April 25, 2032	90	0	0	0	0	0	0
April 25, 2033	77	0	0	0	0	0	0
April 25, 2034	62	0	0	0	0	0	0
April 25, 2035	46	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.37	9.49	5.65	4.75	3.63	2.97	2.61
Weighted Average Life to Optional Termination (in years)(2)(3)	28.37	8.76	5.18	4.39	3.38	2.77	2.45

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M6 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	69	23	16
April 25, 2010	100	100	62	46	19	12	1
April 25, 2011	100	87	45	31	11	0	0
April 25, 2012	100	72	33	21	0	0	0
April 25, 2013	100	61	25	15	0	0	0
April 25, 2014	100	51	18	10	0	0	0
April 25, 2015	100	43	14	0	0	0	0
April 25, 2016	100	36	10	0	0	0	0
April 25, 2017	100	30	3	0	0	0	0
April 25, 2018	100	25	0	0	0	0	0
April 25, 2019	100	21	0	0	0	0	0
April 25, 2020	100	17	0	0	0	0	0
April 25, 2021	100	15	0	0	0	0	0
April 25, 2022	100	12	0	0	0	0	0
April 25, 2023	100	10	0	0	0	0	0
April 25, 2024	100	6	0	0	0	0	0
April 25, 2025	100	0	0	0	0	0	0
April 25, 2026	100	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0
April 25, 2031	100	0	0	0	0	0	0
April 25, 2032	90	0	0	0	0	0	0
April 25, 2033	77	0	0	0	0	0	0
April 25, 2034	62	0	0	0	0	0	0
April 25, 2035	46	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.37	9.41	5.59	4.70	3.53	2.88	2.54
Weighted Average Life to Optional Termination (in years)(2)(3)	28.37	8.76	5.17	4.38	3.30	2.71	2.40

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M7 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	34	23	16
April 25, 2010	100	100	62	46	19	12	0
April 25, 2011	100	86	45	31	9	0	0
April 25, 2012	100	72	33	21	0	0	0
April 25, 2013	100	61	25	15	0	0	0
April 25, 2014	100	51	18	5	0	0	0
April 25, 2015	100	43	14	0	0	0	0
April 25, 2016	100	36	6	0	0	0	0
April 25, 2017	100	30	0	0	0	0	0
April 25, 2018	100	25	0	0	0	0	0
April 25, 2019	100	21	0	0	0	0	0
April 25, 2020	100	17	0	0	0	0	0
April 25, 2021	100	15	0	0	0	0	0
April 25, 2022	100	12	0	0	0	0	0
April 25, 2023	100	5	0	0	0	0	0
April 25, 2024	100	0	0	0	0	0	0
April 25, 2025	100	0	0	0	0	0	0
April 25, 2026	100	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0
April 25, 2031	100	0	0	0	0	0	0
April 25, 2032	90	0	0	0	0	0	0
April 25, 2033	77	0	0	0	0	0	0
April 25, 2034	62	0	0	0	0	0	0
April 25, 2035	46	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.37	9.29	5.50	4.62	3.42	2.80	2.48
Weighted Average Life to Optional Termination (in years)(2)(3)	28.37	8.76	5.16	4.36	3.24	2.66	2.37

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M8 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	34	23	16
April 25, 2010	100	100	62	46	19	0	0
April 25, 2011	100	86	45	31	0	0	0
April 25, 2012	100	72	33	21	0	0	0
April 25, 2013	100	61	25	15	0	0	0
April 25, 2014	100	51	18	0	0	0	0
April 25, 2015	100	43	13	0	0	0	0
April 25, 2016	100	36	0	0	0	0	0
April 25, 2017	100	30	0	0	0	0	0
April 25, 2018	100	25	0	0	0	0	0
April 25, 2019	100	21	0	0	0	0	0
April 25, 2020	100	17	0	0	0	0	0
April 25, 2021	100	15	0	0	0	0	0
April 25, 2022	100	3	0	0	0	0	0
April 25, 2023	100	0	0	0	0	0	0
April 25, 2024	100	0	0	0	0	0	0
April 25, 2025	100	0	0	0	0	0	0
April 25, 2026	100	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0
April 25, 2031	100	0	0	0	0	0	0
April 25, 2032	90	0	0	0	0	0	0
April 25, 2033	77	0	0	0	0	0	0
April 25, 2034	62	0	0	0	0	0	0
April 25, 2035	46	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.37	9.16	5.42	4.55	3.35	2.72	2.40
Weighted Average Life to Optional Termination (in years)(2)(3)	28.37	8.76	5.16	4.36	3.21	2.62	2.32

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M9 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	34	23	16
April 25, 2010	100	100	62	46	19	0	0
April 25, 2011	100	87	45	31	0	0	0
April 25, 2012	100	72	33	21	0	0	0
April 25, 2013	100	61	25	6	0	0	0
April 25, 2014	100	51	18	0	0	0	0
April 25, 2015	100	43	0	0	0	0	0
April 25, 2016	100	36	0	0	0	0	0
April 25, 2017	100	30	0	0	0	0	0
April 25, 2018	100	25	0	0	0	0	0
April 25, 2019	100	21	0	0	0	0	0
April 25, 2020	100	17	0	0	0	0	0
April 25, 2021	100	5	0	0	0	0	0
April 25, 2022	100	0	0	0	0	0	0
April 25, 2023	100	0	0	0	0	0	0
April 25, 2024	100	0	0	0	0	0	0
April 25, 2025	100	0	0	0	0	0	0
April 25, 2026	100	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0
April 25, 2031	100	0	0	0	0	0	0
April 25, 2032	90	0	0	0	0	0	0
April 25, 2033	77	0	0	0	0	0	0
April 25, 2034	62	0	0	0	0	0	0
April 25, 2035	46	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	28.37	9.04	5.34	4.48	3.26	2.68	2.37
Weighted Average Life to Optional Termination (in years)(2)(3)	28.37	8.76	5.16	4.35	3.16	2.61	2.31

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Yield Sensitivity of the Mezzanine Certificates

With respect to each Class of Mezzanine Certificates, if the Certificate Principal Balances of the Class or Classes of Mezzanine Certificates having a higher numerical designation have been reduced to zero, the yield to maturity on that Class of Mezzanine Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or overcollateralization) will be allocated to such Class of Mezzanine Certificates.  The initial undivided interests in the Trust evidenced by the Mezzanine Certificates are as follows:

Class	Percentage (approximate)
M1	7.30%
M2	2.00%
M3	1.70%
M4	1.60%
M5	1.45%
M6	1.40%
M7	1.20%
M8	0.70%
M9	0.50%
M10	1.00%
M11	0.80%

Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments.  In addition, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Mezzanine Certificates will no longer accrue interest and will not be reinstated thereafter unless Recoveries are received.  However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under “Description of the Certificates —Overcollateralization Provisions” in this free writing prospectus.

Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates and the Mezzanine Certificates.  As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such Mezzanine Certificates have a greater risk of suffering a loss on their investments.  Further, because a Trigger Event may occur as a result of delinquencies and not losses on the Mortgage Loans, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool.

FEDERAL INCOME TAX CONSEQUENCES

Multiple elections will be made to treat designated portions of the Trust as real estate mortgage investment conduits (“REMICs”) for federal income tax purposes.  Upon the issuance of the Offered Certificates, McKee Nelson llp, special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC for which the Trustee files a REMIC election will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the “Code”).  The Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in a REMIC.

For federal income tax information reporting purposes, the Trustee will treat each holder of an Offered Certificate (i) as holding an undivided interest in a REMIC regular interest (the “REMIC regular interest component“) and (ii) as having entered into a limited recourse notional principal contract (the “Cap Contract”).  For this purpose, the REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificates to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from the Net Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the Net WAC Rates of each Subgroup, weighted in proportion to the outstanding Principal Balance of the Mortgage Loans in each Subgroup and determined by limiting the product of the applicable Swap Notional Amount and the applicable factor to the outstanding Principal Balance of all the Mortgage Loans.  As a result of the foregoing, the amount of the distributions on the REMIC regular interest corresponding to a Class of Offered Certificates may exceed the actual amount of distributions on such Class of Certificates.

Any payment on an Offered Certificate in excess of the amount payable on its corresponding REMIC regular interest (an “Excess Payment Amount”) will be treated as paid pursuant to the Cap Contract.  Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract.  Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations—REMICs” in the accompanying prospectus, attached hereto as Appendix 1 to this free writing prospectus.  In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion below.  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for an Offered Certificate between its undivided interest in the REMIC regular interest component and its undivided interest in the Cap Contract in accordance with the relative fair market values of each property right. The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation.  For tax reporting purposes, the Trustee may treat the Cap Contract component as having more than a nominal value.  The Cap Contract component is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of such rights as of the Closing Date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest and the Cap Contract component as discrete property rights.  The Trustee intends to treat Excess Payment Amounts as payments under a “notional principal contract,” as defined in the notional principal contracts regulations (the “Notional Principal Contract Regulations”).

If a holder of an Offered Certificate is an individual, amortization of the price paid for the right to receive Excess Payment Amounts may be treated as a miscellaneous itemized deduction.  In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual’s adjusted gross income.  Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income.  Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate.  As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the foregoing limitations.

Upon the sale of an Offered Certificate, the amount of the sale price allocated to the selling certificateholder’s right to receive Excess Payment Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations.  A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive Excess Payment Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive Excess Payment Amounts.

Gain or loss realized upon the termination of the right to receive Excess Payment Amounts will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Potential Alternative Treatment of Excess Payment Amounts

The right to receive Excess Payment Amounts may be treated as a partnership between the holders of the Offered Certificates and the holders of the Class X Certificates, in which case a holder of an Offered Certificate will be subject to potentially different timing of income and a foreign holder of an Offered Certificate may be subject to withholding in respect of any Excess Payment Amounts.  Also, Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, a holder of an Offered Certificate will be unable to use the integration method provided for under such regulations with respect to that certificate.

Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price and the timing, character and source of income and deductions resulting from the ownership of such certificates.

Treatment of Offered Certificates as Real Estate Assets

With respect to the Offered Certificates, this paragraph is relevant to such certificates exclusive of the rights of the holders of such certificates to receive Excess Payment Amounts.  The Offered Certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) in the same proportion that the assets of the Trust would be so treated, and income on the Offered Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) in the same proportion that the income on the assets of the Trust would be so treated.  Because the Excess Payment Amount is treated as a separate right of the Offered Certificates not payable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received with respect to Excess Payment Amounts will not be qualifying real estate income for real estate investment trusts.  In addition, in light of the obligations represented by the Cap Contract, the Offered Certificates generally will not be suitable investments for a REMIC.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the accompanying prospectus, attached hereto as Appendix 1 to this free writing prospectus.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a “Plan”), or any other person investing plan assets of a Plan, including an insurance company, whether investing through its general or separate accounts, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.  The purchase or holding of the Offered Certificates by or on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under Credit Suisse Securities (USA) LLC’s Underwriter Exemption, as described under “ERISA Considerations—ERISA Considerations Relating to Certificates—Underwriter Exemption” in the accompanying prospectus, attached hereto as Appendix 1 to this free writing prospectus.  The Underwriter Exemption relevant to the Offered Certificates was granted by the Department of Labor as Prohibited Transaction Exemption (“PTE”) 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.  The Underwriter Exemption permits Offered Certificates, whether or not subordinated, to be purchased by Plans, provided such certificates are backed by fully-secured mortgage loans and are rated at least “BBB-” by S&P or Fitch or “Baa3” by Moody’s at the time of their acquisition.  The Underwriter Exemption, as amended, contains a number of other conditions which must be met for the exemption to apply as described in the accompanying prospectus, including the requirement that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter Exemption, which Certificate entitles the holder to receive payments under the Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter Exemption (other than the those within the control of the investors.) However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Swap Agreement and after the termination of the Swap Agreement satisfies the terms and conditions of the Underwriter Exemption. See “ERISA Considerations” in the accompanying prospectus. The rating of an Offered Certificate may change. If the rating of a Class of Offered Certificates declines below the lowest permitted rating, Certificates of that Class may no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased a Certificate of that Class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Underwriter Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter Exemption before the termination of the Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, any Offered Certificate whose rating by S&P, Fitch or Moody’s has fallen to below “BBB-” or “Baa3”, as applicable, could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Swap Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Seller and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended because certain of the Mortgage Loans are secured by second liens on the related Mortgage Property

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the accompanying prospectus, attached hereto as Appendix 1 to this free writing prospectus.

LEGAL MATTERS

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by McKee Nelson llp, New York, New York.

RATINGS

It is a condition to the issuance of the LIBOR Certificates that they be assigned ratings not lower than those indicated below by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings (“Fitch”) (collectively, the “Rating Agencies”):

Class of Certificates	S&P Rating	Moody’s Rating	Fitch Rating
Class A1 Certificates	AAA	Aaa	AAA
Class A2 Certificates	AAA	Aaa	AAA
Class A3 Certificates	AAA	Aaa	AAA
Class A4 Certificates	AAA	Aaa	AAA
Class A5 Certificates	AAA	Aaa	AAA
Class M1 Certificates	AA	Aa2	AA
Class M2 Certificates	AA-	Aa3	AA
Class M3 Certificates	AA-	A1	AA-
Class M4 Certificates	A+	A2	A+
Class M5 Certificates	A	A3	A
Class M6 Certificates	BBB+	Baa1	BBB+
Class M7 Certificates	BBB	Baa2	BBB
Class M8 Certificates	BBB-	Baa3	BBB-
Class M9 Certificates	BBB-	Ba1	BBB-
Class M10 Certificates	BB+	Ba2	BB+
Class M11 Certificates	BB	NR	BB

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates.  The ratings on the LIBOR Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, address the payment of the Net WAC Rate Carryover Amount or address the possibility that a holder of a LIBOR Certificate might realize a lower than anticipated yield.

The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the LIBOR Certificates.  However, there can be no assurance as to whether any other rating agency will rate the LIBOR Certificates, or, if it does, what rating would be assigned by any such other rating agency.  Any rating on the LIBOR Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the LIBOR Certificates by the Rating Agencies.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  In the event that the ratings initially assigned to any of the LIBOR Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such LIBOR Certificates.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee and the Issuing Entity.

AFFILIATIONS AND RELATED TRANSACTIONS

The Sponsor, the Depositor and Credit Suisse Securities (USA) LLC are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc.  Credit Suisse International is also an affiliate of the Sponsor, the Depositor and Credit Suisse Securities (USA) LLC.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor or Credit Suisse Securities (USA) LLC that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

INDEX OF DEFINED TERMS

30 days Delinquent	95
60 days Delinquent	95
90 days Delinquent	95
accredited investor	162
Accrual Period	90
Additional Termination Events	115
Adjustable-rate PPC	133
Adjustment Date	29
Advance	122
Allocated Realized Loss Amount	90
Analyst	125
Available Funds	100
Basic Principal Distribution Amount	91
beneficial owner	86
Book-Entry Certificates	86
Calculation Period	114
Cap Contract	160
Certificate Index	112
Certificate Margin	112
Certificate Owner	86
Certificate Principal Balance	91
Class A Certificates	85
Class A Principal Distribution Amount	91
Class M1/M2 Principal Distribution Amount	91
Class M3 Principal Distribution Amount	91
Class M4 Principal Distribution Amount	91
Class M5 Principal Distribution Amount	92
Class M6 Principal Distribution Amount	92
Class M7 Principal Distribution Amount	92
Class M8 Principal Distribution Amount	93
Class M9 Principal Distribution Amount	94
Class M10 Principal Distribution Amount	94
Class M11 Principal Distribution Amount	94
Clearstream	86
Clearstream International	88
Clearstream Participants	88
Closing Date	27
Code	160
Collection Account	121
Commission	132
Compensating Interest	129
Counterparty Payment	113
CPR	133
Credit Enhancement Percentage	95
CSi	83
Cut-off Date	27
Cut-off Date Pool Principal Balance	27
Cut-off Date Principal Balance	27
Definitive Certificate	86
Deleted Mortgage Loan	120
Delinquent	95
Distribution Account	121
Distribution Date	86
DLJMC	72
Documents	125
DTC	86
Due Date	27
Due Period	95
Early Termination Date	114
Euroclear	86
Euroclear Clearance System	88
Euroclear Operator	88
Euroclear Participants	88
European Depositaries	86
Events of Default	114, 126
Excess Payment Amount	160
Financial Intermediary	86
Fitch	164
Fixed-rate PPC	133
Formula Rate	112
FSA	83
FSMA	3
Global Securities	I-1
Gross Margin	29
H&R Block:	74
Index	71
Initial Periodic Rate Cap	29
Interest Only Mortgage Loans	29
Interest Remittance Amount	95
IRS	160
ISDA Master Agreement	113
LIBOR	118
LIBOR Business Day	118
LIBOR Certificates	85
LIBOR Determination Date	118
Liquidated Mortgage Loan	97
Loan Performance Advisor	83
Loan Rate	28
LPA Fee	129
LPA Fee Rate	129
LTV	29
Maximum Loan Rate	29
Maximum Rate	112
Mezzanine Certificates	85
Minimum Loan Rate	29
Monthly Interest Distributable Amount	95
Moody’s	164
Mortgage	28
Mortgage Loan Documents	119
Mortgage Loan Purchase Agreement	27
Mortgage Loan Schedule	119
Mortgage Loans	27
Mortgage Pool	27
Mortgaged Property	28
Net Counterparty Payment	114
Net Liquidation Proceeds	97
Net Monthly Excess Cashflow	96
Net Prepayment Interest Shortfall	130
Net Trust Swap Payment	114
Net WAC Rate	112
Net WAC Rate Carryover Amount	112
Net WAC Reserve Fund	113
Notional Principal Contract Regulations	160
Offered Certificates	85
Offered Mezzanine Certificates	85
Option One	27, 73
Optional Termination Date	128
Original Certificate Principal Balance	91
Originator	27
Overcollateralization Amount	96
Overcollateralization Deficiency Amount	96
Overcollateralization Increase Amount	96
Overcollateralization Release Amount	96
Overcollateralization Target Amount	96
Pass-Through Rate	110
Percentage Interest	96
Periodic Rate Cap	29
Physical Certificates	85
Plan	162
Pool Balance	27
Pooling Agreement	27
Prepayment Assumption	133
Prepayment Interest Shortfall	129
Prepayment Period	96
Prepayment Scenarios	133
Principal Balance	27
Principal Distribution Amount	96
Principal Remittance Amount	97
PTE	162
Purchase Price	120
Qualified Substitute Mortgage Loan	120
qualifying debt instrument	161
Rating Agencies	164
real estate assets	161
Realized Loss	97
Reconstitution Agreement	27
Record Date	86
Recovery	98
Reference Banks	118
Relevant Depositary	86
Relevant Implementation Date	3
Relevant Member State	3
Relief Act	21
Relief Act Interest Shortfalls	21
REMIC regular interest component	160
REMICs	159
Reserve Interest Rate	118
Residual Certificates	85
residual interests	160
Rules	87
S&P	164
Senior Certificates	85
Servicing Advance	123
Servicing Fee	129
Servicing Fee Rate	129
SFO	4
Sponsor	72
Stepdown Date	98
Structuring Assumptions	133
Subgroup 1	27
Subgroup 1 Interest Remittance Amount	98
Subgroup 1 Maximum Rate	110
Subgroup 1 Net Counterparty Payment	98
Subgroup 1 Net Trust Swap Payment	98
Subgroup 1 Net WAC Rate	110
Subgroup 1 Percentage	98
Subgroup 1 Principal Distribution Amount	98
Subgroup 1 Principal Remittance Amount	98
Subgroup 2	27
Subgroup 2 Interest Remittance Amount	98
Subgroup 2 Maximum Rate	110
Subgroup 2 Net Counterparty Payment	98
Subgroup 2 Net Trust Swap Payment	99
Subgroup 2 Net WAC Rate	111
Subgroup 2 Percentage	99
Subgroup 2 Principal Distribution Amount	99
Subgroup 2 Principal Remittance Amount	99
Subgroup 3	27
Subgroup 3 Interest Remittance Amount	99
Subgroup 3 Maximum Rate	111
Subgroup 3 Net Counterparty Payment	99
Subgroup 3 Net Trust Swap Payment	99
Subgroup 3 Net WAC Rate	111
Subgroup 3 Percentage	99
Subgroup 3 Principal Distribution Amount	99
Subgroup 3 Principal Remittance Amount	100
Subgroup Subordinate Amount	111
Subordinate Certificates	85
Subordinate Maximum Rate	111
Subordinate Net WAC Rate	112
Substitution Adjustment	120
Supervisor	125
Supplemental Interest Trust	113
Swap Agreement	113
Swap Counterparty	113
Swap Default	114
Swap Event of Default	114
Swap Payment Date	114
Swap Termination Date	113
Swap Termination Payment	116
System	125
Telerate Page 3750	118
Termination Events	114
termination payment	161
Termination Price	128
Terms and Conditions	89
Trigger Event	100
Trust	27
Trust Swap Payment	113
Trustee	124
U.S. Bank	124
U.S. Person	I-4
Unpaid Interest Shortfall Amount	100
USD-LIBOR-BBA	113

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND

TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no “lock-up” or restricted period.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account.  The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

a.

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System’s Customary procedures;

b.

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

c.

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons, either individuals or entities treated as corporations, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemptions for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification),

U.S. Federal Income Tax Reporting Procedure.  The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.  This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

SWAP AGREEMENT

Swap Payment Date	Lower Bound Notional Amount ($)	Upper Bound Notional Amount ($)	Factor
May 2006	9,509,086.21	9,509,086.21	100
June 2006	9,364,375.53	9,422,815.93	100
July 2006	9,192,177.26	9,324,894.15	100
August 2006	8,992,918.18	9,215,499.44	100
September 2006	8,767,259.44	9,094,854.15	100
October 2006	8,516,101.16	8,963,231.65	100
November 2006	8,240,587.83	8,820,990.39	100
December 2006	7,942,099.15	8,668,425.14	100
January 2007	7,622,263.27	8,505,929.14	100
February 2007	7,288,720.48	8,333,935.88	100
March 2007	6,969,590.42	8,152,924.37	100
April 2007	6,664,246.99	7,963,451.48	100
May 2007	6,372,091.48	7,766,002.86	100
June 2007	6,092,551.28	7,561,154.95	100
July 2007	5,824,292.21	7,348,521.58	100
August 2007	5,567,869.45	7,130,088.89	100
September 2007	5,323,041.08	6,909,048.31	100
October 2007	5,088,774.09	6,694,724.59	100
November 2007	4,864,610.40	6,486,913.45	100
December 2007	4,650,111.87	6,285,416.85	100
January 2008	4,444,859.48	6,090,042.77	100
February 2008	4,206,015.82	5,885,907.47	100
March 2008	3,711,297.56	5,575,805.39	100
April 2008	3,280,242.77	5,282,862.68	100
May 2008	2,904,348.22	5,006,090.75	100
June 2008	2,595,871.64	4,744,559.13	100
July 2008	2,450,857.42	4,497,392.02	100
August 2008	2,313,874.27	4,273,135.75	100
September 2008	2,184,479.44	4,133,420.04	100
October 2008	2,062,222.00	3,998,145.04	100
November 2008	1,946,695.07	3,867,168.86	100
December 2008	1,862,829.14	3,740,354.16	100
January 2009	1,698,485.50	3,330,062.87	100
February 2009	656,778.56	995,488.63	100
March 2009	632,063.52	955,989.26	100
April 2009	608,118.11	918,086.42	100
May 2009	582,819.30	881,704.83	100
June 2009	558,542.12	846,773.18	100
July 2009	535,242.78	813,223.90	100
August 2009	512,879.64	782,792.37	100
September 2009	491,412.85	756,780.26	100
October 2009	470,804.18	731,500.16	100
November 2009	451,017.30	706,931.31	100
December 2009	432,017.57	683,053.56	100
January 2010	409,255.97	644,743.35	100
February 2010	382,909.21	592,084.04	100
March 2010	366,884.93	571,674.86	100
April 2010	351,475.29	551,831.44	100
May 2010	336,655.68	532,538.03	100
June 2010	322,402.53	513,779.30	100
July 2010	308,693.27	495,540.38	100
August 2010	295,506.29	477,806.80	100
September 2010	282,820.88	460,564.50	100
October 2010	270,617.19	443,799.80	100
November 2010	258,876.21	427,499.43	100
December 2010	247,579.73	411,650.47	100
January 2011	236,709.06	396,238.22	100
February 2011	226,222.75	381,194.88	100
March 2011	216,133.67	366,579.21	100
April 2011	206,425.08	352,369.04	100

$935,462,000
(Approximate)

DLJ Mortgage Capital, Inc.

Sponsor and Seller

Asset Backed Securities Corporation

Depositor

Option One Mortgage Corporation

Servicer

Asset Backed Securities Corporation

Home Equity Loan Trust, Series OOMC 2006-HE3

Issuing Entity

Asset Backed Pass-Through Certificates, Series OOMC 2006-HE3

_______________________

FREE WRITING PROSPECTUS

_______________________

Credit Suisse

APPENDIX 1

ASSET-BACKED SECURITIES CORPORATION
PROSPECTUS, DATED FEBRUARY 3, 2006